     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE __, 2001
                                                        REGISTRATION NO.________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

    COMMONWEALTH INCOME & GROWTH FUND IV, A PENNSYLVANIA LIMITED PARTNERSHIP
        (Exact name of registrant as specified in governing instruments)

       PENNSYLVANIA                                         7394                           23-3080409
(State or other jurisdiction                     (Primary Standard Industrial           (I.R.S. Employer
of incorporation or organization)                 Classification Code Number)        Identification Number)

             1160 WEST SWEDESFORD ROAD, SUITE 340, BERWYN, PA 19312
                                 (610) 647-6800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       KIMBERLY A. SPRINGSTEEN, PRESIDENT
                      Commonwealth Capital Securities Corp.
                      1160 West Swedesford Road, Suite 340
                                Berwyn, PA 19312
                                 (610) 647-6800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Michael B. Pollack, Esq.
                                 Reed Smith LLP
                             2500 One Liberty Place
                             Philadelphia, PA 19103
                                 ---------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


Title Of Each Class Of              Amount To Be          Proposed Maximum              Proposed Maximum         Amount Of
Securities To Be Registered         Registered            Offering Price Per Unit       Aggregate Offering       Registration Fee
---------------------------         ------------          -----------------------       ------------------       ----------------
Limited Partnership Units              750,000                   $20.00                    $15,000,000              $3,750.00



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         Prospectus Dated June __, 2001

                                  COMMONWEALTH
                                 INCOME & GROWTH
                                     FUND IV

                               [GRAPHIC OMITTED]

              Up To 750,000 Units of Limited Partnership Interests

         COMMONWEALTH INCOME & GROWTH FUND IV:

         o        We are a Pennsylvania limited partnership.
         o We acquire computer peripheral equipment and other similar capital equipment, which is leased primarily to US corporations and institutions.
         o Our principal objective is to generate sufficient leasing revenues to enable us to make cash distributions to our limited partners.
         o We, together with selected securities brokers, will sell the units on a best efforts basis. The partnership is a Pennsylvania limited partnership formed to acquire various types of computer peripheral equipment and other similar capital equipment, which will be leased primarily to U.S.
         o        We will close the offering on June 15, 2003 or sooner.

                  o    Minimum Number of Units:                 50,000
                  o    Maximum Number of Units:                750,000
                  o    Offering Size:  (Minimum)           $ 1,000,000
                                       (Maximum)           $15,000,000
                  o    Price Per Unit:                     $     20.00
                  o    Net Proceeds (per unit):            $     18.20

THIS OFFERING INVOLVES SIGNIFICANT RISKS, INCLUDING:
                  o Investors will have limited voting rights and participation in management.
                  o     The general partner will have conflicts of interest.
                  o     Significant fees will be paid to the general partner.
                  o     There will be restrictions on the transfer of units.
                  o     A portion of distributions will be return of capital.
                  o     Our assets may depreciate in value.
                  o There are certain tax risks associated with this offering.

This Investment Involves Risks. See "RISK FACTORS", BEGINNING ON PAGE 4.

                                  Price to Public         Selling Commissions(1)          Proceeds to the partnership(2)
                                  ---------------         ----------------------          ------------------------------
         Per Share                  $         20              $         1.80                    $       18.20
         Total Minimum              $  1,000,000              $       90,000                    $     910,000
         Total Maximum              $ 15,000,000              $    1,350,000                    $  13,650,000

(1) The price to the public and the selling commissions will be reduced by volume discounts in the case of a purchase in excess of $250,000 by a single investor. However, the proceeds to the partnership will not be reduced by such discounts. See the "Plan of Distribution" section of this prospectus for a complete description of the amount and terms of such commissions.
(2) Before deducting an organization fee equal to three percent of the limited partners' capital contributions up to $10,000,000 and two percent of the limited partners' capital contributions thereafter to be paid by the partnership to the general partner ($30,000 if 50,000 units are sold and $400,000 if 750,000 units are sold). The general partner will pay all organizational and offering expenses other than underwriting commission.

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. THEY HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY
REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

                      Our Location and Telephone Number is:

                      COMMONWEALTH CAPITAL SECURITIES CORP.
                      1160 WEST SWEDESFORD ROAD, SUITE 340
                                BERWYN, PA 19312
                                 1-800-249-3700

                               PROSPECTUS SUMMARY

         The following is only a summary which highlights some information from this prospectus. It may not include all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. For short definitions of terms used, see the glossary at the end of this prospectus.

Our Company

         Commonwealth Income & Growth Fund IV is a Pennsylvania limited partnership that will own and lease computer peripheral equipment. Our office is at 1160 West Swedesford Road, Suite 340, Berwyn, PA. Our phone number is 1-800-249-3700. We refer to Commonwealth Income & Growth Fund IV as the partnership in this prospectus. Our business strategy is as follows:

         o We will use a substantial portion of the proceeds of the offering to acquire computer peripheral and other similar equipment, which will be leased to U.S. corporations and other institutions.
         o We will also use excess cash flow, sale proceeds and the proceeds of debt financing to purchase additional equipment from time to time throughout our operational phase. We expect that most of the equipment will be placed on operating leases (short term leases under which we will normally receive rental payments in an amount less than the purchase price of the equipment).
         o At the end of initial operating leases, we will either re-lease or sell equipment. Substantially all of the equipment will be manufactured by, or compatible with equipment manufactured by IBM. See "Risk Factors" and "Investment Objectives" and "Description of Leases."
         o We intend to purchase only equipment which will be leased at the same time we acquire the equipment.
         o We intend to dispose of all our assets in approximately 10 years from the termination of this offering.

General Partner

         Our general partner is Commonwealth Income & Growth Fund, Inc., located at 1160 West Swedesford Road, Berwyn, Pennsylvania 19312 (telephone number is 610-647-6800). The general partner is responsible for managing our affairs on a day-to-day basis. The general partner is also responsible for identifying and making investments on our behalf. Our general partner is owned by Commonwealth of Delaware, Inc., which is owned by Commonwealth Capital Corp., ("Com Cap Corp."). Affiliates (individuals or entities considered to be in control of, controlled by, or under common control with a specified person or entity) of our general partner have sponsored several prior equipment leasing programs. See "Conflicts of Interest" and "Table II -- Prior Performance Tables."

Risk Factors

         An investment in the partnership has many risks. The "Risk Factors" section of this prospectus contains a detailed discussion of the most important risks. Please refer to the "Risk Factors" section for a more detailed discussion of the risks summarized below:

         o There is currently no public trading market for the units, and there is no assurance that one will develop. An investment in units will be highly illiquid and it may be difficult for you to sell your units at the time and for the price you desire.

         o You will not have the opportunity to evaluate the terms of the investments made by the partnership

         o The general partner and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the general partner and affiliates will provide to us.
         o We may purchase computer equipment that may depreciate in value and/or become obsolete over time.
         o We will concentrate on acquiring computer peripheral equipment and other similar capital equipment and will not diversify the assets in which we invest beyond those classes of equipment.
         o We are a newly formed partnership and have no operating history.
         o Market and economic conditions that we cannot control will affect the value of our investments.
         o Certain of our investments may be financed with non-recourse debt. In connection with such borrowing, we will likely grant security interests in the financed property, which would put us at risk of losing that asset if we are unable to pay that debt.

Compensating our general partner and its affiliates.

         Our general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees and compensation from the offering of units and from our operations of the Partnership, regardless of profitability and, in some cases, prior to any distributions to you. Outlined below are the most significant items of compensation.

         o We will pay Commonwealth Capital Securities Corp., as the dealer manager, an underwriting commission of up to 9% of the capital contributions received in this offering, but only if at least $1,000,000 in units are sold. A portion of this commission may be re-allowed by the dealer manager to other Participating Brokers.
         o As compensation for organizing the partnership, we will pay the general partner an organizational fee equal to 3% of the first $10,000,000 of capital contributions and 2% of capital contributions in excess of $10,000,000.
         o As compensation for the negotiation of equipment acquisitions and related leases, we will pay the general partner an equipment acquisition fee of 4% of the purchase price of each item of equipment purchased.

         Other fees will be paid to the General Partner or its affiliates in connection with the reimbursement of expenses, debt placements with a term over twelve months, equipment management and equipment liquidation services. See "Compensation to the General Partner."

The Offering

Offering Size (maximum)......  $15,000,000
              (minimum)......  $ 1,000,000
Minimum Investments..........  Individuals - $2,500
                               IRA, Keogh and other qualified plans - $1,000
Suitability Standards........  Net worth of at least $45,000 and annual gross income of at least $45,000;
                               OR
                               Net worth of at least $150,000 (For this purpose, net worth excludes home, furnishings and personal automobiles).
                               Suitability standards may vary from state to
                               state. Please See the "Investor Suitability
                               Standards" section, which Begins on page 64.
Unit Price...................  $20.00

Holding Period of Units......  Units cannot be transferred without consent of the general partner, which may be withheld in order to limit the number of transfers to satisfy certain tax requirements.
                               Beginning 30 months after the completion of this offering, the general partner may, in its discretion, redeem a limited number of units upon request. Other transfer restrictions may apply.
Our General Partner..........  Commonwealth Income & Growth Fund Inc. will administer our day-to-day operations and select our computer peripheral investments.
Estimated Proceeds...........  If the maximum number of units are sold:
                                     88.3% - to acquire equipment
                                     11.7% - for commissions, fees and expenses
                               If the minimum number of units are sold:
                                     88.0% - to acquire equipment
                                     12.0% - for commissions, fees and expenses

We May Borrow Funds

         We may borrow a portion of the cost of the equipment which we purchase. Our total amount of indebtedness will be limited to 30% of the total cost of the equipment. We may not borrow to acquire equipment until the net proceeds of the offering are fully invested, or committed to investment, in equipment. There are no borrowing limits for any particular item of equipment. All of our borrowings will be non-recourse to us. Up to one percent of the amount of such indebtedness may be payable to the general partner as a debt placement fee.

Distributions Are Expected To Be Made Quarterly

         Distributions are expected to be made quarterly. There can be no assurance, however, as to the exact date on which distributions will begin or the amount of any distributions. In addition, if you purchase a minimum of 250 units ($5,000), you will have the option to choose, for a fee, to receive distributions, paid in arrears, on a monthly basis. In the future, the general partner, in its sole discretion, may elect to pay distributions to you on a quarterly basis. See "Distributions and Allocations."

Distributions May Be Automatically Reinvested in Additional Units During the Offering Period

         You may purchase additional units, if desired, by automatically reinvesting all or a portion of your cash distributions in units during the offering period. You may elect to reinvest your distributions by marking section 6 of your subscription agreement accordingly. Your election to reinvest distributions is entirely voluntary, and you may terminate automatic reinvestment at any time by notifying us in writing. Your share of the partnership's taxable income is still taxable to you, even though distributions have been reinvested. See "Distributions and Allocations -- Distribution Reinvestment"

Units May Not Be Sold On The Public Market

         You cannot sell your units on the public market. The general partner expects that no market will develop. The units will be transferable only with the general partner's approval. The general partner intends to permit transfers and redemptions of units of up to five percent of the total outstanding interests in Commonwealth Income & Growth Fund IV in any one year. In deciding whether a transfer can be made, the general partner will consider whether the transfer will have an adverse affect on our federal tax status as a partnership. See "Transferability of Units."

Units May Be Redeemed

         After a 30-month period immediately following the termination of the offering, we may redeem units that may be tendered each year, up to two percent of the outstanding units, subject to the general partner's approval. Request for redemption is completely voluntary. The purchase price for outstanding units will be equal to 105% of the amount you paid for the units, less the amount of cash distributions you have received relating to such units. The redemption price formula will not be calculated at the fair market value of a unit.
See "Transferability of Units"

The Partnership Will Terminate

         In the ninth year of operations, the general partner intends to begin liquidation of the partnership in an orderly fashion, unless it terminates earlier upon sale of all of the equipment. The term of our existence may be extended if the general partner believes that it would enable us to dispose of assets on terms more favorable than those it would otherwise be able to obtain. The partnership will not continue beyond December, 2013. See "Partnership Agreement Summary."

The Cost Of The Equipment Will Be Depreciated

         The equipment will be eligible for different methods and periods of depreciation depending on the type of equipment. See "United States Federal Income Tax Considerations."

                                  RISK FACTORS

         An investment in our partnership involves various risks, including those described below. You should consider the following risk factors together with all of the other information included in this prospectus before making a decision to invest in our units.

Our success depends on the quality of our management.

         o You will not be permitted to take part in the management of Commonwealth Income & Growth Fund IV. Our success, to a large extent, will depend on the quality of our management, particularly as it relates to equipment acquisition, releasing and disposition. The general partner is dependent on its key personnel; and has no life insurance policies on key personnel. In certain instances, the interests of Commonwealth Income & Growth Fund IV may conflict with those of the general partner or its affiliates. See "Conflicts of Interest," "Management," and "Investment Objectives and Policies."

You will have limited voting rights on matters affecting our business since you are not permitted to take part in the management of Commonwealth Income and Growth Fund IV.

         o For any matter submitted to the limited partners, the affirmative vote of the holders of at least a majority of the outstanding units is required for approval. See "Summary of the Partnership Agreement -- Voting Rights of Limited Partners."

We pay significant fees to the general partner and affiliates.

         o The general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees. Some fees will be paid irrespective of the amount of distributions paid and regardless of the success or profitability of the Commonwealth Income & Growth Fund IV's operations and investments. Such compensation and fees were established by the general partner and are not based on arm's-length negotiations. See "Compensation of General Partner and Affiliates."

Units of Commonwealth Income and Growth Fund IV are generally not transferable.

         o Prior to this offering, there has been no public market for the units, and the units cannot be pledged or transferred without the consent of the general partner. The general partner does not expect a public market for units to develop. The units should be purchased as a long-term investment only. The general partner intends to limit the number of transfers to no more than that number permitted by one of the safe harbors available under the tax laws and regulations to prevent the partnership from being taxed as a corporation.

         o Generally, these safe harbors require that all nonexempt transfers and redemptions of units in any calendar year not exceed two percent of the outstanding interests in the capital or profits of the partnership.

         o The general partner has sole discretion in deciding whether we will redeem units in the future. Consequently, investors in the partnership may not be able to liquidate their investments in the event of an emergency. Limited partners must be prepared to hold their units for the life of the partnership and may be able to resell their units, if at all, only at a discount to the offering price, which may be significant. See "Transferability of Units - Redemption Provision."

Computer equipment we purchase may depreciate in value and/or become obsolete as new technology is developed.

         o In the event of such an occurrence, the equipment we purchased may have little or no residual value. This will result in insufficient assets for us to distribute cash in a total amount equal to the invested capital of the limited partners over the term of our existence. Also, such an occurrence may reduce the value of the units.

         o Although currently we expect the partnership to acquire predominantly new equipment, the partnership may purchase used equipment. There is no limitation on the amount of used equipment which the partnership may acquire. The acquisitions of used equipment may increase the risk that such equipment will become obsolete so that it will have little or no residual value.

During the life of Commonwealth Income & Growth Fund IV, a portion of the distributions to Limited Partners will be a return of capital.

         As equipment values decrease over the term of our existence, a portion of each distribution may be considered a return of capital, rather than income.

We will concentrate on acquiring computer peripheral equipment and other similar capital equipment and will not diversify the assets in which we invest beyond those classes of equipment.

         o Adverse developments in the market for computer peripheral equipment will have a more significant adverse consequence to the partnership than if it had acquired a portfolio that included a greater variety of asset classes.

         o To the extent that this offering results in the sale of significantly less than the maximum number of units offered, the ability to diversify our risks will be reduced, and a default by any lessee would have a more significant adverse affect than if greater diversification had been achieved. The general partner currently expects that a substantial portion of our equipment will be compatible with equipment manufactured by IBM. Thus, adverse developments in the business or prospects of IBM may have a significantly greater impact on the partnership than if equipment compatible with that made by a more diverse group of manufacturers were acquired.

The ultimate cash return from an investment in units will depend, in part, upon the residual value of equipment at the termination of our leases.

         Residual value is the amount realized upon the sale or re-lease of equipment when the original lease has expired. The residual value of our equipment may decline if technological advancements make it obsolete or change market preferences. The residual value depends on, among other factors, the condition of the equipment, the cost of comparable new equipment, the technological obsolescence of the equipment and supply and demand for the equipment. See "Investment Objectives and Policies."

If we are unable to arrange promptly for the re-leasing or sale of the equipment when returned by a lessee, our revenue will be reduced.

         o While the creditworthiness of potential lessees will be reviewed, there can be no assurance that a default will not occur. A default may cause us to lose anticipated revenues and limit our ability to recover our investment in the equipment.

         o The default by a lessee under a lease may cause equipment to be returned to us at a time when the general partner or its agents may be unable to arrange promptly for the re-leasing or sale of the equipment.

         o If any indebtedness is secured by the returned equipment, its return will hinder our ability to make scheduled debt payments with respect to such equipment. In such case, the lender may foreclose on and acquire ownership of the returned equipment. In addition, lessees of equipment encountering financial difficulties may voluntarily or involuntarily become subject to the provisions of the Bankruptcy Code which could delay or prevent us from taking the equipment back upon default. See "Investment Objectives and Policies -- Description of Leases."

The general partner has made a limited contribution to Commonwealth Income & Growth Fund IV.

         We have received $1,000 from the general partner as a capital contribution for its interest in Commonwealth Income & Growth Fund IV. Therefore, contributions by the limited partners and the economic risks borne by them will be substantially greater, in proportion to the interests owned and benefits received by them, than the contribution by the General Partner, in proportion to the interest owned and benefits received by the General Partner. Approximately 15.1% (assuming the maximum amount of units are raised) to 15.4% of the proceeds from the sale of the units will be used to pay organization, offering and equipment acquisition fees. See "Estimated Use of Proceeds."

We were formed on April 20, 2001 and have a limited operating history.

         No assurance can be given that our operations will be successful or that we will meet our stated investment objectives. Specifically, there is no assurance that cash will be available for distribution to investors.

Limited partners in a partnership may be liable for partnership obligations if they take an active part in the control of the business of the partnership.

         In general, limited partners in a partnership are not liable for partnership obligations unless they take an active part in the control of the business of the partnership. The partnership agreement provides certain rights to the limited partners to remove and replace the general partner, to amend the partnership agreement, to approve or disapprove the sale or other disposition at one time of all the partnership's property, to dissolve the partnership and to take certain other actions. While Pennsylvania law would not impose liability for these activities, there is uncertainty as to which state's partnership laws may be applicable to partnerships that are organized under the laws of one state and that own property and have partners residing in other states. Thus it is conceivable that the existence or the exercise of these rights under certain circumstances could possibly cause the limited partners to be deemed to be liable as general partners under the laws of states other than Pennsylvania. If the limited partners were judged to be liable as general partners, they would be personally liable for partnership obligations. Also, the limited partners will be obligated to return any distribution from the partnership to the extent that, after giving effect to the distribution, all liabilities of the partnership (other than non-recourse liabilities and liabilities to limited partners on account of their interests in the partnership) exceed the fair value of its assets (including, as to assets serving as security for non-recourse liabilities, that portion of the fair value of our assets which exceeds the amount of such non-recourse liabilities). See "Summary of the Partnership Agreement -- Liability of Limited Partners."

The partnership agreement that allows the general partner to allocate among other managed funds may relieve the general partner and its affiliates from an aspect of their fiduciary duty to the partnership.

         o The partnership agreement provides that the general partner and its affiliates may allocate properties or equipment to other funds or other programs, based on which program has had the funds the longest, the cash/leverage available, the equipment type, the term of the lease, and the percentage that each lessee represents to the total assets of the fund or program. The allocation of property and equipment may relieve the general partner and its affiliates from an aspect of their fiduciary duty to Commonwealth Income & Growth Fund IV.

The business of leasing and investing in equipment is subject to many risks which could impact the return to investors, including the following:

         o        The availability of satisfactory equipment.

         o The increasing rate at which equipment of the type in which the partnership intends to invest becomes obsolete.

         o The potential inability of Commonwealth Income & Growth Fund IV to lease equipment coming off lease or following a default by the lessee.

         o        The possibility of defaults by lessees.

General economic risks could reduce our income, cash flow and the value of our assets.

         The ability to operate the fund profitably may be adversely affected by various economic and business factors. These factors are beyond the control of the general partner and include:

         o general economic conditions, such as inflation, fluctuations in general business conditions and availability of financing;

         o fluctuations in supply and demand for various types of equipment resulting from, among other things, obsolescence and changes in the methods or economics of a particular type of equipment resulting in reduced lease revenues;

         o increases in maintenance expenses, taxes and insurance costs attributable to the equipment;

         o the risk of an uninsured or uninsurable loss with respect to the equipment or an insured loss for which insurance proceeds are inadequate, resulting in a possible loss of invested capital in and any profits anticipated from such equipment;

         o bankruptcies, contract disputes or defaults in payment by lessees of the equipment resulting in delays in foreclosures and uncollectible accounts;

         o an overall decline in corporate expansion or demand for capital goods, which may adversely affect our ability to invest the proceeds of this offering; and

         o delayed delivery of equipment due to production delays, strikes, work stoppages or other problems encountered by manufacturers.

We intend to invest primarily in equipment subject to operating leases.

         Operating leases typically will have terms of 12 to 36 months and provide that we will receive total payments from the lessee in an amount that is less than our purchase price of the equipment. In order to recover our purchase price on termination of an operating lease, we must:

         o        obtain a satisfactory renewal from the original lessee;

         o        lease the equipment to a new lessee or other user; or

         o sell the equipment for a price which, when combined with previous lease payments, equals or exceeds the purchase price.

         We cannot guaranty that we will successfully accomplish any of these alternatives and, as a result, we may not realize anticipated revenues and may fail to recover our investment in the equipment. Shorter-term Operating Leases may increase these risks. See "Investment Objectives and Policies."

We have not yet identified any of our investments in equipment.

         o We have not identified any equipment for acquisition by the partnership. Until equipment is identified in supplements to this prospectus or in quarterly and/or annual investor reports, investors will have no information about any equipment to be purchased by the partnership and must rely solely upon the judgment and ability of the general partner with respect to the selection and evaluation of equipment.

         o Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.

         o Information concerning the type of equipment leased by the three previous partnerships sponsored by the general partner can be found in the 10-Ks for those programs. Moreover, although it does not presently intend to do so, the general partner is authorized to invest in telecommunication and medical technology equipment which would be new types of investments for the general partner. See "Investment Objectives and Policies."

Any delay in acquiring equipment will diminish our returns.

         o Due to competition with other lessors, we may experience difficulty in obtaining and leasing appropriate equipment. Our ability to acquire and lease equipment may also be adversely affected by interest rates, the availability of capital or increases in corporate liquidity, since prospective lessees may prefer to raise capital, incur debt or use internally-generated cash to purchase equipment rather than enter the leasing market.

         o Delays in acquiring equipment will reduce the anticipated benefits to investors from the acquisition of units.

Our inability to repay non-recourse debt could cause a loss of our investment in financed equipment.

         Borrowing increases the risks of investment in the partnership because, in the case of non-recourse debt, if debt service payments are not made when due, we may sustain a loss of our investment in the equipment which secures that debt and the limited partners may experience adverse tax consequences. Borrowing can also lead to increased losses or the imposition of restrictions on our ability to borrow further amounts. See "United States Federal Income Tax Considerations -- Allocation of Partnership Income, Gains, Losses, Deductions and Credits."

         Money market fluctuations have affected the availability and cost of loans that may finance the purchase of equipment. The general partner is unable to predict the nature of the money market when Commonwealth Income & Growth Fund IV seeks financing and any future tightening of credit controls will make obtaining financing more difficult and more costly. In such event, we may be forced to purchase equipment using only or mostly the cash proceeds from this offering, with little or no borrowings. This would make it more difficult for us to achieve the desired diversification of equipment and would prevent Commonwealth Income & Growth Fund IV from spreading the risk of unproductive investments over a greater number of items of equipment.

         However, if we purchase an item of equipment for cash and, thereafter, suitable financing becomes available, we may finance such equipment and invest the proceeds of that financing in additional equipment. In addition, future credit restrictions may adversely affect the ability for us to sell or refinance equipment and may affect the terms of equipment sales.

In leasing the equipment to Lessees, we will, in certain instances, be exposed to liability for damages resulting from their actions or inaction, independent of contract.

         Lessees' use of the equipment may cause damages for which the partnership, as owner of the equipment, may be held liable, whether or not the partnership caused the damage. Although we will use our best efforts to minimize the possibility and exposure of such tort liability, no assurances can be given that the partnership's assets will be protected against any such claims.

The equipment leasing industry is highly competitive.

         The partnership's competitors include independent leasing companies, affiliates of banks and insurance companies and other partnerships. Many of these entities may have larger equipment inventories, greater financial resources and more experience in the industry than the partnership or the general partner. See "Investment Objectives and Policies -- Competition."

The partnership's ability to lease, release or sell its equipment may be affected by actions taken or not taken by, or the business prospects of, IBM.

         The general partner currently expects that a substantial portion of the partnership's equipment will be manufactured by IBM or will be compatible with equipment manufactured by IBM, making the success of the partnership dependent in part on the success of IBM.

Our ability to release or sell the equipment at the end of the lease term could be adversely affected by the actions of the equipment manufacturer or others hired to perform services on the equipment.

         The failure of an equipment manufacturer to honor its product warranties or to provide necessary parts and servicing, the decline of the manufacturer's reputation in the industry, the discontinuance of the manufacture of such equipment or the termination of the manufacturer's business may also hinder our ability to release or sell the equipment.

         We may enter into contracts with manufacturers or others in which such parties may perform certain services related to equipment, including refurbishing and storing equipment and performing related services. Our ability to meet our investment objectives would be partially dependent on the satisfactory performance of these functions by such parties. See "Investment Objectives and Policies -- Types of equipment."

         Although the individuals associated with and employed by Commonwealth Capital Securities Corp. are experienced in the offering of securities, Commonwealth Capital Securities Corp. has limited experience as a dealer manager.

There are multiple tax risks associated with an investment in the partnership.

         In view of the complexity of the tax aspects of investing in a partnership that may invest in many different types of equipment, and particularly in view of the fact that the tax situation of each investor will not be the same, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS with specific reference to their own tax situation prior to making an investment in the partnership. The partnership is not intended to be a "tax shelter" and limited partners should not expect a tax benefit from substantial tax deductions or losses from the partnership. The general partner anticipates, however, that the partnership may distribute cash periodically to the limited partners, a portion of which may not be taxable to the limited partners upon receipt. Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income ("UBTI"). See "United States Federal Income Tax Considerations -- Investment by Tax Exempt Entities" and "ERISA Considerations" below. Each limited partner, together with his tax advisor, should carefully consider all of the tax aspects of an investment in the partnership, including, specifically, the risks discussed below.

A ruling from the IRS has not been obtained, and the general partner does not presently intend to apply for a ruling, with respect to the tax considerations associated with an investment in units.

         Availability of the tax treatment described in this prospectus may be challenged by the IRS upon audit of the tax return of either the partnership or a partner. It should be noted that the determination of items of partnership income, gain, loss, deduction and credit will be made at the partnership level rather than in separate proceedings with the limited partners, and limited partners generally will be required to report partnership items consistent with the partnership's tax returns.

         For any year in which the partnership has income in excess of deductions, each limited partner will be required to report his share of such income on his federal and state tax returns and will be responsible for the payment of taxes thereon. Such taxes may be greater than cash distributions received by the limited partner from the partnership in one or more taxable years.

         The primary tax benefits associated with an investment in units are the "tax-deferred" distributions (that is, distributions which are not subject to current taxation) which may be available as a result of cost recovery or depreciation deductions. The availability of tax-deferred distributions may be reduced by the alternative minimum tax. The IRS may successfully challenge the amount or timing of the depreciation deductions claimed by the partnership, with the result that the depreciation deductions of the partnership may be reduced and partnership income may be increased (or loss may be decreased) for a taxable year. The tax considerations associated with an investment in the partnership could be affected by a number of different factors which are described in detail under the caption "United States Federal Income Tax Considerations."

Any adjustment to a tax return of the partnership as a result of an audit by the IRS may result in adjustment to the tax returns of the limited partners.

         Any such adjustment may result in an examination of other items in such returns unrelated to the partnership, or an examination of prior years' tax returns. Limited partners could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome.

The IRS may challenge our partnership status.

         Treasury Regulations generally allow newly formed unincorporated entities (such as the partnership) to choose whether to be taxed as a partnership or a corporation for federal income tax purposes. However, Section 7704 of the Code treats certain partnerships, the interests of which are deemed to be "publicly-traded," as corporations. While the general partner will use its best efforts to limit the type and number of transfers of units to those which will allow the partnership to satisfy at least one of the safe harbors under Treasury Regulation Section 1.7704-1, there is no assurance that the partnership will satisfy one of these safe harbors. Certain transfers of units could occur which would cause the partnership to fall outside these safe harbors.

         While the failure to meet a safe harbor will not create a presumption that a partnership is publicly-traded, no assurance can be given that if the amount and type of trading in the units were to fall outside the safe harbors, the IRS would not claim that the partnership was a "publicly-traded partnership" taxable as a corporation. See "Transferability of Units" and "United States Federal Income Tax Considerations -- Classification as a Partnership."

         If the IRS were successful in characterizing the partnership as a "publicly traded" partnership taxable as a corporation, then the partnership would be subject to tax on its net income (without deductions for cash distributions to limited partners), the limited partners would be subject to tax on the distributions irrespective of their tax basis in their units, and such distributions would be re-characterized as portfolio income to the limited partners.

The IRS may challenge certain partnership allocations.

         If the allocations of partnership net profits and net losses to the limited partners made pursuant to the partnership agreement were successfully challenged by the IRS, limited partners may be required to recognize additional taxable income without any corresponding increase in distributions of cash from the partnership.

         Limited partners may not be able currently to deduct partnership net losses as a result of limitations on the current utilization of passive activity losses. In addition, any portfolio income generated by the partnership may not be netted against partnership tax losses. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Passive Activity Losses Limitations." Finally, in the event that interests in the partnership are deemed to be "publicly-traded," otherwise passive income will be treated as portfolio income which may not be netted against partnership tax losses or other passive losses, deductions, or credits of the limited partner.

The IRS may consider the partnership to be a secured lender with respect to certain equipment.

         The partnership intends to structure each lease transaction so that the lease will be treated as a lease rather than as a financing arrangement for tax purposes. If, however, the IRS were successful in challenging the status of a lease by treating the lessee as the owner of the equipment and the partnership as a secured creditor, among other items, the partnership would not be entitled to cost recovery or depreciation deductions with respect to that item of equipment. See "United States Federal Income Tax Considerations -- Ownership of Equipment -- Lease versus Sale."

Limited partners' tax liabilities may exceed cash proceeds from the sale or other disposition of equipment or units.

         A sale or other disposition of equipment or of a limited partner's interest in the partnership may result in a tax liability to the limited partner in excess of any cash proceeds received by such limited partner. To the extent a limited partner's federal tax liabilities exceed cash proceeds, such excess would be a nondeductible cost to such limited partner.

Limited partners may incur tax and foreign tax liabilities.

         Limited partners may be required to file tax returns and pay state or local taxes, such as income, franchise or personal property taxes, as a result of an investment in the partnership, and any use of the equipment in a country other than the United States may subject limited partners to income taxation in such country. See "United States Federal Income Tax Considerations -- State Taxes", and "United States Federal Income Tax Considerations -- Foreign Tax Considerations."

Tax benefits associated with an investment in units could be lost and/or substantial tax liabilities incurred by reason of changes in the tax laws.

         Potential investors should be aware of tax legislation currently pending before Congress and state legislatures and should consult their own tax advisors as to the effect such legislation would have on their potential investment in units. Furthermore, there is no assurance that changes in the interpretation of applicable tax laws will not be made by administrative or judicial action which will adversely affect the tax consequences of an investment in units.

         Administrative or judicial changes may or may not be retroactive with respect to transactions entered into prior to the date on which they occur. Periodic consultations with a professional advisor may be necessary given the possibility of such changes.

Investment in the partnership by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account (a "tax exempt entity") will result in the receipt of UBTI.

         If a tax exempt entity realizes UBTI (net of deductions attributable to such UBTI) from all sources in excess of $1,000 per year, it will incur federal income tax liability with respect to such UBTI. Furthermore, if a tax exempt entity has at least $1,000 of gross income that is included in the calculation of UBTI for any year, the tax exempt entity will be obligated to file a tax return for such year. See "United States Federal Income Tax Considerations -- Investment by Tax Exempt Entities."

Investment in the partnership by certain benefit plans may impose additional burdens on the partnership.

         Fiduciaries of pension, profit sharing, stock bonus or other employee benefit plans subject to Title I of ERISA ("ERISA Plans"), fiduciaries of tax-qualified retirement plans not subject to ERISA ("Non-ERISA Plans") and IRA owners should consider whether (i) an investment in units is in accordance with the documents and instruments governing the ERISA or Non-ERISA Plan or IRA (hereinafter referred to as "Benefit Plan"), (ii) the purchase of units is prudent in light of the potential difficulties that may exist in liquidating units, (iii) an investment in units will provide sufficient cash distributions in light of the Benefit Plan's likely required benefit payments or other distributions, (iv) the evaluation of the investment in units has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI in connection with the units, (v) in the case of a fiduciary of an ERISA Plan, that the investment, unless made in a self-directed investment arrangement, is made solely in the interests of participants in the ERISA Plan, and (vi) the fair market value of units will be sufficiently ascertainable, and with sufficient frequency, to enable the Benefit Plan to value its assets in accordance with the rules and policies of the Benefit Plan. In addition, if the Benefit Plan has certain relationships with the partnership, the general partner or its affiliates other than as a Limited Partner), investment in the partnership may involve a "prohibited transaction" under the Code or ERISA. See "ERISA Considerations -- Prohibited Transactions Under ERISA and the Code."

         To avoid classification of a pro rata portion of the partnership's underlying assets as "plan assets" of investors which are benefit plans, the partnership intends to restrict the ownership of units by benefit plans to less than 25% of the total value of outstanding units at all times. See "ERISA Considerations -- Plan Assets." Neither the general partner nor the partnership shall have any liability or responsibility to any tax exempt limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of partnership assets being deemed plan assets of a tax exempt limited partner under the Code or ERISA or other applicable law.

                            ESTIMATED USE OF PROCEEDS

         The following table explains the estimated use of proceeds of the offering of units. Except as otherwise disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates and all items of compensation are disclosed in the table below or under the caption "Compensation of General Partner and Affiliates."

                                                             Minimum Proceeds               Maximum Proceeds
                                                              (75,000 Units)                (750,000 Units)
                                                       -----------------------------   ---------------------------
                                                           Amount         Percent         Amount        Percent
                                                       ---------------  ------------   -------------- ------------
Gross Offering Proceeds                                    $1,000,000        100.0%      $15,000,000       100.0%
Selling Commissions (1)                                        80,000          8.0%        1,200,000         8.0%
Dealer Manager Fee                                             10,000          1.0%          150,000         1.0%
Organizational and Offering Expenses (2)                       30,000          3.0%          400,000         2.7%
                                                       ---------------  ------------   -------------- ------------
Total Offering Expenses                                       120,000         12.0%        1,750,000        11.7%
Net Proceeds to Partnership Available
for Investment                                                880,000         88.0%       13,250,000        88.3%
Equipment Acquisition Fees (3)                                 34,000          3.4%          509,616         3.4%
Investment in Equipment (4)                                   846,000         84.6%       12,740,384        84.9%

-------------------------------------------------------------------------------------------------------------------

(1) The amount of the underwriting commissions (which include the selling commissions and dealer manager fees) will range between four percent and nine percent of capital contributions based upon the quantity of units sold to a single investor. Gross proceeds of the offering are calculated as if all units are sold at $20.00 per unit and do not take into account any reduction in selling commissions. See "Plan of Distribution" for a description of commission discounts available for certain large volume purchases of units and for purchases by certain employees of the general partner, dealer manager, participating brokers and their affiliates. The units are being offered to the public through Commonwealth Capital Securities Corp., which will receive selling commissions of up to eight percent on all sales of units and will act as dealer manager for which it will receive a dealer manager fee of one percent on all sales of units. The dealer manager is an affiliate of the general partner. Other broker dealers may be engaged as participating brokers to sell units and re-allowed selling commissions of up to eight percent with respect to units, which they sell. In addition, all or a portion of the dealer manager fee may be re-allowed to certain participating brokers for expenses incurred by them in selling the units, including reimbursement for bona fide expenses incurred in connection with due diligence activities. See "Plan of Distribution" for a more complete description of this fee.

(2) Consists of estimated legal, accounting and printing expenses; various registration and filing fees; miscellaneous expenses related to the organization and formation of the partnership; and other costs incurred in connection with the preparation, printing and distribution of this prospectus and other sales literature. See "Plan of Distribution." The general partner will be paid an organizational fee equal to three percent of capital contributions up to $10,000,000, and two percent of capital contributions in excess of $10,000,000, and will pay all organizational and offering expenses.

(3) An equipment acquisition fee of four percent of the purchase price of equipment we purchase will be payable by us to the general partner. Does not include acquisition fees payable with respect to the purchase of equipment with the proceeds of leverage or with undistributed proceeds from the sales of equipment. The general partner will also be paid a debt placement fee to the extent leverage is used to acquire equipment. The partnership may not incur any indebtedness to acquire equipment until the net proceeds of the offering are fully invested, or committed to investment, in equipment.

(4) Represents the partnership's expected cash investment from capital contributions in equipment, excluding acquisition fees. Does not include equipment acquired with leverage or with undistributed proceeds from the sale of equipment. Because the partnership's leases are expected to be on a "triple-net" basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the offering proceeds. However, the general partner, in its sole discretion, may retain a portion of the offering proceeds, cash flow or net disposition proceeds available to the partnership for maintenance, repairs and for any other currently unanticipated working capital needs. In addition, the general partner and Com Cap Corp. have agreed that the general partner or Com Cap Corp. will lend or contribute to the partnership an amount equal to 1.01% of the net offering proceeds, if needed, to meet the partnership's expenses. Certain expenses associated with the selection and acquisition of equipment for the partnership (such as legal and accounting fees and expenses, travel and communication expenses, brokerage fees and inspection fees and expenses) will be paid to third parties and, accordingly, the amount available for the purchase of equipment will be reduced by the amount of such expenses. The amounts of such fees are not ascertainable at this time.


                                   MANAGEMENT

         The general partner, owned by Commonwealth of Delaware, Inc., which is owned by Com Cap Corp., was incorporated in Pennsylvania on August 26, 1993. The general partner currently manages three other public equipment leasing partnerships. The principal business office of the general partner is at 1160 West Swedesford Road, Berwyn, Pennsylvania 19312, and its telephone number is 610-647-6800. The general partner manages and controls our affairs and will have sole responsibility for all aspects of operations. The directors and officers of the general partner and key employees of Com Cap Corp. are as follows:

Name                                       Title
--------------------------------------     ------------------------------------------------------------------
George S. Springsteen                      Chairman of the Board of Directors and President of the
                                           general partner and Com Cap Corp.
Kimberly A. Springsteen                    Executive Vice President, Chief Operating Officer and Secretary
                                           of the general partner and Com Cap Corp.
Henry J. Abbott                            Vice President and Portfolio Manager of Com Cap Corp.
Salvatore R. Barila                        Assistant Vice President and Controller of the general partner and Com Cap Corp.
John A. Conboy, III                        Assistant Vice President and Accounting Manager of the
                                           general partner and Com Cap Corp.

         George S. Springsteen, age 66, is President of both Com Cap Corp. and the general partner. Mr. Springsteen is also President of the general partners of several prior programs sponsored by Com Cap Corp. He is also Chairman of the Board of Directors of Commonwealth Capital Securities Corp. He has been the sole shareholder and director of Com Cap Corp. since 1978. From 1971 to 1978, Mr. Springsteen was employed with Granite Computer Corporation. Mr. Springsteen, as Vice President of Marketing, managed a portfolio of approximately $120,000,000 of IBM computers and peripherals. In 1978, Granite Computer Corporation sold its equipment portfolio and left the equipment leasing business. Mr. Springsteen acquired a portion of Granite's portfolio, client base, employees and corporate offices in Jenkintown, Pennsylvania in 1978, now known as Com Cap Corp. Mr. Springsteen attended the University of Delaware. Mr. Springsteen holds Series 22, 63 and 39 NASD licenses and is a member of the Equipment Leasing Association. Mr. Springsteen is the husband of Kimberly A. Springsteen.

         Kimberly A. Springsteen, age 41, is Executive Vice President, Chief Operating Officer and Secretary of Com Cap Corp. and the general partner and joined Com Cap Corp. in 1997. She is also the President of Commonwealth Capital Securities Corp. From 1980 to 1997, Ms. Springsteen was employed with Wheat First Butcher Singer, a broker/dealer headquartered in Richmond, Virginia. While at Wheat First Butcher Singer, Ms. Springsteen, as Senior Vice President, served as Marketing Manager for the Direct Investments Department, with over $450,000,000 of investments under management in real estate, equipment leasing and energy-related industries. Ms. Springsteen holds Series 7, 63, and 39 NASD licenses and is a member of the Equipment Leasing Association. Ms. Springsteen is the wife of George S. Springsteen.

         Henry J. Abbott, age 48, is Vice President and Portfolio Manager of Com Cap Corp. and has been employed by Com Cap Corp. since 1998. Mr. Abbott has been active in the commercial lending industry, working primarily on asset-backed transactions for more than twenty-seven years. Before joining Commonwealth, Mr. Abbott was a founding partner of Westwood Capital LLC, in New York. Prior to that, as Senior Vice President for IBJ Schroeder Leasing Corporation, Mr. Abbott managed a group, specializing in providing operating lease financing programs in the high technology sector. Mr. Abbott brings extensive knowledge and experience in all facets of asset-backed financing and has successfully managed $1.5 billion of secured transactions. Mr. Abbott attended St. John's University and is a member of the Equipment Leasing Association.

         Salvatore R. Barila, age 30, is Assistant Vice President and Controller of the general partner and Com Cap Corp. and certain of its subsidiaries where he has been employed since 2000. From 1992 to 2000, Mr. Barila was employed as Corporate Accounting Manager of RCG Information Technology, Inc. Mr. Barila received a BS degree in Accounting from Pace University in 1992. Mr. Barila is a member of the Equipment Leasing Association.

         John A. Conboy, III, age 55, is Assistant Vice President and Accounting Manager of the general partner and Com Cap Corp. and certain of its subsidiaries where he has been employed since 1999. From 1965 to 1999, Mr. Conboy was employed as a Manager of Accounting Operations of Consolidated Rail Corporation. Mr. Conboy attended the University of Phoenix with BS/BA in Accounting and Business Administration. Mr. Conboy is a member of the Equipment Leasing Association.

         The directors and officers of the general partner are required to spend only such time on the partnership's affairs as is necessary for the proper conduct of the partnership's business. Under certain circumstances, such directors and officers are entitled to indemnification from the partnership. See "Conflicts of Interest" and "Responsibilities of the General Partner."

                     RESPONSIBILITIES OF THE GENERAL PARTNER

         The general partner is accountable to the partnership as a fiduciary and, consequently, must exercise good faith and integrity in handling partnership affairs. Certain provisions of the partnership agreement may relieve the general partner and its affiliates from an aspect of its state common law fiduciary duties. General partners are held to a duty of the highest good faith in conducting partnership affairs.

         Since the general partner and certain programs it has sponsored will acquire and lease equipment in the same manner as the partnership, the general partner may be deemed to have a conflict of interest with the partnership. This conflict arises because the partnership agreement states that, if two or more investor programs are in a position to acquire the same equipment, the general partner will decide which program or entity will purchase the equipment. (The general partner generally affords priority to the partnership that has had funds available to purchase equipment for the longest period of time.) If two or more investor programs are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser, the general partner will generally give priority to the equipment, which has been available for lease for the longest period of time. The general partner may also allocate equipment to other programs based on the cash/borrowing available, the equipment type, the term of the lease, and the percentage that each lessee represents to the total assets of the funds or programs. This allocation equipment may relieve the general partner and its affiliates from an aspect of their fiduciary duty to the partnership.

         Without modifying the general partner's fiduciary duties, the general partner might not be able to serve as the general partner for the partnership and other investor programs acquiring and leasing equipment at the same time. This modification may operate as a detriment to limited partners because there may be business opportunities that will not be made available to the partnership.

         The partnership agreement provides that the general partner will not be liable to the partnership or to any limited partner for any loss or damage caused by the general partner's actions or omissions, if made in good faith in connection with the partnership. An act or omission, giving rise to a loss will be considered made in good faith, if the general partner has determined such course of conduct to be in the best interest of the partnership. The partnership agreement also provides that the partnership will indemnify and hold harmless the general partner, its affiliates and its successors and assigns against any liability, loss or damage incurred by reason of any act or omission performed or omitted in good faith in connection with the activities of the partnership or in dealing with third parties on behalf of the partnership (including reasonable costs and reasonable attorneys' fees).

         If such act or omission constitutes fraud, negligence, or breach of fiduciary duty, this indemnification will not be available. If such liability, loss, or damage arose out of any act or omission on the part of the general partner, the general partner must have acted in the good faith belief that such course of conduct was in the best interest of the partnership in order to be indemnified, and any such indemnification shall be recoverable only from the assets of the partnership and not from the holders of units. A successful claim for indemnification could deplete the assets of the partnership.

         Based upon the present state of the law, a limited partner may institute legal action on behalf of himself and all other limited partners (a class action) to recover damages for a breach by the general partner of its fiduciary duty or on behalf of the partnership (a partnership derivative action) to recover damages from third parties. In addition, (i) investors may bring partnership class actions in federal courts to enforce their rights under the federal and state securities laws. Investors who have suffered losses in connection with the purchase or sale of their units may be able to recover such losses from the general partner where the losses result from a violation by the general partner of the antifraud provisions of federal or state securities laws.

         Investors should know that the fiduciary duty owed by a general partner to its partners is similar in many respects to the fiduciary duty owed by the directors of a corporation to its shareholders and is subject to the same rule commonly referred to as the "business judgment rule." Directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. Accordingly, the general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment.

         If indemnification provisions purport to include indemnification for liabilities under the Securities Act of 1933, the partnership has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is therefore unenforceable. The partnership will not indemnify the general partner and its successors and assigns against liabilities arising under the Securities Act of 1933 unless the indemnified party is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law. The partnership will not pay for any insurance covering the liability of the general partner or its successors or assigns for any act or omission whether or not indemnification is permitted by the partnership agreement.

                       INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Policies

We intend to use a substantial portion of the proceeds of this offering, retained proceeds and debt (not to exceed 30% of the total cost of the equipment we own) to purchase IBM and IBM-compatible computer peripheral equipment. We intend to acquire equipment, which is leased to U.S. corporations placed on operating leases. We retain the flexibility to enter into "full payout net leases" (in which the non-cancelable rental payments due are at least sufficient to recover the purchase price of the equipment) and "conditional sales contracts" but have not and do not anticipate doing so. See "Description of Leases," below. Our principal investment objectives are to:

         o acquire, lease and sell equipment to generate revenues from operations sufficient to provide cash distributions to limited partners;

         o        preserve and protect limited partners' capital;

         o use a portion of cash flow and sales proceeds, refinancing or other sale of equipment to purchase additional equipment; and

         o refinance, sell or otherwise dispose of equipment in a manner that will maximize the proceeds to the partnership.

         The equipment that will be in our portfolio cannot be determined, as there is no way of anticipating what equipment will be available on reasonable terms throughout the partnership's life. The general partner may vary our portfolio and invest a substantial portion of the net proceeds of this offering in a single category of computer peripheral and other similar equipment with certain restrictions. See "Computer Peripheral And Other Equipment Restrictions"

         As of the date of this prospectus, the partnership has not entered into any commitments for the acquisition, financing, or leasing to third parties of any equipment. The partnership will attempt to obtain contractual commitments for the purchase of equipment as soon as practicable. Limited partners will not have any right to vote on or otherwise approve or disapprove any particular investment to be made by the partnership. It is not possible to determine the date when the net offering proceeds (capital contributions less commissions and other organizational fees and expenses) will be fully invested in equipment by the partnership or the terms of any purchases of equipment.

         If all of the net proceeds of this offering are not invested by the partnership in equipment or committed to such investment or otherwise utilized for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not invested or committed will thereupon be promptly returned, with interest at the rate earned by the partnership. See "Risk Factors."

         Although it is currently anticipated that the partnership will acquire new equipment, the partnership may also purchase used equipment. Equipment purchases will be made through lease brokers who charge the partnership a fee over their cost of the equipment as compensation.

         The general partner anticipates that the partnership's equipment will be leased under operating leases or that an operating lease will be entered into with a third party when the partnership acquires an item of equipment. See "Description of Leases" below.

         The partnership may also engage in sale/leaseback transactions, so the partnership would purchase equipment from companies that would then immediately lease the equipment from the partnership.

         The partnership may enter into arrangements with one or more manufacturers so the partnership can purchase from such manufacturers equipment, which have previously been leased directly by the manufacturer to third parties ("vendor leasing programs"). The manufacturers of equipment will provide maintenance, remarketing and other services for the equipment subject to such agreements.

         The general partner can change the investment objectives of the partnership if it determines that such a change is in the best interest of the limited partners and so long as such a change is consistent with Sections 10.2 and 10.3 of the partnership agreement. However, the general partner cannot change the partnership's primary objective of acquiring, leasing and selling equipment without the consent of holders of more than fifty percent of the units. The general partner will notify the limited partners if it makes such a determination to change the partnership's investment objectives.

Computer Peripheral Equipment

         Computer peripheral equipment are devices used to convey information into and out of a central processing unit (or "mainframe") of a computer system. Examples are tape drives, disk drives, tape controllers, disk controllers, printers, terminals and related control units, all of which are related to the process of storing, retrieving, and processing information by computer.

         The partnership acquires primarily IBM manufactured or IBM-compatible equipment. The general partner believes that dealing in IBM-compatible equipment is particularly advantageous because of the large IBM customer base, IBM's policy of supporting IBM users with software and maintenance services and the large amount of IBM and IBM-compatible equipment in the marketplace.

         If, in the general partner's opinion, IBM's competitors begin to offer these advantages and the general partner determines that non-IBM compatible equipment is comparable in quality, the general partner may increase its purchases of computer equipment which is not IBM-compatible if such purchases are in the best economic interest of the partnership. See "Risk Factors."

         Computer technology has developed rapidly in recent years and is expected to continue to do so. technological advances have permitted reductions in the cost of computer processing capacity, permitting applications unavailable a few years ago. Much of the older IBM and IBM-compatible computer peripheral equipment has not been retired from service, because software is generally interchangeable between older and newer equipment, and older equipment is capable of performing many of the same functions as newer equipment. In the future, the rate or nature of equipment development may cause equipment to become obsolete more rapidly.

         The general partner believes that, values of most peripheral equipment have been affected less dramatically by changes in technology than have the values of central processing units. An equipment user who upgrades to a more advanced central processor generally can continue to use his existing peripheral equipment. Peripheral equipment however is subject to declines in value as new, improved models are developed and become available. Technological advances and other factors have at times caused dramatic reduction in the market prices of certain older models of IBM and IBM-compatible computer peripheral equipment.

Other Equipment Restrictions

         The general partner is also authorized to invest in telecommunication or medical technology equipment.

         The partnership may not invest in any additional types of equipment unless:

         o the total purchase price of all equipment purchased by the partnership which is not computer peripheral, telecommunication or medical technology equipment represents 25% or less of the total cost of all of the assets of the partnership at that time; and

         o the general partner determines that such purchase is in the best economic interest of the partnership at the time of the purchase. There can be no assurance that any equipment investments can be found which meet this standard; and there can be no assurance that investments of this type will be made by the partnership.

Diversification

         Diversification is desirable to minimize the effects of changes in specific industries, local economic conditions or similar risks. The partnership's diversification will depend upon the financing which can be assumed by the partnership or borrowed from third parties on satisfactory terms.

         Our policy not to borrow on a recourse basis will further limit our financing options. Diversification will also depend on the availability of various types of equipment. Since the needs of potential lessees are unknown at this time, there can be no assurance given with respect to the maximum percentages of proceeds which will be invested in any single item or group of items of equipment or in equipment under lease to a single lessee, except as explained below and under "Other Equipment Restrictions" above. See also "Risk Factors." During the operational stage of the partnership, we may not at any one point in time, lease more than 25% of the equipment to a single person or affiliated group of persons.

Description of Leases

         We will purchase only equipment, which will be subject to a lease. The general partner intends to lease most of the equipment to third parties subject to operating leases. Operating leases are relatively short-term (12 to 36 month) leases under which the rental payments during the original term of the lease are not sufficient to recover the purchase price of the equipment.

         The terms of the leases will depend upon a variety of factors, including:

         o the desirability of each type of lease from both an investment and a tax point of view;
         o the relative demand among lessees for operating leases, as opposed to financing or other types of leases not offered by us;
         o the type and use of equipment and its anticipated residual value;
         o the business of the lessee and its credit rating; the availability and cost of financing;
         o regulatory considerations; the accounting treatment of the lease sought by the lessee or the partnership; and competitive factors.

         Based on current sales prices for equipment and the past experience of the general partner in disposing of equipment at the end of lease terms, the general partner believes that the partnership will be able profitably, to re-lease or dispose of its equipment leased under operating leases after their initial terms.

         We will enter into "triple net leases" which typically provide that the lessee will bear the risk of physical loss of the equipment; pay taxes relating to the lease or use of the equipment and maintain the equipment. The lessee will also:

         o indemnify the partnership-lessor against any liability suffered by the partnership as the result of any act or omission of the lessee or its agents;

         o maintain casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount described in the lease; and

         o maintain liability insurance naming the partnership as an additional insured with a minimum coverage which the general partner believes is appropriate.

         We may also purchase "umbrella" insurance policies to cover excess liability.

         The general partner has not established any standards for lessees to which it will lease equipment and there is no investment restriction prohibiting the Partnership from doing business with any lessees. The general partner will perform a credit analysis (including a review of the financial statements, credit history and public debt record) of all potential lessees to determine the lessee's ability to make payments under the lease.

         The terms and conditions of our leases will be determined by negotiation and may impose substantial obligations on the partnership. When we assume maintenance or service obligations, we will enter into separate maintenance or service agreements with manufacturers or certified maintenance organizations to provide such services. Such agreements will generally require annual or more frequent adjustments of service fees. We do not presently anticipate entering into any leases which require us to perform maintenance duties.

Borrowing Policies

         We may incur debt in an amount of up to 30% of the total cost of the equipment, however, we may not incur any indebtedness to acquire equipment until the net proceeds of the offering are fully invested in equipment. Debt, for purposes of this prospectus, means debt of the partnership with a term in excess of twelve months, incurred with respect to acquiring or investing in equipment, or refinancing non-term debt, but not debt incurred with respect to refinancing existing partnership term debt. We will incur only non-recourse debt, which will be secured by equipment and lease income. This debt will permit us to increase the amount of our depreciable assets, and should increase both our lease revenues and our federal income tax deductions above those levels which would be achieved without borrowing. There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment. Any debt incurred will be fully amortized over the term of the initial lease for the equipment securing the debt. The amount borrowed by the partnership will depend on a number of factors, including:

         o        the types of equipment acquired by the partnership;
         o        the creditworthiness of the lessee;
         o        the availability of suitable financing; and
         o        prevailing interest rates.

         The partnership intends to be flexible in the degree of leverage it employs, within the permissible limit. The partnership will purchase some items of equipment without debt. If the partnership purchases an item of equipment without debt and then suitable financing becomes available, it may then obtain the financing, secure the financing with the equipment purchased previously and invest any proceeds from financing in additional items of equipment. The partnership will attempt to borrow funds, to the fullest extent possible, at interest rates fixed at the time of borrowing.

         Any debt incurred by the partnership must be non-recourse. Non-recourse debt means that the lender providing the funds can look for security only to the equipment, pledged as security, including the proceeds derived from leasing or selling the equipment. Neither the partnership nor any partner (including the general partner) would be liable for repayment of any non-recourse debt. To the extent the partnership borrows on a non-recourse basis, the limited partners' tax basis in their units will increase, although there may not be a corresponding increase in the partners' "At-Risk" amount. See "United States Federal Income Tax Considerations -- Limitation on Utilization of Partnership Losses -- Tax Basis and Amounts at Risk."

         The general partner and its affiliates may make loans to the partnership on a short-term basis in an amount of 1.01% of net offering proceeds, if necessary, to the partnership. If the general partner or any of its affiliates does so, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans. The partnership will not pay interest on a loan at an annual rate greater than three percent over the "prime rate" published in The Wall Street Journal. All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by the partnership within 12 months after the date of the loan. See "Compensation of General Partner and Affiliates."

         If the general partner or any of its affiliates purchases equipment in its own name and with its own funds in order to facilitate ultimate purchase by the partnership, the general partner or any such affiliate will be entitled to receive interest on the funds. See "Conflicts of Interest -- Acquisitions."

Refinancing Policies

         The partnership may refinance its debt, subject to borrowing restrictions. The general partner will take into consideration factors as the amount of appreciation in value to be realized, the possible risks of continued ownership and the anticipated advantages, as compared to selling such equipment.

         The partnership may retain an item of equipment, through refinancing, to generate additional funds for reinvestment in additional equipment or for distribution to the limited partners.

         A refinancing will not be taxable to a limited partner unless it exceeds the tax basis of the limited partner's units (after any increase of the tax basis as a result of the partnership's incurring any additional non-recourse debt). See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Tax Basis."

Liquidation Policies

         The partnership will begin to dispose of its equipment approximately nine years after the completion of this offering. The general partner may begin to dispose of all its equipment at such time as the general partner believes will allow for an orderly, business-like disposition of all of the equipment prior to the termination of the partnership on December 31, 2013. However, the general partner may, at any time, decide to dispose of all its equipment and dissolve the partnership upon the approval of limited partners holding a majority in interest of units.

         Particular items of equipment may be sold at any time if, in the judgment of the general partner, it is in the best interest of the partnership to do so. The determination of whether particular items of partnership equipment should be sold will be made by the general partner after consideration of all relevant factors (including prevailing economic conditions, lessee demand, the general partner's views of current and future market conditions, the cash requirements of the partnership, potential capital appreciation, cash flow and federal income tax considerations), with a view toward achieving the principal investment objectives of the partnership.

         As partial payment for equipment sold, the partnership may receive purchase money obligations secured by liens on such equipment. The term of the partnership will not extend beyond December 31, 2013. See "Compensation of General Partner and Affiliates -- Equipment Liquidation Fee."

Management of Equipment

         Equipment management services for the partnership's equipment will be provided by the general partner and its affiliates, consisting of collection of income from the equipment, negotiation and review of leases and sales agreements, releasing and leasing-related services, payment of operating expenses, periodic physical inspections and market surveys, servicing indebtedness secured by equipment, general supervision of lessees to assure that they are properly utilizing and operating equipment, providing related services with respect to equipment, supervising, monitoring and reviewing services performed by others in respect to equipment and preparing monthly equipment operating statements and related reports. Certain of these services may be provided initially by lease brokers as part of their agreement to sell the equipment to the partnership. See "Compensation of General Partner and Affiliates -- Equipment Management Fee."

Competition

         The equipment leasing industry is highly competitive. We will compete with leasing companies, equipment manufacturers and their affiliated financing companies and entities similar to the partnership (including other programs sponsored by the general partner), some of which will have greater financial resources and more experience in the equipment leasing business than the general partner.

         Other leasing companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective lessees on financial terms which are more favorable than those which the partnership can offer. As a result of these advantages, we may find it necessary to lease our equipment on a less favorable basis than some of our competitors.

         The computer peripheral equipment industry is also extremely competitive. Competitive factors include pricing, technological innovation and methods of financing. Manufacturer-lessors could maintain advantages through a policy, which combines service and hardware with payment accomplished through a single monthly charge.

         The dominant firm in the computer marketplace is International Business Machines Corporation. Its subsidiary, IBM Credit Corporation, is the dominant force in the leasing of IBM equipment. Because of IBM's substantial resources and dominant position, changes with respect to computer systems, pricing, marketing practices, technological innovation and the availability of new and attractive financing plans could occur at almost any time. Significant action in any of these areas by IBM or IBM Credit Corporation might materially adversely affect our business. See "Risk Factors"

Preliminary Investments

         The partnership does not now own, and has made no commitment to purchase, any equipment. The general partner or its affiliates may purchase equipment prior to the completion of this offering, which equipment and the related leases, if any, to which it is subject would be sold and assigned to the partnership after it commences its business operations. No such purchase shall commence until the minimum offering level has been reached. See "Conflicts of Interest - Acquisitions."

         It is not possible to determine the date when the net offering proceeds, less working capital reserves, will be fully invested in equipment by the partnership or the terms of any purchases of equipment. The partnership will invest the net offering proceeds prior to the acquisition of equipment in short-term, highly liquid investments where there is appropriate safety of principal, such as United States Treasury Bills.

         If all of the net proceeds of this offering are not invested by the partnership in equipment or committed to such investment or otherwise utilized for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the partnership on the investment of such proceeds, to the limited partners, based upon their respective number of units and time of purchase. For such purpose, funds will be deemed to be committed to investment and will not be returned to the limited partners to the extent written agreements in principle, commitment letters, letter of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated. Funds will also be deemed to be committed to the extent:

         o any funds may have been reserved to make contingent payments in connection with any equipment already acquired, whether or not any such payments are ultimately made;

         o as a condition of obtaining financing the partnership is required to maintain funds as a compensating balance; or
         o the general partner decides that an addition to the working capital reserve is necessary in connection with any equipment. In the event any such uninvested funds are distributed to the limited partners, such distribution will be treated as a return of capital. See "United States Federal Income Tax Considerations - Cash Distributions."

Reserves

         Because the partnership's leases are expected to be on a "triple-net" basis, no permanent reserve for maintenance and repairs will be established from the offering proceeds. However, the general partner may retain a portion of the offering proceeds, cash flow and net disposition proceeds available, for maintenance, repairs and working capital. There are no limitations on the amount of offering proceeds, cash flow and net disposition proceeds that may be retained as reserves. Since no reserve will be established initially, if available cash flow of the partnership is insufficient to cover the partnership's operating expenses and liabilities, it will be necessary for the partnership to obtain additional funds by refinancing its equipment or borrowing.

General Restrictions

         Under the partnership agreement, the partnership is not permitted to:

         o invest in junior trust deeds unless received in connection with the sale of an item of equipment in an amount which does not exceed 30% of value of the assets of the partnership on the date of investment;
         o        invest in or underwrite the securities of other issuers;
         o        acquire any equipment for units;
         o issue senior securities (except that the issuance to lenders of notes in connection with the financing or refinancing of equipment or the partnership's business shall not be senior securities);
         o make loans to any Person, including the general partner or any of its affiliates;
         o sell or lease any equipment to, lease any equipment from, or enter into any sale-leaseback transactions with, the general partner or any of its affiliates; or
         o give the general partner or any of its affiliates an exclusive right or employment to sell the partnership's equipment.

         However, we may invest in joint venture arrangements with other equipment programs formed by the general partner or its affiliates, if those investments or arrangements meet certain conditions, See "Conflicts of Interest
- Joint Ventures with Affiliates of the General Partner."

         The general partner has also agreed to use its best efforts to assure that the partnership shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940.

         The general partner and its affiliates may engage in other activities, whether or not competitive with the partnership. The partnership agreement also indicates that neither the general partner nor any of its affiliates may receive any rebate or "give up" in connection with the partnership's activities. See "Conflicts of Interest," "Compensation of General Partner and Affiliates," and "Management."

         The partnership may invest in general partnerships or joint ventures with persons other than equipment programs formed by the general partner or its affiliates, which partnerships or joint ventures own specific equipment, if:

         o the partnership has or acquires a controlling interest in ventures or partnerships;
         o        the non-controlling interest is owned by a non-affiliate; and
         o        there are no duplicate fees.

               COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES

         The following table summarizes the types, estimated amounts and recipients of compensation to be paid by the partnership directly or indirectly to the general partner and its affiliates in connection with this offering and our operation. These payments initially will result from non-arm's-length bargaining. See "Conflicts of Interest."

         Unless disclosed in this prospectus, the partnership will not engage in transactions with the general partner or any of its affiliates. As described below, the maximum front-end fees (which include fees and expenses incurred by any person in connection with the organization of the partnership and acquisition of equipment during the initial organization and acquisition phase), that could be paid during the first fiscal year of operations without deduction of expenses are $2,539,933 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds).

                                                                                          Estimated            Estimated
                                                                                          Amount               Amount
                                                                                          Assuming             Assuming
                                                                                          Minimum of           Maximum of
Entity Receiving                                                                          50,000 Units         750,000 Units
Compensation                                Type of Compensation                          Are Sold             Are Sold
------------------------------------------------------------------------------------------------------------------------------
                                       OFFERING AND ORGANIZATION STAGE

Commonwealth Capital        Underwriting Commissions. The partnership will pay  to         $90,000             $1,350,000
Securities Corp.            the dealer manager an amount of up to nine percent of
                            capital contributions as underwriting commissions
                            after and only if the required $1,000,000 minimum
                            subscription amount is sold. The dealer manager will
                            pay other broker-dealers ("participating brokers")
                            out of underwriting commissions a selling commission
                            of up to eight percent of the capital contributions
                            from units sold by such participating brokers. The
                            amount of the underwriting commissions will be
                            determined based upon the quantity of units sold to
                            a single investor.

The General Partner         Organizational Fee.  An organization fee equal to three        $30,000               $400,000
                            percent of the first $10,000,000 of limited partners'
                            capital contributions and two percent of the limited
                            partners' capital contribution in excess of $10,000,000,
                            as compensation for the organization of the
                            partnership.  It is anticipated that the organizational
                            and offering expenses, which include legal, accounting
                            and printing expenses; various registration and filing
                            fees; miscellaneous expenses related to the organization
                            and formation of the partnership; other costs of
                            registration; and costs incurred in connection with the
                            preparation, printing and distribution of this
                            prospectus and other sales literature will be
                            approximately $300,000.  The general partner will pay
                            all organizational and offering expenses, other than
                            underwriting commissions.



                                                                                          Estimated            Estimated
                                                                                          Amount               Amount
                                                                                          Assuming             Assuming
                                                                                          Minimum of           Maximum of
Entity Receiving                                                                          50,000 Units         750,000 Units
Compensation                                Type of Compensation                          Are Sold             Are Sold
------------------------------------------------------------------------------------------------------------------------------
                                  OPERATIONAL AND SALE OR LIQUIDATION STAGES


The General Partner and     Reimbursement of Expenses.  The general partner and its        $15,000             $20,000
its Affiliates              affiliates are entitled, under Section 5.2 of the
                            partnership agreement, to reimbursement by the
                            partnership for the cost of goods, supplies or
                            services obtained and used by the general partner in
                            connection with the administration and operation of
                            the partnership from third parties unaffiliated with
                            the general partner. The amounts set forth on this
                            table are approximations of reimbursable expenses
                            for the first year of the partnership's operation
                            and do not include expenses incurred in the offering
                            of units.

The General Partner         Equipment Acquisition Fee.  An equipment acquisition fee       $48,342             $716,217
                            of four percent of the purchase price of each item of
                            equipment purchased as compensation for the negotiation
                            of the acquisition of the equipment and the lease.  The
                            fee will be paid upon closing of the offering with
                            respect to the equipment to be purchased by the
                            partnership with the net proceeds of the offering
                            available for investment in equipment except for fees on
                            the leveraged portion of the purchase price which are
                            paid when the equipment is purchased.  If the
                            partnership does not purchase equipment with all the net
                            proceeds of the offering, the general partner will
                            return a pro rata portion of the fee to the
                            partnership.  If the partnership acquires equipment in
                            an amount exceeding the net proceeds of the offering
                            available for investment in equipment, the fee will be
                            paid when such equipment is acquired.  The estimated
                            amounts set forth in this table include fees on
                            equipment assuming the maximum allowable debt, but
                            exclude such fees earned on equipment purchased with
                            retained proceeds.  Such excluded fees may be
                            significant in amount.  Equipment acquisition fees will
                            be lower than the estimated maximum if a lower level of
                            acquisition borrowing is utilized.

The General Partner         Debt Placement Fee.  As compensation for arranging term        $3,625              $53,716
                            debt to finance the acquisition of equipment by the
                            partnership, a fee equal to one percent of such
                            indebtedness; provided, however, that such fee shall be
                            reduced to the extent the partnership incurs such fees
                            to third parties, unaffiliated with the general partner
                            or the lender, with respect to such indebtedness and no
                            such fee will be paid with respect to borrowings from
                            the general partner or its affiliates.  The estimated
                            amounts set forth in this table assume the expected
                            maximum allowable leverage ($362,571 if the minimum
                            number of units are sold and $5,371,620 if the maximum
                            number of units are sold), but exclude such fees earned
                            on refinancing or debt incurred with respect to
                            equipment purchased with retained proceeds and
                            borrowings.




                                                                                          Estimated            Estimated
                                                                                          Amount               Amount
                                                                                          Assuming             Assuming
                                                                                          Minimum of           Maximum of
Entity Receiving                                                                          50,000 Units         750,000 Units
Compensation                               Type of Compensation                           Are Sold             Are Sold
------------------------------------------------------------------------------------------------------------------------------
                                  OPERATIONAL AND SALE OR LIQUIDATION STAGES


The General Partner         Equipment Management Fee. A monthly fee equal to the                Not                 Not
                            lesser of (i) the fees which would be charged by an             determinable        determinable
                            independent third party for similar services for similar        at this time        at this time
                            equipment or (ii) the sum of five percent of the
                            gross lease revenues attributable to equipment which
                            is subject to operating leases.

The General Partner         Equipment Liquidation Fee.  With respect to each item of            Not                 Not
                            equipment sold by the general partner a fee equal to the        determinable        determinable
                            lesser of (i) 50% of the competitive equipment sale             at this time        at this time
                            commission or (ii) three percent of the sales price of
                            the  equipment.  The payment of this fee is subordinated
                            to the receipt by the limited partners of (i) a return
                            of their capital contributions and a 10% per annum
                            cumulative return, compounded daily, on adjusted capital
                            contributions ("cumulative return") and (ii) the net
                            disposition proceeds from such sale in accordance with
                            the partnership agreement.  Such fee will be reduced to
                            the extent any liquidation or resale fees are paid to
                            unaffiliated parties.

                                          INTEREST IN THE PARTNERSHIP

The General Partner         Partnership Interest.  The general partner will have a              Not                 Not
                            present and continuing one percent interest in the              determinable        determinable
                            partnership's items of income, gain, loss, deduction,           at this time        at this time
                            credit, and tax preference.  In addition, the general
                            partner will receive one percent of cash available for
                            distribution until the limited partners have received
                            distributions of cash available for distribution equal
                            to their capital contributions plus the 10% cumulative
                            return and thereafter, the general partner will receive
                            10% of cash available for distribution.



                              CONFLICTS OF INTEREST

         The partnership can have conflicts of interest arising out of its relationships with the general partner and its affiliates. Nothing below shall relieve the general partner and its affiliates from their general fiduciary obligations to the partnership as set forth under "Fiduciary Responsibility." These conflicts include the following:

Competition for General Partner's Time

         The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with the partnership. Although these programs have acquired all of the equipment, which they will acquire with the proceeds of offerings to investors, each program may reinvest undistributed cash in additional equipment. The general partner and its affiliates may also form additional investor programs, which may be competitive with the partnership.

         Certain senior executives of the general partner and its affiliates also serve as officers, and directors of the other programs and are required to apportion their time among these programs. The partnership will, therefore, be in competition with the other programs for the attention and management time of the general partner and its affiliates. The general partner and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of the limited partners. The officers and directors of the general partner are not required to devote all or substantially all of their time to the affairs of the partnership. See "Management."

Competition with Affiliates

         If one or more investor programs and the partnership are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment. In addition, in order to promote diversification of equipment and lessees when two or more investor programs are in a position to acquire the same equipment, the general partner may acquire equipment in joint ventures with affiliated investor programs. If one or more investor programs and the partnership are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser conflicts may arise as to which program shall lease or sell its equipment.

Acquisitions

         Com Cap Corp. and the general partner or other affiliates of the general partner may acquire equipment for the partnership provided that (i) the partnership has insufficient funds at the time the equipment is acquired, (ii) the acquisition is in the best interest of the partnership and (iii) no benefit to the general partner or its affiliates arises from the acquisition except for compensation paid to Com Cap Corp., the general partner or such other affiliate as disclosed in this prospectus. Com Cap Corp., the general partner or their affiliates will not hold equipment for more than 60 days prior to transfer to the partnership. If sufficient funds become available to the partnership within such 60 day period, the equipment may be resold to the partnership for a price not in excess of the sum of the cost of the equipment and any accountable expense relating to the selection and acquisition of equipment, or "acquisition expenses" payable to third parties which are incurred and interest on the purchase price from the date of purchase to the date of transfer to the partnership. Except as described above, there will be no sales of equipment to or from any affiliate of Com Cap Corp. The partnership may also find it necessary to make advances to manufacturers or vendors with funds borrowed from the general partner for acquisitions. The partnership will not borrow money from the general partner or any of its affiliates for a term in excess of twelve months.

         Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner's or affiliate's own cost of funds. If the general partner or its affiliates borrow money and loan or advance it on a short-term basis to or on behalf of the partnership, the general partner or such affiliates shall receive no greater interest rate and financing charges from the partnership than that which unrelated lenders charge on comparable loans. See "Investment Objectives and Policies."

Receipt Of Compensation by the General Partner and its Affiliates

         Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates. The general partner has absolute discretion with all decisions related to such transactions. Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of equipment and the terms and conditions thereof may be less advantageous to the partnership and more advantageous to the general partner under certain circumstances.

Lack of Independent Investigation by Underwriter

         Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, the partnership will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

Non-Arm's-Length Agreements

         Any agreements and arrangements relating to compensation between the partnership and the general partner or any of its affiliates will not be the result of arm's-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arm's-length. However, the general partner believes that such compensation and fees are comparable to those which would be charged by an unaffiliated entity or entities for similar services. See "Compensation of General Partner and Affiliates."

Joint Ventures with Affiliates of the General Partner

         The partnership may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including joint ventures controlled by the general partner. Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both the partnership and, through such affiliates, the affiliated co-venturer.

     The partnership may invest in joint venture arrangements with other equipment leasing programs formed by the general partner or its affiliates if such action is in the best interest of all programs and if all the following conditions are met:

         o all the programs have substantially similar investment objectives;
         o        there are no duplicate fees;
         o the sponsor compensation is substantially similar in each program;
         o the partnership has a right of first refusal to buy another program's interest in a joint venture if the other program wishes to sell equipment held in the joint venture;
         o the investment of each program is on substantially the same terms and conditions; and
         o the joint venture is formed either for the purpose of effecting appropriate diversification for the programs or for the purpose of relieving the general partner or its affiliates from a commitment entered into pursuant to Section 9.5.3 of the partnership agreement. See "Risk Factors."

     For example, because of the differing financial positions of the co-venturing programs, it may be in the best interest of one program to sell the jointly-held equipment at a time when it is in the best interest of the other program to hold such equipment. There is a potential risk of impasse in joint venture decisions since neither program may control and while one program may wish to purchase equipment from its co-joint venturer, it may not have sufficient resources to do so. Nevertheless, such joint ventures are restricted to circumstances where the co-venturer's investment objectives are similar to the partnership's, the partnership's investment is on substantially the same terms as the co-venturer and the compensation to be received by the general partner and its affiliates from each co-venturer is substantially the same.

Organization of General Partner

         The partnership will do business with the general partner and its affiliates, Com Cap Corp., Commonwealth Capital Securities Corp., and Commonwealth of Delaware, Inc.. The general partner is owned by Commonwealth of Delaware, Inc., which is owned by Com Cap Corp. Persons investing in the partnership will not have an interest in the corporations solely as a result of their investment in the partnership.


                          PRIOR OFFERINGS BY AFFILIATES

         Our general partner has previously sponsored three equipment leasing programs, Commonwealth Income & Growth Fund I (Fund I), Commonwealth Income & Growth Fund II (Fund II) and Commonwealth Income & Growth Fund III (Fund III), whose securities are registered under the Securities Act of 1933 and which have investment objectives substantially identical to the partnership. Fund I terminated its offering of units on May 11, 1995 with $12,634,153 raised from investors. Eighty-four percent of the total interests offered in Fund I were sold. On December 8, 1995, Fund I's net offering proceeds were fully utilized for the purchase of computer peripheral equipment. All of the equipment was new when acquired.

         Fund II terminated it offering of units on May 12, 1997 with $9,235,185 raised from investors. Sixty two percent of all interests offered in Fund II were sold. As of June 30, 1997, Fund II's net offering proceeds were fully utilized for the purchase of computer peripheral equipment. All of the equipment was new when acquired.

         Fund III terminated its offering of units on July 25, 2000 with $3,085,801 raised from investors. Twenty-one percent of all interests offered in Fund III were sold. As of July 30, 2000, Fund III's net offering proceeds were fully utilized for the purchase of computer peripheral equipment. All of the equipment was new when acquired. Additional updates to the prior performance tables will be filed by amendment when they become available.

         Com Cap Corp. has conducted single investor and leveraged lease transactions involving a variety of types of equipment. These transactions involved arranging for the investment by single investors in equipment and simultaneous lease of the equipment on a single transactions basis. The investment objectives of these transactions were to provide tax deductions and cash distributions. In addition, in 1984, Com Cap Corp. arranged for end-user leases of equipment in a leveraged lease co-ownership program, involving the private sale of partnership interest to 10 investors. The investment objectives of that program were to provide tax deductions and cash distributions.

         Affiliates of Com Cap Corp. have also sponsored 16 prior private equipment leasing programs with investment objectives similar to those of the partnership. As of December 31, 2000, these programs raised a total of $31,662,500 from investors in private offerings of securities. Thirteen of the programs were structured as limited partnerships and three were structured as Delaware Business Trusts. Interests in the programs were purchased by an aggregate of 784 investors. As of December 31, 2000, the programs had acquired from original offering proceeds $25,657148 in equipment, all of which was computer peripheral equipment.

         Approximately 97% of the equipment was new when acquired by the programs and approximately 3% percent was used. Currently, operating results for the private programs is lower than expected in the prospective financial statements, which were included in the offering document applicable to the program primarily because (i) lease rates have been lower than expected as a result of decreases in interest rates generally and (ii) some of the equipment acquired by such programs has not produced the expected residual value on sale.

         As a result, while programs have made distributions to investors, Com Cap Corp. and its affiliates decided to make loans to and/or waive fees from certain programs, some of which loans were forgiven, in order for those programs to make cash distributions and/or to enable those programs to make additional acquisitions of equipment.

         In addition, because of the lower lease rates and sales of equipment, below expected levels, certain programs currently own less equipment than was anticipated. Com Cap Corp. has outstanding demand promissory notes in the amount of $2,766,250 to the general partners or trustees of its prior private programs. See the prior performance tables attached as "Table II" for further information concerning these prior public and private programs.

         The information presented in this section of the prospectus concerning our prior programs, as well as the information and data included in the attached Appendices and Exhibits for our prior programs, represents our experience in the prior programs and is not audited. IF YOU PURCHASE UNITS IN THE PARTNERSHIP, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER PROGRAM. AS A RESULT OF YOUR PURCHASE, YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN OUR PRIOR PROGRAMS.

         See the prior performance tables attached as "Table II" for further information concerning these prior public and private programs.

         The following is a summary of equipment acquired between January 1, 1998 and January 1, 2001 by prior programs, which were sponsored by the general partner:

                      Summary of Equipment Acquired Between
              January 1, 1998 and January 1, 2001 by Prior Programs

                                                          Quantity of
                                                          Peripheral          Cost of
                                                           Equipment         Equipment         Percent
                    Program Name                           Acquired          Acquired         Leverage
------------------------------------------------------ ------------------ ---------------- ----------------
Commonwealth 1987-1 Equipment Income Fund, Limited            N/A                      N/A             N/A
Partnership
Commonwealth 1988-1 Equipment Income Fund, Limited            N/A                      N/A             N/A
Partnership
Commonwealth Equipment Income Fund No. 3, Limited             N/A                      N/A             N/A
Partnership
Commonwealth Equipment Income Fund No. 4, Limited             N/A                      N/A             N/A
Partnership
Commonwealth Equipment Income Fund No. V, Limited             N/A                      N/A             N/A
Partnership
Commonwealth Equipment Income Private Fund I,                 N/A                      N/A             N/A
Limited Partnership
Commonwealth Equipment Income Fund VI, Limited                N/A                      N/A             N/A
Partnership
Commonwealth Equipment Income Fund VII, Limited               N/A                      N/A             N/A
Partnership
Commonwealth Equipment Income Private Fund II,                  6              $123,918.06             65%
Limited Partnership
Commonwealth Equipment Income Trust VIII                       83              $659,002.69             57%
Commonwealth Equipment Income Trust IX                         26              $132,376.96             22%
Commonwealth Equipment Income Trust X                          35              $426,840.33             87%
Commonwealth Equipment Income Private Fund III,               107             $1,134761.98             46%
Limited Partnership
Commonwealth Income & Growth Fund I                            47              $209,582.38             47%
Commonwealth Equipment Income Private Fund IV,                 55              $116,720.18             67%
Limited Partnership
Commonwealth Income & Growth Fund II                          182            $5,664,338.07             81%
Commonwealth Equipment Income Private Fund V,                  12              $520,630.80             73%
Limited Partnership
Commonwealth Equipment Income Private Fund VI,                197            $2,063,798.15             94%
Limited Partnership
Commonwealth Income & Growth Fund III                         248            $1,575,775.65             43%



     Some of the above funds have entered their liquidation stage, therefore no new equipment will be acquired, according to the terms of their prospectus.

                            TRANSFERABILITY OF UNITS

General Limitations

         Units cannot be transferred without the consent of the general partner, which consent shall not be unreasonably withheld. The general partner intends to monitor transfers of units in an effort to ensure that all transfers will be within certain safe harbors promulgated by the IRS to furnish guidance regarding publicly traded partnerships. These safe harbors limit the number of transfers that can occur in any one year. The general partner intends to cause the partnership to comply with the safe harbor that permits nonexempt transfers and redemptions of units of up to two percent of the total outstanding interests in the partnership's capital or profits in any one year. In deciding whether a proposed transfer can be made, the general partner will consider whether the transfer will have an adverse affect on the partnership's federal tax status as a partnership.

Redemption Provision

         Upon the conclusion of the 30 month period following the termination of the offering, the partnership may, at the sole discretion of the general partner, repurchase a number of the outstanding units. After such 30 month period, on a semi-annual basis, the general partner, at its discretion, may establish an amount for redemption, generally not more than two percent of the outstanding units per year, subject to the general partner's good faith determination that such redemptions will not: (a) cause the partnership to be taxed as a corporation under Section 7704 of the Code or (b) impair the capital or operations of the partnership. The partnership may redeem units in excess of the two percent limitation if, in the good faith judgment of the general partner, the conditions imposed in the preceding sentence would remain satisfied. The redemption price for units will be 105% of the selling limited partner's "adjusted capital contributions" attributable to the units for sale, net of the offering fees and expenses attributable to the units for sale. A limited partner's adjusted capital contributions are his or her initial capital contributions, reduced by the amount of all distributions received by that limited partner attributable to the units for sale. This amount will be further reduced, in determining the redemption price, by the offering fees and expenses attributable to the units for sale, which offering fees and expenses will be amortized over ten years after the termination of the offering. One quarter of these expenses will be amortized in each thirty-month period following the termination of the offering. Therefore, for example, one-fourth of the amount such fees and expenses will be added back to the adjusted capital contribution amount used to determine the redemption price after the expiration of the first thirty-month period from the date of the termination of the offering. All requests for redemption must be made in writing and must be on file as of the record date for such redemption. The general partner will maintain a master list of requests for redemption with priority being given to units owned by estates, followed by IRAs and "qualified plans," which are trusts established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 of the Internal Revenue Code. All other requests will be considered in the order received. Redemption requests made by or on behalf of limited partners who are not affiliated with the general partner or its affiliates will be given priority over those made by limited partners who are affiliated with the general partner or its affiliates. All redemption requests will remain in effect until and unless canceled, in writing, by the requesting limited partner(s). The general partner has complete discretion in deciding whether to establish an amount for redemption. Therefore, there can be no assurance that any units for which redemption is requested will ever be redeemed.

         We will accept redemption requests beginning 30 months following the termination of the offering. There will be no limitations on the period of time that a redemption request may be pending prior to its being granted. Limited partners will not be required to hold their interest in the partnership for any specified period prior to their making a redemption request. Substituted limited partners may also make redemption requests, and their units will retain their transferor's adjusted capital contribution amount. The making of a request for a redemption is completely voluntary. Limited partners will receive notification concerning the action of the partnership on this request. The general partner may withhold consent to the transfer of units for which redemption has been requested during the pendency of the request.

         In order to make a redemption request, limited partners will be required to advise the general partner in writing of such request. Upon receipt of such notification, the partnership will provide detailed forms and instructions to complete the request.

         Investors should note that the redemption price is based on a percentage of the selling limited partner's adjusted capital contributions and is, therefore, arbitrary and not calculated with reference to the fair market value of a Unit. For tax consequences relating to the redemption of units, see "United States Federal Income Tax Considerations."

Exempt Transfers

         The following seven categories of transfers are exempt transfers for purposes of calculating the volume limitations imposed by the IRS and will generally be permitted by the general partner:

         o transfers in which the basis of the unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor (for example, units acquired by corporations in certain reorganizations, contributions to capital, gifts of units, units contributed to another partnership, and non-liquidating as well as liquidating distributions by a parent partnership to its partners of interests in a sub-partnership);

         o        transfers at death;

         o transfers between members of a family (which include brothers and sisters, spouse, ancestors, and lineal descendants);

         o transfers resulting from the issuance of units by the partnership in exchange for cash, property, or services;

         o transfers resulting from distributions from benefit plans defined in Section 3(3) of ERISA or Section 4975(e)(1) of the Internal Revenue Code;

         o any transfer by a limited partner in one or more transactions during any 30-day period of units representing in total more than two (2%) percent of the total outstanding interests in capital or profits of the partnership; and

         o transfers by one or more partners representing in the aggregate fifty (50%) percent or more of the total interests in partnership capital or profits in one transaction or a series of related transactions.

Additional Restrictions on Transfer

         Limited partners who wish to transfer their units to a new beneficial owner will be required to pay the partnership up to $50 for each transfer to cover the partnership's cost of processing the transfer application and will take such other actions and execute such other documents as may be reasonably requested by the general partner. There will be no charge for re-registration of a certificate in the event of a marriage, divorce, death, or transfer to a trust so long as the transfer is not a result of a sale of the units.

         In addition, the following restrictions will apply to each transfer:
(i) no transfer may be made if it would cause 25% or more of the outstanding units to be owned by Benefit Plans; and (ii) no transfer will be permitted unless the transferee obtains such governmental approvals as may reasonably be required by the general partner, including without limitation, the written consents of the Pennsylvania Securities Commissioner and of any other state securities agency or commission having jurisdiction over the transfer.

                          DISTRIBUTIONS AND ALLOCATIONS

Between the General Partner and the Limited Partners

         Cash distributions, if any, will be made quarterly. The first distribution will be made at the end of the first full quarter after the minimum offering amount of units are purchased by investors. Thereafter, any distributions will be made as of December 31, March 31, June 30, and September 30 of each year. Cash distributions will be made after the payment of expenses of the partnership, including the payment of fees to the general partner. The partnership will make distributions of cash available for distribution of the partnership that the general partner, in its sole and absolute discretion, determines is available for distribution. Such distributions will be payable quarterly or by the election of the limited partners for a fee of $25.00, monthly. A limited partner who purchases a minimum of 250 units ($5,000) may elect to receive monthly distributions, paid in arrears, by written notice to the general partner upon subscription, or, thereafter, upon at least 30 days' prior written notice to the general partner, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Without an election, limited partners will receive distributions quarterly. In any quarter, limited partners may terminate their election to receive distributions monthly rather than quarterly by written notice to the partnership, which termination will be effective as of the beginning of the following calendar quarter. The general partner, in its sole discretion, will have the option in the future to make quarterly distributions to all limited partners. In such event, annual fees for monthly distributions will terminate.

         Distributions of cash available for distribution are expected to commence no later than the end of the first full calendar quarter following receipt of the minimum subscription amount. At that time, each limited partner will receive a distribution of cash available for distribution for the calendar quarter and each limited partner who has elected to receive distributions monthly will receive one-third of such amount. The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account separate from other partnership funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those limited partners who have chosen to receive distributions monthly.

         Limited partners who choose the monthly distribution option will be charged a minimum annual administrative fee of $25.00, designed to cover the additional postage and handling associated with the more frequent distributions. The annual administrative fee will be reduced by any interest earned on the monthly distribution account and will be deducted equally from each monthly distribution. In the event that the interest earned on the monthly distribution account exceeds the annual administrative fee, such excess interest will be available to the partnership for partnership purposes. It is anticipated that the fee will be calculated in January of each year, although the general partner may change the amount of the fee during the year by written notice to each limited partner who properly has chosen to receive monthly distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Distributions will be made 99% to the limited partners and one percent to the general partner until the limited partners have received an amount equal to their capital contributions plus the cumulative return. The cumulative return is an amount equal to a return at a rate of 10% per annum, compounded daily, on the adjusted capital contribution, for all outstanding units, which amount begins accruing at the end of the calendar quarter in which such units are sold by the partnership. Thereafter, cash distributions will be made 90% to the limited partners and 10% to the general partner. Distributions made in connection with the liquidation of the partnership or a partner's units will be made in accordance with the partner's positive capital account balance as determined under the partnership agreement and Treasury Regulations.

         The cumulative return is calculated on the limited partners' adjusted capital contributions for their units. The adjusted capital contributions will initially be equal to the amount paid by the limited partners for their units. If distributions at any time exceed the cumulative return, the adjusted capital contributions will be reduced by the excess, decreasing the base on which the cumulative return is calculated. For example (without taking into account the effect of compounding), on a $100 investment, a $12 distribution in year one would result in a $2 reduction in adjusted capital contribution, leaving a $98 base on which the 10% return would be calculated in year two. The $2 reduction consists of $2 in distributions in excess of that required to satisfy the cumulative return requirement for year one.

         If the proceeds resulting from the sale of any equipment are reinvested in equipment, sufficient cash will be distributed to the partners to pay the additional federal income tax resulting from such sale for a partner in a 39.6% federal income tax bracket or, if lower, the maximum federal income tax rate in effect for individuals for that taxable year.

         The general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners. Net profits arising from transactions in connection with the termination or liquidation of the partnership will be allocated in the following order:

         o first, to each partner in an amount equal to the negative amount, if any, of his capital account;
         o second, an amount equal to the excess of the proceeds from the liquidation or termination which would be distributed to the partners as operating distributions over the total capital accounts of all the partners, to the partners in proportion to their respective shares of such excess, and
         o third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions.

         Net losses, if any, will generally be allocated 99% to the limited partners and one percent to the general partner, except to the extent that any such losses are required to be allocated in a different manner under applicable federal income tax law.

         Net profits and net losses will be computed without taking into account, in each taxable year of the partnership, any items of income, gain, loss or deduction required to be specially allocated pursuant to Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. No limited partner will be required to contribute cash to the capital of the partnership in order to restore a closing capital account deficit, and the general partner has only a limited deficit restoration obligation under the partnership agreement.

Distribution Reinvestment

         You may elect to have your distributions reinvested in additional units during the offering period, rather than receiving your distributions in cash. To make this election, mark the item in section 6 of the attached subscription agreement which reads "You wish Distributions of the Partnership to be reinvested in additional Units during the Offering Period." When the offering period is complete, you will receive all subsequent distributions in cash.

         All units purchased for you through distribution reinvestment will be newly-issued units purchased directly from the partnership. The number of units to be purchased for you through a reinvestment purchase will depend upon the amount of the dividends being reinvested. The purchase price of all units purchased through reinvestment will be $20.00 per unit. All distributions paid on units acquired through reinvestment will also be reinvested in additional units. The distributions paid on such units will continue to be reinvested unless you elect to have them paid in cash by changing your investment option. All units that you purchase through the reinvestment of distributions are recorded in your name on our books.

         The reinvestment of distributions does not relieve you of any income tax which may be payable on your share of the partnership's taxable income. Please see "United States Federal Income Tax Considerations -- Distribution Reinvestment" for further information about the taxability of reinvested distributions.

Allocation of Profits and Losses Among the Limited Partners

         Except during the offering period, cash available for distribution, net profits and net losses allocable to the limited partners will be distributed to them solely with reference to the number of units owned by each as of the record date for each such distribution. During the offering period, cash available for distribution, net profits and net losses allocable to the limited partners will be distributed to them with reference to both (i) the number of units owned by each as of each record date and (ii) the number of days since the previous record date (or, in the case of the first record date, the commencement of the offering period) that the limited partner has owned the units.

         A different method for allocations and distributions, based upon the number of days, which each limited partner owned units during the period, will be utilized during the offering period to provide greater distributions to those partners who have held their units for a longer period.

         Limited partners will start sharing in net profits, net losses, and cash distributions on the date following the date the capital contributions are received. If some limited partners are admitted to the partnership after others, those limited partners admitted later may receive a smaller portion of each item of the partnership's net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to the partnership for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

         Net profits and net loss shall be computed for each taxable year or shorter period with the following adjustments:

         o any income of the partnership that is exempt from federal income tax and not otherwise taken into account in computing net profits and net loss shall be added to such taxable income or shall reduce taxable loss;

         o any expenditure of the partnership described in Treasury Regulation Section 1.704-1(b)(2)(iv)(I) and not otherwise taken into account in computing net profits and net loss shall be subtracted from such income or loss;

         o items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of the partnership agreement shall not be included in the computation of net profits and net loss; and

         o if equipment is reflected on the books of the partnership at a book value that differs from the adjusted tax basis of the equipment in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization and gain or loss with respect to such equipment shall be determined by reference to such book value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

         The terms "net profits" or "net losses" shall include the partnership's distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.


                              UNITED STATES FEDERAL
                            INCOME TAX CONSIDERATIONS

         The following is a summary of important federal income tax considerations concerning an investment in the partnership. In this section, when we refer to "the Code" we mean the Internal Revenue Code, as amended. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective limited partner in light of your personal circumstances; nor does it deal with particular types of limited partners that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the federal income tax treatment of limited partnerships are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of the units, including the federal, state, local, foreign and other tax consequences of such purchase, ownership and sale.

General

         Subject to the qualifications and assumptions set forth herein, and certain representations of the general partner, counsel has opined that the partnership will be classified as a partnership for federal income tax purposes. Counsel reviewed the United States Federal Income Tax Considerations and Tax Risks section of this prospectus; to the extent these sections contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions are correct under the Code, current and proposed Treasury Regulations, published administrative positions of the IRS, and judicial decisions, all as of the date of this prospectus. Counsel's opinion is not binding on the IRS.

         Neither the general partner, the partnership, nor Counsel can guarantee that any federal income tax advantages described in this summary will be available. An opinion of Counsel represents only such counsel's best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the opinions of Counsel would be sustained by a court, if contested, or that legislative or administrative changes or court decisions may not be forthcoming which would require modifications of the statements and conclusions expressed herein. Except for the opinions specifically addressed herein, Counsel has not opined as to the probable outcome on the merits of any issue discussed below. Final disallowance of all or any portion of the partnerships federal income tax advantages would of course adversely affect an investment in the partnership.

         Counsel will not prepare or review the partnership's income tax information returns, which will be prepared by management and independent accountants for the partnership. The partnership will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many other similar matters. Such matters are handled by the partnership often with the advice of independent accountants retained by the partnership and are usually not reviewed with Counsel.

         The following discussion is not intended as a substitute for careful tax planning by prospective investors. The income tax consequences of an investment in a partnership such as the partnership are often uncertain and complex and will not be the same for all investors.

         Details of significance to a particular taxpayer may not be present, as it is impractical to set forth in a discussion of acceptable length all aspects of federal income tax law that may be relevant to an investment in the partnership. The discussion below considers the federal income tax considerations associated with an investment in the partnership by individuals who are citizens of the United States or resident aliens and is not intended to deal with matters which may be relevant to other investors, such as corporations, partnerships or trusts. The discussion, however, does describe some, but not all, of the material federal income tax considerations associated with an investment in the partnership by non-resident alien and foreign corporations and Keogh plans and pension and profit-sharing plans qualifying under Section 401(a) of the Code (collectively, qualified plans) and individual retirement accounts described in Section 408 of the Code. A corporate investor should be aware that the tax consequences of its investment in the partnership will differ in several material respects from those applicable to individuals.

Classification as a Partnership

         It is the opinion of Counsel that the partnership will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes. This opinion is based upon: (i) existing federal income tax law; (ii) continuing compliance with the conditions set forth below; and (iii) certain representations by the general partner set forth below. Counsel's opinion is not binding on the IRS.

         Section 301.7701-2 of the Treasury Regulations (the "Check-the-Box" rules) provides that certain unincorporated entities, which have more than one owner may generally elect to be treated as a partnership or a corporation for federal income tax purposes. In the absence of a specific election, any such entities, which are formed under United States law (i.e., domestic entities), through default, are treated as partnerships for federal income tax purposes.

         In this case, the general partner has represented that the partnership will file any tax or informational returns, if any (including Department of the Treasury/Internal Revenue Service Form 8832), which may be required in order for the partnership to be treated as a partnership for federal income tax purposes. Consequently, subject to the discussion below, the partnership will qualify as a partnership for federal income tax purposes.

         Counsel's opinion takes into account Section 7704 of the Code, which provides, with certain exceptions which are not relevant to this discussion, that "publicly traded partnerships" are taxable as corporations. Section 7704(b) of the Code defines the term "publicly traded partnership" to mean any partnership if: (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market (or the substantial equivalent thereof). The legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets.

         A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist either: (i) if the holders of interests in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests, or (ii) buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular, and ongoing opportunities to dispose of their interests.

         The partnership agreement provides that no transfer of any unit "will be recognized or effective for any purpose to the extent it is determined by the general partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of
Section 7704 of the Code and the Treasury Regulations applicable with respect thereto, so as to adversely affect the tax status of the partnership as a partnership rather than as an association taxable as a corporation;" the general partner will also prohibit any transfer of units which, in the general partner's good faith judgment, will cause the partnership to fall outside of the safe harbors of Treasury Regulation Section 1.7704-1(e), discussed below. See "Risk Factors --Units of Commonwealth Income & Growth Fund IV are generally not transferable."

         Under Treasury Regulation Section 1.7704-1(e), (f), (g), (h) or (j), certain types of limited, non-public transfers which will be disregarded in determining whether a partnership is publicly traded, the general partner anticipates permitting seven categories of these Exempt Transfers. See "Transferability of Units --Exempt Transfers."

         In addition to providing for the Exempt Transfers, Treasury Regulation 1.7704-1 states that partnership interests will not be deemed "readily tradable on a secondary market (or the substantial equivalent thereof)" if any one of several other safe harbors provided for in such Treasury Regulation is satisfied. One of these is the "two percent safe harbor." It provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership's taxable year does not exceed two percent of the total interests in partnership capital or profits. The seven categories of exempt transfers, among other items, do not count towards the two percent ceiling. In determining whether the partnership satisfies the two percent safe harbor, redemption of units pursuant to Article 12 of the partnership agreement will be counted.

         While the general partner will use its best efforts to limit the type and number of transfers of units to those which will allow the partnership to remain within the two percent safe harbor, the general partner does not warrant that the partnership will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of units could occur which would cause the partnership to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for partnership interests. No assurances can be offered, however, that, if the amount and type of trading in the units were to fall outside the safe harbor, the IRS would not claim publicly traded partnership status with respect to the partnership.

         If, for any reason, the partnership were treated for federal income tax purposes as a corporation, the partnership's income, deductions and credits would be reflected only on its income tax return rather than being passed through to limited partners, and the partnership would be required to pay income tax at corporate tax rates on any net income. Any amounts available (after corporate taxes) for distribution to the limited partners would be treated as dividends to the extent of current or accumulated earnings and profits. In addition, distributions from the partnership would be classified as portfolio income rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to the partnership or other activities giving rise to passive losses. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Passive Activity Losses Limitations."

Certain Principles of Partnership Taxation

         A partnership is not subject to federal income tax, but is required to file a partnership information tax return each year. Each limited partner will be required to take into account, in computing the limited partner's income tax liability, the limited partner's distributive share (as determined by the partnership agreement and reported on Schedule K-1 to Form 1065) of all items of net profits, losses, credit and tax preference of the partnership for any taxable year of the partnership ending within or without the taxable year of the limited partner without regard to whether the limited partner has received or will receive any cash distributions from the partnership. Thus, a limited partner may be subject to tax if the partnership has net income even though no corresponding cash distribution is made. To the extent a limited partner's tax liability attributable to his investment in the partnership exceeds his cash distributions from the partnership in any year, such partner will be required to pay the excess tax liabilities from other sources.

         Any cash received by a limited partner from the partnership in his capacity as a partner generally will not cause recognition of taxable income (or tax loss) for federal income tax purposes. Instead, such distributions generally will reduce the limited partner's basis in his units (but not below zero). However, cash distributions (and certain distributions of marketable securities, as defined by the Code) in excess of a limited partner's adjusted basis in his units will result in the recognition of taxable income to the extent of any such excess. Any taxable income recognized upon such distributions will generally be characterized as capital gain income and will be long-term or short-term depending upon the limited partner's holding period for his units. With respect to a partner subject to the " at risk" rules, if the partner's share of partnership losses or distributions reduces his "at risk" amount to zero, subsequent distributions of cash or other equipment to him will cause him generally to recapture as ordinary income an amount equal to the partnership losses previously deducted by him to the extent of such distributions. The gain realized on a non-pro rata distribution to a limited partner may be taxed to the limited partner as ordinary income to the extent attributable to the limited partner's share of depreciation recapture, other "unrealized receivables" and inventory that has substantially appreciated in value. See "Cost Recovery and Depreciation - Recapture of Cost Recovery Deductions" and "Disposition of Units" below. No loss will be recognized by a limited partner upon distributions, other than a loss recognized upon a distribution in liquidation of his partnership interest.

         A limited partner's distributive share of any taxable income generated by the partnership will not be deemed to be "net earnings from self employment." Accordingly, such income will not be subject to the tax imposed on self-employed persons by Section 1401 through 1403 of the Code, commonly referred to as "social security taxes."

         Prospective investors who receive social security benefits should be aware that, although income generated by the partnership will not be deemed to be "net earnings from self employment," such income will be included in a limited partners' "modified adjusted gross income" under Section 86 of the Code for purposes of determining whether a limited partner's social security benefits, if any, are subject to taxation.

         Timing of Income Recognition. The partnership's tax returns will be prepared using the accrual method of accounting. Under the accrual method, the partnership will recognize as income items such as rentals and interest as and when earned by the partnership, whether or not they are received. In certain circumstances, where a lease provides for varying rental payments, increasing (or decreasing) in the later years of the lease ("step rentals"), the Code requires the lessor to take the rentals into income as if the rent accrued at a constant level rate. This provision applies to sale-leaseback transactions. An additional consequence of the application of these provisions of the Code would be a conversion of a portion of the partnership's rental income (passive) from such lease to interest income (portfolio). If step rentals are provided for in a lease, the general partner anticipates that the lease will fall within one of the exceptions to such provision and, therefore, the partnership should recognize such income as it is earned under the lease rather than at a constant level rate as otherwise provided by the Code.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

         In General. Cash distributions, if any, will be made quarterly, 99% to the limited partners and one percent to the general partner until the limited partners have received an amount equal to $20 per unit plus their 10% cumulative compounded cumulative return; thereafter, cash distributions will be made 90% to the limited partners and 10% to the general partner. Distributions in redemption of a partner's units pursuant to Article 12 of the partnership agreement (see "Transferability of Units - Redemption Provision") will be equal to 105% of the selling partner's adjusted capital contribution at the time of the redemption. Distributions made in connection with the liquidation of the partnership or a partner's units (other than pursuant to Section 8.1.3 of the partnership agreement) will be made in accordance with the partner's positive capital account balance as determined under the partnership agreement and Treasury Regulations.

         Generally, the general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners. Net profits arising from transactions in connection with the termination or liquidation of the partnership will be allocated in the following order: (i) First, to each partner in an amount equal to the negative amount, if any, of his capital account; (ii) Second, an amount equal to the excess of the proceeds which would be distributed to the partners based on the operating distributions to the partners over the aggregate capital accounts of all the partners, to the partners in proportion to their respective shares of such excess, and (iii) third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions net losses, if any, will be allocated 99% to the limited partners and one percent to the general partner.

         The above allocations, however, are subject to several special allocations designed in part to prevent a partner's capital account (particularly a limited partner's capital account) from going below zero and to allow the partner's capital account accurately to reflect the above-described sharing ratios.

         Although a partnership agreement may allocate certain partnership items, or overall profit and loss, in a manner disproportionate to the partners' respective capital contributions (a "special allocation"), such an allocation will be recognized for federal income tax purposes only if it has "substantial economic effect." A special allocation generally will be considered to have such effect if it actually affects the dollar amount of the partners' share of total partnership income or loss independently of tax consequences.

         Substantial Economic Effect. Under Treasury Regulations, an allocation will be respected by the IRS only if it meets any one of the following: (i) the allocation has "substantial economic effect"; (ii) the allocation is in accordance with the partners' interests in the partnership; or, (iii) the allocation is deemed to be in accordance with the partners' interests in the partnership. Any allocation which fails to satisfy at least one of these three tests will be reallocated in accordance with the partners' interests in the partnership as defined in the Treasury Regulations.

         The Treasury Regulations set forth a two-part analysis to determine whether an allocation has "substantial economic effect." First, the allocation must have "economic effect." In other words, the allocation must be consistent with the underlying economic arrangement of the partners. If there is an economic benefit or burden that corresponds to the allocation, the partner receiving such an allocation should benefit from the economic benefit or bear the economic burden. Normally, economic effect will be present only if the partners' capital accounts are determined and maintained as required by the Treasury Regulations.

         Liquidation proceeds must be distributed in accordance with the partners' positive capital account balances (after certain adjustments). Additionally, if partners are not required to restore any deficit capital account balance, no loss or deduction may be allocated to a partner if such allocation would create a deficit balance in such partner's capital account in excess of the amount such partner is obligated to restore to the partnership or is treated as required to restore to the partnership and contains a "qualified income offset," requiring that if a partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or
(6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) which creates or increases a deficit in such partner's capital account will be allocated items of net profits and gain (consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

         Second, the economic effect must be "substantial." Substantiality is present if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by a partner independent of his tax consequences. If a shifting of tax attributes results in little or no change to the partner's capital accounts, or if the shift is merely transitory, they will not be recognized. Thus, if the allocation causes a shift in tax consequences that is disproportionately large in relation to the shift in economic consequence, there is a presumption that the economic effect of the allocation is not substantial and such allocation will be disregarded (and the partnership items will therefore be apportioned according to the partners' respective interests).

         The Treasury Regulations contain several exceptions and qualifications. For example, if a partnership allocation fails the above "economic effect" test, it may still be recognized if it meets the "economic effect equivalence" test. An allocation will be viewed as having economic effect if the agreement among the partners would in all cases produce the same results as the requirements outlined above. Further, there are also several exceptions, which come into play where the partner does not have an absolute obligation to restore a negative capital account.

         Pursuant to the partnership agreement, net profits, net losses and cash distributions allocated to a partner will be reflected by appropriate adjustments to the partner's capital account. Furthermore, the partnership agreement contains provisions, which would in all cases produce distributions of liquidation proceeds on dissolution on the basis of the relative amounts of the partners' capital Accounts to the extent of the balances of such capital accounts. The tax allocations, however, are predicated on the assumption that the management fees payable to the general partner will be treated as deductible guaranteed payments, rather than as partnership distributions. See "United States Federal Income Tax Considerations -- Summary -- Deductibility of Fees."

         Retroactive Allocations. Under Section 706(d) of the Code, "retroactive allocations," i.e., allocations of items to partners before they became partners, are prohibited. Section 706(d) of the Code and the Treasury Regulations thereunder accomplish this prohibition by providing that if there is a change in any partner's interest in any taxable year of the partnership, each partner's distributive share of a partnership's tax items is to be determined by use of any method prescribed by the Secretary of the Treasury in Treasury Regulations which take into account the varying interests of the partners in the partnership during such taxable year. The partnership agreement provides that limited partners will be admitted to the partnership and will commence sharing in net profits, net losses and cash distributions on the day following the date on which their capital contributions are received. Thus, if some limited partners are admitted to the partnership after others, those limited partners admitted later may receive a smaller portion of each item of the partnership's net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to the partnership for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period and for which such limited partner will not receive a corresponding cash distribution.

         Conclusion. Based on the Treasury Regulations, the legislative history and existing case law, the allocations contained in the partnership agreement of the partnership's net profits and net losses should be respected for federal income tax purposes.

Limitations on Utilization of Partnership Losses

         Tax Basis. A limited partner may not deduct losses in excess of his "tax basis" in his units, but may carry forward such excess losses to such time, if ever, as his basis is sufficient to absorb them. A limited partner's tax basis in his units also determines the tax consequences of his distributions, as well as the amount of the gain or loss he may realize upon any sale of his units. "United States Federal Income Tax Considerations -- Disposition of Units."

         Initially, the tax basis of a limited partner's units will be equal to the amount of cash contributed by the limited partner to the partnership or the amount paid to a transferor limited partner, plus the limited partner's share of the partnership's non-recourse liabilities, if any. A limited partner's initial tax basis will then be (i) increased by the his allocable share of any net profits for each year, contributions made to the partnership by the limited partner, and any increase in his share of non-recourse liabilities, and (ii) reduced by his allocable share of any net losses, the amount of any distributions made to him during the year, and any reduction in his share of non-recourse liabilities.

         The IRS has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of the partner's combined interests. Possible adverse tax consequences could result from the application of this ruling upon a sale of some but not all of a limited partner's units. See "United States Federal Income Tax Considerations - Disposition of Units."

         Amounts at Risk. The Code limits the deductions that an individual or a closely held "C" corporation may claim from an activity to the aggregate amount with respect to which such taxpayer is "at risk" for such activity as of the close of the taxable year.

         Except as otherwise provided below, a limited partner will be considered to be "at risk" with respect to the amount of money and the adjusted basis of other property the limited partner contributes to the partnership. A limited partner will be at risk with respect to amounts borrowed by the partnership only to the extent that the limited partner is personally liable for their repayment or the net fair market value of the limited partner's personal assets (other than units) that secure the indebtedness. A limited partner will not be considered at risk with respect to any amounts that are protected against loss through non-recourse financing, guarantees, stop loss agreements or similar arrangements. Because the limited partners will not be personally liable for partnership indebtedness, any such indebtedness will not augment the limited partners' amounts at risk.

         A limited partner's amount at risk will be reduced by (i) net losses which are allowed as a deduction to the limited partner under the at-risk rules and (ii) cash distributions received by a limited partner with respect to the limited partner's units, and increased by that limited partner's distributive share of net profits. Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Passive Activity Losses Limitations."

         If a limited partner's at risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount. Losses of the partnership that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner's amount at-risk has been increased.

         It is not anticipated that, on an aggregate basis, the partnership will incur losses. However, the Code will allow the partnership to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year. Therefore, the "at risk" rules will be applied to the net taxable income or loss resulting from leasing equipment, which was placed in service during the same taxable year. This could result in a partner's deduction for losses with respect to certain items of equipment being limited by the "at risk" rules, even though he must recognize income with respect to other items of equipment. Each limited partner will be considered "at risk" in any one year with respect to equipment placed in service in the same taxable year for purposes of Section 465 of the Code in an amount equal to:

         (i) the capital contributions of such limited partner (provided that funds for such contributions are not from borrowed amounts), less (ii) the sum of (a) the total net losses with respect to such equipment which have been allowed as deductions to the limited partner under the at-risk rules and (b) cash distributions received by the limited partner, plus (iii) the limited partner's distributive share of total net profits with respect to such equipment of the partnership.

         Passive Activity Losses Limitations. The Code prohibits an individual, estate, trust, closely-held "C" corporation, or personal service corporation from using losses and credits from a business activity in which the taxpayer does not materially participate, or a rental activity, to offset other income, including salary and active business income as well as portfolio income (such as dividends, interest and royalties, whether derived from property held directly or through a pass-through entity such as a partnership).

         Interest income derived by the partnership from the interim investment of offering proceeds or reserves (and any income derived by the partnership from leases treated as loans for federal income tax purposes) will be treated as portfolio income and, thus, will not be offset for those purposes by partnership deductions such as depreciation or cost recovery deductions.

         Losses from a passive activity that are not allowed currently will be carried forward indefinitely, and are allowed in subsequent years against passive activity income or in full upon complete disposition of the taxpayer's interest in that passive activity to an unrelated party in a fully taxable transaction.

         Losses from the partnership and other passive activities may not be used to offset income from a publicly traded partnership and income from a publicly traded partnership is treated as investment income. Limited partners, therefore, will be unable to use losses from the partnership to offset passive income from publicly traded partnerships that are not taxed as corporations and income from the partnership cannot be offset by losses from publicly traded partnerships that are not taxed as corporations.

         If a limited partner incurs indebtedness in order to acquire or carry units, interest paid by the limited partner on the indebtedness will be subject to the limitations for passive activity losses, except to the extent that the indebtedness relates to "portfolio income," if any, of the partnership. Interest expense a limited partner attributable to "portfolio income" may be subject to other limitations on its deductibility. See "United States Federal Income Tax Considerations -- Interest Deduction Limitations."

         Based on the above discussion, assuming that all leases entered into by the partnership are considered "true leases" for federal income tax purposes, the net profits, net losses, and credits derived from the partnership with respect to its leasing activities will be subject to the passive activity rules. Thus, any income produced by the partnership should be income from a passive activity. However, any partnership income attributable to (i) the investment of partnership funds in liquid investments prior to the purchase of equipment, (ii) the investment, in interest-bearing accounts or otherwise, of amounts held by the partnership as working capital, security deposits, or in reserve, or (iii) equipment with respect to which the partnership is determined not to be the owner for federal income tax purposes will not be passive activity income.

         Hobby Losses. Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." The phrase "activities not engaged in for profit" means any activity other than one that constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income. The Treasury Regulations provide that the determination of whether an activity is engaged in for profit is to be made by reference to objective standards, taking into account all of the facts and circumstances in each case. The Treasury Regulations also provide that, although a reasonable expectation of profit is not required, the facts and circumstances must indicate that the taxpayer entered into the activity, or continued the activity, with the objective of making a profit.

         The Treasury Regulations enumerate a number of nonexclusive factors, which should be taken into account in determining whether an activity is engaged in for profit. The IRS has ruled that this test will be applied at the partnership level.

         Based upon these Treasury Regulations and the investment goals of the partnership, and certain representations made by the general partner, the proposed activities of the partnership will constitute an activity engaged in for profit within the meaning of Section 183 of the Code. However, the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances applicable from time to time including the motives of the investors, and no assurance can be given that Code Section 183 may not be applied in the future to disallow the deductions.

Cash Distributions

         Cash distributions made to a limited partner, other than those in exchange for, or redemption of, all or part of his units, reduce a limited partner's adjusted basis in his units and may represent both a return of capital and income. To the extent distributions of cash (including reductions in a limited partner's proportionate share of partnership non-recourse liabilities, if any) reduce a limited partner's adjusted basis in his units to zero, such distributions will be retreated as returns of capital which generally do not result in any recognition of gain or loss for federal income tax purposes. To the extent such distributions or reductions in liabilities exceed a limited partner's adjusted basis in his units immediately prior thereto, such limited partner will recognize gain to the extent of such excess. Such gain may be treated as ordinary income to the extent the distribution is deemed to be in exchange for a share of the limited partner's interest in the partnership's "substantially appreciated" inventory and "unrealized receivables" (which includes depreciation recapture), any excess gain will be treated as capital gain.

         The gain that a limited partner will recognize as a result of a reduction of liabilities in excess of such limited partner's adjusted tax basis in his units immediately prior thereto will result in a tax liability to the limited partner without any cash distribution. To the extent a limited partner's federal tax liabilities exceed cash distributions, such excess in effect would be a nondeductible cost to such limited partner.

Distribution Reinvestment

         If you elect to have your distributions reinvested in additional units during the offering period, the amount of such distributions will be includable in your cost basis of units purchased. The information return (Schedule K-1) sent by the partnership to you and the IRS at the end of the year will show the amount of the distributions paid to you.

         The income tax consequences for investors in units who do not reside in the United States may vary from jurisdiction to jurisdiction.

         If you are considering electing to reinvest your distributions, we urge you to consult with your own tax advisors regarding the specific tax consequences (including the federal, state and local tax consequences) that may result from your election and of potential changes in applicable tax laws.

         If you are a foreign unitholder whose share of taxable income is subject to United States income tax withholding at the current statutory rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be used to purchase additional shares.

         Tax-exempt unitholders, including IRAs, Keogh Plans, 401(k) plans, charitable remainder trusts, etc. generally will not have to pay any taxes on their share of partnership income.

Fees and Reimbursements to the General Partner and Affiliates

         General. There is no assurance that the IRS will not challenge the position of the partnership with respect to the amount, character, time of deduction or tax treatment of any of the fees discussed herein or, if challenged, that the position of the partnership would be sustained. In any year such fees are incurred, the disallowance of the deductibility of such fees would result in a proportionate increase in the taxable income (or reduction in the loss) of the limited partners with no associated increase in cash distributions with which to pay any resulting increase in tax liabilities.

         Organizational and Offering Expenses. The general partner will be paid an organizational fee for its services in organizing the partnership and preparing the offering. The general partner plans to make a reasonable allocation of such fees between syndication expenses, which must be capitalized and start-up expenses which may be amortized over a 60-month period. The range of the fee based on the minimum and maximum amounts sold will be between $30,000 and $400,000. The organizational fee is anticipated to be approximately $300,000.

         Equipment Acquisition and Debt Placement Fees. The cost of acquisition fees will be capitalized to the cost of the equipment. Debt placement fees will be amortized over the term of the borrowings to which they relate.

         The Equipment Management Fee. The equipment management fee should be deductible as an ordinary and necessary business expense under Section 162 of the Code, to the extent that its amount is commercially reasonable.

         Equipment Liquidation Fee. Equipment liquidation fees should be treated as a cost of sale of the equipment.

Ownership of Equipment

         Tax Treatment of Leases. Your depreciation and cost recovery deductions with respect to any item of partnership equipment depends, in part, on the tax classification of the rental agreement under which it leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning the partnership retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, financing or refinancing arrangement where ownership shifts to a purchaser, the nominal lessee.

         Whether a partnership is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

         Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether the partnership will be treated for tax purposes as the owner of each item of equipment acquired by that partnership, would depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, counsel can render no opinion on this issue.

Cost Recovery and Depreciation

         Cost Recovery Rules. The equipment we plan to acquire and lease for the partnership generally is classified as 5-year equipment, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight line method of depreciation for the entire recovery period.

         The partnership will allocate all or part of the acquisition fees, which are fees paid to us in connection with the selection and purchase of equipment, to the cost basis of equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to the partnership would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment acquired by the partnership, counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

         In some circumstances, a taxpayer will be required to recover the cost of an asset over longer periods of time than described above. These circumstances include the use of equipment predominately outside the United States and the use of equipment by a tax-exempt entity.

         Recapture of Cost Recovery Deductions. All of part of the cost recovery, depreciation or amortization deductions of the partnership may be recaptured as ordinary income upon a subsequent disposition by the partnership of its equipment or other property or, with respect to a partner's share of such deductions, upon the disposition of the partner's units. See "United States Federal Income Tax Considerations - Disposition of Units" below. The cost recovery, depreciation or amortization deductions of the partnership will be recaptured to the extent of any gain on disposition. This recapture amount will be recognized in full as ordinary income in the year of sale even if the partnership has made an installment sale of the equipment. See "United States Federal Income Tax Considerations - Sale of Equipment."

         If the partnership has not made a basis adjustment election under
Section 754, a purchaser of units also may be required to recapture amounts attributable to cost recovery or depreciation when the partnership disposes of equipment subject to recapture or when the purchaser subsequently sells his units.

Interest Deduction Limitations

         The Code restricts the ability of non-corporate taxpayers to deduct interest on funds borrowed to acquire or carry investment assets. Such taxpayers may deduct "investment interest" only to the extent of the "net investment income" of the taxpayer for the taxable year. Any interest disallowed under this provision in one year may be carried forward indefinitely and claimed at such time as the taxpayer has sufficient investment income.

         Interest expense that is allocable to a passive activity is subject to the passive loss limitations, and is not subject to the investment interest limitations. The general partner anticipates that the partnership will be deemed a passive activity with respect to the income, gains, losses, deductions and credits passed through to the limited partners and, therefore, will not figure in a limited partner's investment interest limitations calculation.

         Because the partnership will enter into net leases, any interest expense that might be paid by the partnership might be considered to be investment interest expense and, as such, would be subject to the limitations described herein. Because the amount of any limited partner's investment interest that would be subject to disallowance in any year will depend upon the other investment income and expenses of that limited partner, the extent, if any, of such disallowance will depend upon that limited partner's particular tax situation.

         Additionally, the IRS might argue that all or some portion of any interest incurred in connection with the acquisition or maintenance of a unit in the partnership is investment interest. As noted above, however, it is anticipated that any interest in the partnership as a limited partner will be deemed a passive activity (unless modified by Treasury Regulations or legislation). To the extent the investment in a unit is treated as a passive activity, any interest incurred in acquiring or maintaining such an interest would not be subject to Section 163(d) but instead would be subject to the passive activity limitations.

         The Code denies any deduction for interest paid by a taxpayer on indebtedness incurred or continued for purchasing or carrying tax exempt obligations. Denied interest may not be deducted in any year. The prescribed purpose generally will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment" including a limited partnership interest.

         In the case of a limited partner owning tax exempt obligations, the IRS may take the position, that with respect to a limited partner who borrows funds to purchase units, the interest paid by the limited partner on such loan should be viewed as incurred on loans which enable him to continue carrying his tax exempt obligations. If this position were upheld, the limited partner would not be allowed to deduct such interest.

Sale of Equipment

         Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

         Upon a sale or other disposition of equipment, the partnership will realize capital gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon dispositions. Any foreclosure of a security interest in equipment would be considered a taxable disposition and the partnership would realize capital gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though the partnership would receive no cash. In the case of a disposition of equipment at a gain, the income would first be ordinary income to the extent of recapture, as discussed below, and only the excess, if any, would be capital gain.

         Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by the partnership will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation, previously deducted, is reversed by recognizing the depreciated amounts as ordinary income, in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If a partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

         Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of some assets including equipment used in a trade or business and held for more than one year are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Disposition of Units

         In General. A partner who sells or otherwise disposes of his units, including redemptions of a limited partner's units pursuant to Article 12 of the partnership agreement, will realize taxable gain or loss measured by the difference between the selling or redemption price and the adjusted tax basis of his units. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Tax Basis." Gain or loss, in general, will be taxed as short-term or long-term capital gain or loss, depending on the period the units have been held (provided the partner is not a dealer in the units).

         However, gain attributable to the partner's share of "substantially appreciated inventory items" and "unrealized receivables" of the partnership, as those terms are defined in the Code, will be taxed as ordinary income. Unrealized receivables include any cost recovery, depreciation and amortization deductions of the partnership that would have been recaptured upon a hypothetical sale of the equipment.

         The requirement that recapture amounts be recognized in full in the year of sale even if the sale qualifies as an installment sale, may apply to an installment sale of units. See "United States Federal Income Tax Considerations -- Cost Recovery and Depreciation -- Recapture of Cost Recovery Deductions." In determining the amount realized upon the sale or exchange of units, a limited partner must include, among other things, his allocable share of partnership indebtedness included in his basis in such units. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Tax Basis." A partner's gain on the sale or exchange of units should be treated as income from the activity of leasing the equipment. As a result, suspended losses, if any, from prior years could offset the gain realized on the sale or exchange of units. See "United States Federal Income Tax Considerations -- Limitation on Utilization of Partnership Losses -- Amounts at Risk -- Passive Activity Losses Limitations." A partner who sells or otherwise disposes of his units must also report his share of the taxable income or loss of the partnership for the portion of the taxable year of the partnership during which he owned his units.

         Gift of Units. Since the tax consequences of any gift or transfer will depend upon the particular circumstances and upon the individuals or organizations involved in the transaction, before making any gift of units, a limited partner should consult his tax advisor as to the consequences of such a gift and as to the basis of the units in the hands of his successor.

         Death of Partner. If a limited partner dies, the fair market value of his units at death (or, if elected, at the alternate valuation date) will be subject to federal estate taxation. Under present law, the death of a limited partner does not result in a sale or exchange giving rise to a federal income tax. It is not clear what the tax consequences are if the decedent's proportionate share of the partnership's liabilities exceeds the adjusted basis of his units at death. In this event, some gain may be recognized to the decedent or his estate upon the distribution of the units to the extent of such excess. The cost or other basis of the units inherited from the decedent generally is "stepped up" or "stepped down" to its fair market value for federal income tax purposes.

         Notice of Transfer. The Code requires that a limited partner who transfers an interest in a partnership, whether by sale, gift or otherwise, must notify the partnership of such transfer within 30 days of the transfer or, if earlier, by January 15 of the calendar year following the calendar year in which transfer occurs.

         In addition, the Code requires a partnership to file a separate information return with the partnership's federal information return, for the tax year in which the transfer occurs whenever there is a transfer of a partnership interest involving a sale or exchange where there are inventory items or unrealized receivables as defined by the Code. A limited partner who fails to inform the partnership of a transfer of the limited partner's units in accordance with the rules described in this paragraph is liable for a penalty of $50 per unreported transfer with an annual maximum penalty of $100,000. Each such return must contain the following: (a) the names, addresses and taxpayer identification numbers of the transferee and transferor involved in the exchange and (b) the date of the sale or exchange.

         Once notified, the Code requires the partnership to provide the transferee and the transferor with a copy of the completed information return reporting transfers, and to include the name, address and telephone number of the information contact of the partnership required to make the return.

Termination of the Partnership for Tax Purposes

         The Code provides that if 50% or more of the capital and profits interests in a partnership is sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes. The partnership agreement prohibits the transfer of any unit if such transfer would result in the termination of the partnership for federal income tax purposes. However, involuntary transfers (such as transfers by death, dissolution, etc.) could possibly result in termination of the partnership for federal income tax purposes.

         If the partnership should terminate for tax purposes, the terminated partnership ("Old Par") will be treated (i) as having transferred all of its assets subject to liabilities to a new partnership ("New Par") in exchange for partnership interests therein, and then (ii) as having distributed such partnership interests in New Par to the partners of Old Par in liquidation of Old Par.

         Gain could be recognized to the extent that (i) the amount of the reduction, if any, in a limited partner's share of partnership liabilities as a result of the partnership termination exceeds (ii) such limited partner's adjusted tax basis of his units.

         In addition, upon a partnership termination, the partnership's taxable year would terminate. If the limited partner's taxable year were other than the calendar year, the inclusion of more than one year of partnership income in a single taxable year of the limited partner could result. Because the new partnership would be treated as a separate entity for federal income tax purposes, the tax elections of the prior partnership would not generally remain valid. Thus, new federal income tax elections would generally be required to be made.

No Section 754 Election

         Due to the burdensome and costly record keeping requirements that a
Section 754 Election entails, it is unlikely that the general partner will exercise its discretion in favor of making this election to adjust the basis of partnership property in the case of transfers of units. If the general partner does not make a Code Section 754 Election, a subsequent limited partner's share of gain or loss upon the sale of the partnership assets will be determined by taking into account the partnership's tax basis in the assets and without reference to the cost associated with acquiring the units. Thus, the absence of a Code Section 754 Election may reduce the marketability of units and the price a purchaser would be willing to pay.

Investment by Tax Exempt Entities

         The income earned by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account is generally exempt from taxation. However, gross UBTI of a tax exempt entity is subject to tax to the extent that, when combined with all other gross UBTI of the tax exempt entity for a taxable year, it exceeds all deductions attributable to the UBTI plus $1,000 during the taxable year. Such UBTI will be taxable at ordinary income rates and may be subject to the alternative minimum tax. See "United States Federal Income Tax Considerations -- Taxes-Alternative Minimum Tax."

         The leasing of tangible personal property is treated for purposes of the Code as an unrelated trade or business. See Revenue Rulings 78-144, 1978-1 C.B. 168, 69-278, 1969-1 C.B. 148, and 60-206, 1960-1 C.B. 201. The IRS has
ruled that a partner's distributive share of income or gain from a partnership engaged in the leasing of tangible personal property is treated in the same manner as if such income or gain were realized directly by the partner. Therefore, a tax exempt entity that invests in the partnership will be subject to the tax on UBTI for any taxable year of the tax exempt entity to the extent the partnership generates income from the leasing of the equipment and the total of the tax exempt entity's share of that income for the taxable year plus its UBTI from all other sources for the taxable year exceeds the sum of all deductions attributable to the UBTI plus $1,000.

         Although the partnership's portfolio income (e.g., interest income from the investment of partnership cash balances) generally will not produce UBTI for a tax exempt entity that invests in the partnership, a portion of such tax exempt entity's portfolio income from the partnership will constitute UBTI pursuant to the "debt-financed property" rules if the tax exempt entity finances its acquisition of units with debt.

         Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize all income from the partnership as UBTI.

         Except to the extent of gain or loss from the sale, exchange, or other disposition of acquisition indebtedness property and except to the extent the equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of the equipment generally will be excludable from the scope of UBTI. However, any gain on the disposition of equipment that is characterized as ordinary income as a result of the recapture of cost recovery or depreciation deductions will constitute UBTI for tax exempt entities.

         If the gross income taken into account in computing UBTI exceeds $1,000, the tax exempt entity is obligated to file a tax return for such year on IRS Form 990-T. Neither the partnership nor the general partner expects to undertake the preparation or filing of IRS Form 990-T for any tax exempt entity in connection with an investment by such tax exempt entity in the units. Generally, IRS Form 990-T must be filed with the IRS by May 15 of the year following the year to which it relates.

         Penalties may be imposed by the IRS for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid.

--------------------------------------------------------------------------------
Please review "ERISA Considerations" and get advice from a qualified tax advisor for potential realization of unrelated business taxable income (UBTI).
--------------------------------------------------------------------------------

Investment by Nonresident Alien Individuals and Foreign Corporations

         Nonresident alien individuals and foreign corporations that become limited partners will, like the partnership, be deemed to be engaged in the conduct of a trade business within the United States. Under the Code, nonresident aliens individuals and foreign corporations, respectively, will be subject to United States income tax on their allocable shares of any partnership taxable income.

         Nonresident alien individuals and closely held foreign corporations that acquire units will also be subject to the same limitations on the deduction of partnership losses that apply to domestic limited partners. See "United States Federal Income Tax Considerations -- Certain Principles of Partnership Taxation, Limitations on Utilization of Partnership Losses."

         Foreign corporations may also be subject to the branch profits tax. Such tax is equal to 30% of a foreign corporation's earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States. This tax is payable in addition to the regular United States corporate tax. In certain circumstances, the imposition of the branch profits tax may be overridden by the nondiscrimination provisions of applicable United States tax treaties or subject to a lower rate of tax.

         The partnership will be required to withhold from distributions to each foreign limited partner an amount equal to a percentage of the partnership's taxable income that is allocable to the limited partner. The Code provides that the amount of tax to be withheld is the "applicable percentage" of the taxable income of the partnership allocable to foreign limited partners. The applicable percentage is equal to the highest appropriate tax rate, currently 39.6% for individual foreign limited partners and 35% for corporate foreign limited partners. See "United States Federal Income Tax Considerations -- Taxes." Such withheld amounts will be credited against the limited partners' federal income tax liabilities for the taxable year in which withheld, and any excess will be refundable. Foreign limited partners may be entitled to tax credits for United States taxes in their countries of residence, and should consult with their local and United States tax advisors with regard to the tax consequences of an investment in units.

Alternative Minimum Tax

         This discussion only addresses the alternative minimum tax as it applies to non-corporate taxpayers (and to shareholders of an S corporation). The first step in determining a taxpayer's alternative minimum tax liability, if any, is calculation of the taxpayer's alternative minimum taxable income. Alternative minimum taxable income is computed by adjusting the taxpayer's taxable income in accordance with the rules set forth in Sections 55, 56 and 58 of the Code, and by increasing the resulting amount by the taxpayer's items of tax preference described in Code Section 57. Alternative minimum taxable income is then reduced by a specified exemption amount and by the taxpayer's alternative minimum tax foreign tax credit for the taxable year. The exemption amounts are $45,000 for married couples filing joint returns, $33,750 for single individuals, and $22,500 for married persons filing separate returns. The exemption is phased out above certain alternative minimum taxable income levels:
$150,000 for married taxpayers filing joint returns, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separate returns.

         The alternative minimum tax rate is 26% on the amount of the taxpayer's alternative minimum taxable income, which does not exceed $175,000 (after taking into account the exemption amount) and 28% on the amount exceeding $175,000. A taxpayer is only required to pay an alternative minimum tax liability to the extent that the amount of that liability exceeds the liability, which the taxpayer would otherwise have for the regular federal income tax.

         One of the adjustments to taxable income established by Code Section 56 relates to the amount of cost recovery deduction claimed on personal property. To derive a taxpayer's alternative minimum taxable income, the taxpayer's taxable income must be adjusted by an amount equal to the difference between (i) the amount of cost recovery deductions claimed by the taxpayer with respect to personal property and (ii) the amount which would have been allowable over the asset depreciation range class life of the property using the 150% declining balance method, converting to straight-line when necessary to maximize the remaining deductions.

         The adjustment results in a basis in the depreciated property for alternative minimum tax purposes, which may differ from its basis for regular tax purposes. Thus, upon disposition of the property, the taxpayer will generally recognize less gain (or a greater loss) for alternative minimum tax purposes than for regular tax purposes. Items of tax preference include other items which are not anticipated to be generated by the partnership, but may apply in the case of certain limited partners due to their particular facts and circumstances unrelated to the partnership.

Partnership Tax Returns and Tax Information

         The general partner will file the partnership's tax returns using the accrual method of accounting and will adopt the calendar year as the partnership's taxable year. See "United States Federal Income Tax Considerations -- Certain Principles of Partnership Taxation." The partnership will provide tax information to the limited partners within 75 days after the close of each taxable year. If a limited partner is required to file its tax return on or before March 15, it may be necessary for the limited partner to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

         Limited partners will be required to file their returns consistent with the information provided on the partnership's informational return or notify the IRS of any inconsistency. A failure to notify the IRS of an inconsistent position allows the IRS automatically to assess and collect the tax, if any, attributable to the inconsistent treatment.

IRS Audit of the Partnership

         The tax return filed by the partnership may be audited by the IRS. Adjustments, if any, from such audit may result in an audit of the limited partners' own returns. Any such audit of the limited partners' tax returns could result in adjustments of non-partnership as well as partnership items of income, gain, loss, deduction and tax preference.

         Audit proceedings are conducted at the partnership level and, if the IRS initiates an administrative proceeding or makes a "final adjustment" at the partnership level, it must notify each partner of the beginning and completion of the partnership administrative proceedings. Notice need not be given, however, to a partner who has less than a one percent interest in a partnership, which has more than 100 partners, although a group of such partners having at least a five percent interest in partnership profits in the aggregate may designate a member of the group to receive notice.

         Because the partnership will have more than 100 limited partners, the IRS will not notify individual limited partners of an audit of the partnership. The general partner is the "tax matters partner" who will normally have the authority to negotiate with the IRS with respect to any partnership tax matter; the general partner will also have the right to initiate judicial proceedings.

         A limited partner will thus be unable to control either an audit of the partnership or any subsequent litigation. If, in such event, the general partner does not go to court, any limited partner entitled to receive notice of the proceedings may bring an action to challenge any proposed audit findings by the IRS. A special statute of limitations exists in connection with the IRS's right to audit matters at the partnership level.

Tax Shelter Registrations

         Tax shelters must be registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representation made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. The partnership is a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income expected to be realized by a partnership is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in the first five years of the investment. Because there can be no assurance that unexpected economic or business developments will not cause you to incur tax losses from the partnership, with the result that your cumulative tax liability during the first five years might be reduced, we have registered the partnership as a "tax shelter" with the IRS and the partnership has (or will have) a tax shelter registration number. However, if the partnership is a project income investment, you are not required to include its registration number on your tax returns.

         Even though the partnership may be a projected income investment, it will nonetheless be required to maintain a list identifying each person who sold a unit and including information required by the IRS regulations. This list must be made available to the IRS upon its request.
If the partnership ceases to be a project income investment, the partnership and its limited partners will become subject to all remaining requirements, applicable to tax shelters. This means, among other things, that you will be required to include the partner-ships' registration number on your tax returns. We are required to notify you if the partnership no longer qualifies as a projected income investment, and to inform you that you must begin to report the partnerships' registration number on your tax return if you claim a deduction, credit, or other tax benefit from the partnership.

WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THIS
PROSPECTUS: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

Interest and Penalties

         With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of five months) that a partnership return is filed either late or incomplete. The monthly penalty is equal to $50 multiplied by the number of partners in the partnership during the year for which the return is due.

         With certain exceptions, a penalty will be assessed if the partnership fails to furnish to the limited partners a correct Schedule K-1 to the federal income tax return for the partnership on or before the prescribed due date (including any extension thereof). The penalty is equal to $50 multiplied by the number of partners not furnished a correct Schedule K-1 on or before the prescribed due date (including any extension thereof), with a maximum penalty of $100,000 per calendar year.

         The Code establishes a penalty equal to 20% (40% in certain gross valuation misstatements) on underpayment of tax attributable to substantial valuation over-statements. This penalty applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company). All or any part of the penalty may be waived by the IRS upon the taxpayer's showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith. If the partnership were to overstate the value of equipment, a limited partner might be liable for this penalty.

         There is a 20% penalty on the amount of an underpayment of tax attributable to a taxpayer's negligent disregard of applicable rules and regulations or to the "substantial understatement" of a tax liability. A substantial understatement is defined as an under-statement for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations). The penalty can be avoided either by disclosing the questionable item on the return or by showing that there was "substantial authority" for taking the position on the return. If a questionable item is related to a tax shelter, the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was "more likely than not" the proper treatment. Based upon the representations of the general partner, Counsel believes the partnership will not be characterized as a "tax shelter" for these purposes.

         It should also be noted that the general partner will not cause the partnership to claim a deduction unless the general partner believes, based upon the advice of its accountants or Counsel, that substantial authority exists to support the deduction.

         All interest payable with respect to a deficiency is compounded daily. Interest rates are re-determined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus three percent.

Foreign Tax Considerations

         As noted above, the partnership may acquire equipment which is operated outside the United States. As a consequence, limited partners may be required to file returns and pay taxes in foreign jurisdictions with respect to the foreign source income of the partnership. The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction, which may or may not correspond with applicable United States standards.

         Limited partners who have foreign tax liabilities as a result of the partnership may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively. The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid.

         In particular, prospective limited partners should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer's United States federal income tax liability with respect to the foreign source income of the taxpayer calculated separately for certain types of income including shipping income and passive rental income. In the event the partnership earns these types of income, a limited partner must compute separately the foreign tax credit for each type of income. The foreign source income of a taxpayer is calculated according to United States rather than the foreign jurisdiction's tax law. It is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United States law. In such a case, limited partners would be subject to a higher effective rate of taxation than if no foreign tax had been imposed. To the extent that all income taxes paid to a foreign country on a certain type of income exceed the amount of foreign tax credit allowable in any year for such type of income, the excess foreign tax credits generally may be carried back two years or forward five years to offset United States income taxes on that certain type of foreign source income in those tax years. If the partnership were to suffer an overall foreign loss in one year and incur foreign taxes in a subsequent year, the amount of foreign tax credit allowable in that subsequent taxable year could be reduced on account of the prior foreign loss, regardless of whether the loss resulted in a United States tax benefit to the limited partners. Each limited partner should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

         Prior to the partnership entering into an arrangement which contemplates the use of equipment outside the United States, the general partner will consult with its Counsel and with special counsel located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the limited partners to avoid being required to file income tax returns in the foreign jurisdiction. The general partner has discretion to cause the partnership to enter into any such arrangement.

Partnership Anti-Abuse Rules

         Treasury Regulations have recently been promulgated (the "Anti-Abuse Rules") which purportedly grant authority to the IRS to re-characterize certain transactions to the extent that it is determined that the utilization of partnerships is inconsistent with the intent of the federal partnership tax rules. Under these Anti-Abuse Rules, the IRS may, under certain circumstances,
(i) recast transactions which attempt to use the partnership form of ownership, or (ii) otherwise treat the partnership as an aggregation of its partners rather than a distinct separate entity, as appropriate in order to carry out the purposes of the partnership tax rules. The Anti-Abuse Rules also provide that the authority to re-characterize transactions is limited to circumstances under which the tax characterization by the taxpayer is not, based on all facts and circumstances, clearly contemplated under the Code or the applicable Treasury Regulations.

         These Anti-Abuse Rules are intended to impact only a small number of transactions, which improperly utilize partnership tax rules. It is therefore not anticipated that the partnership and/or the transactions contemplated herein will be affected by the promulgation or administration of these Anti-Abuse Rules. In light of the broad language incorporated in these Regulations, however, no assurance can be given that the IRS will not attempt to utilize the Anti-Abuse Rules to alter, in whole or part, the tax consequences described herein with regard to an investment in the partnership.

Future Federal Income Tax Changes

         Neither the general partner nor Counsel can predict what further legislation, if any, may be proposed by members of Congress, by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted. Neither the general partner nor Counsel can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in the IRS' ruling policy. Consequently, no assurance can be given that the income tax consequences of an investment in the partnership will continue to be as described herein. Any changes adopted into law may have retroactive effect.

State Taxes

         In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes, which may be imposed by various jurisdictions. A limited partner's distributive share of the income or loss of the partnership generally will be required to be included in determining the limited partner's reportable income for state or local tax purposes in the jurisdiction in which the limited partner is a resident. Moreover, Pennsylvania and a number of other states in which the partnership may do business generally impose state income tax on a nonresident and foreign limited partner's distributive share of partnership income, which is derived from such states. Pennsylvania and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign limited partners on partnership income derived from such states. Any amounts withheld would be deemed distributed to the nonresident or foreign limited partner and would, therefore, reduce the amount of cash actually received by the nonresident or foreign limited partner as a result of such distribution. Nonresidents may be allowed a credit for the amount so withheld against income tax imposed by their state of residency.

         The partnership cannot, at present, estimate the percentage of its future income that will be from states, which have adopted such withholding tax procedures and it cannot, therefore, estimate the required withholding tax, if any.

         In addition, while the partnership intends to apply to the applicable taxing authority of such states for a waiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.


--------------------------------------------------------------------------------
Please be advised that you may be subject to rules, determining your state income tax, that are less favorable than federal income tax laws.
--------------------------------------------------------------------------------


Need for Independent Advice

         The foregoing summary is not intended as a substitute for careful tax planning, particularly since the income tax consequences associated with an investment in the partnership are complex and certain of them will not be the same for all taxpayers.



--------------------------------------------------------------------------------
YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO YOUR OWN TAX SITUATIONS.
--------------------------------------------------------------------------------

                              ERISA CONSIDERATIONS

         The following is a summary of some non-tax considerations associated with an investment in the partnership by a qualified plan, Keogh Plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

Fiduciaries Under ERISA

         A fiduciary of a pension, profit sharing or other employee benefit plan subject to Title I of ERISA (an "ERISA Plan"), should consider whether an investment in the units is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements under Part 4 of Title I of ERISA require the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the ERISA Plan's participants and beneficiaries. A fiduciary is required to perform the fiduciary's duties with the skill, prudence, and diligence of a prudent man acting in like capacity, to diversify investments so as to minimize the risk of large losses unless it is clearly prudent not to do so, and to act in accordance with the ERISA Plan's governing documents, provided that the documents are consistent with ERISA.

         Fiduciaries with respect to an ERISA Plan include any persons who have any power of control, management, or disposition over the funds or other property of the ERISA Plan. An investment professional who knows or ought to know that his or her advice will serve as one of the primary bases for the ERISA Plan's investment decisions may be a fiduciary of the ERISA Plan, as may any other person with special knowledge or influence with respect to a ERISA Plan's investment or administrative activities.

         While the beneficial "owner" or "account holder" of an IRA is treated as a fiduciary of the IRA under the Code, tax exempt entities generally are not subject to ERISA's fiduciary duty rules. Also, if a participant in an ERISA Plan exercises independent control over the investment of the participant's individual account in the ERISA Plan (a "self-directed investment" arrangement), the participant is not deemed to be a fiduciary. Finally, certain qualified plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participant(s) is/are the sole proprietor and his or her spouse or the partners and their spouses, and certain qualified plans of corporations in which at all times (before and after the investment) the only participant(s) is/are an individual or/and his or her spouse who own(s) 100% of the corporation's stock, are generally not subject to ERISA's fiduciary standards, although they are subject to the Code's prohibited transaction rules explained below.

         A person subject to ERISA's fiduciary rules with respect to an ERISA Plan should consider those rules in the context of the particular circumstances of the ERISA Plan before authorizing an investment of a portion of the ERISA Plan's assets in units.

         Fiduciaries of an ERISA Plan that permits a participant to exercise independent control over the investments of his individual account in accordance with Section 404(c) of ERISA (a "self-directed investment" arrangement) will not be liable for any investment loss or for any breach of the prudence or diversification obligations that results from the participant's exercise of such control, and the participant is not deemed to be a fiduciary subject to the general ERISA fiduciary obligations described above merely by virtue of his exercise of such control.

         The fiduciary of an IRA or a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Prohibited Transactions Under ERISA and the Code

         Any fiduciary of an ERISA Plan or a person making an investment decision for a non-ERISA Plan or an IRA should consider the prohibited transactions provisions of Section 4975 of the Code and Section 406 of ERISA when making their investment decisions. These rules prohibit such plans from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" described in Section 4975(e)(2) of the Code or "parties in interest" described in Section 3(14) of ERISA ("Disqualified persons" and "parties in interest" are hereinafter collectively referred to as "disqualified persons").

         "Prohibited transactions" include, but are not limited to, any direct or indirect transfer or use of a Benefit Plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Benefit Plan's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Benefit Plan. Under ERISA, a disqualified person that engaged in a prohibited transaction will be made to disgorge any profits made in connection with the transaction and will be required to compensate any ERISA Plan that was a party to the prohibited transaction for any losses sustained by the ERISA Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with an ERISA Plan or a non-ERISA Plan or an IRA subject to Section 4975 of the Code. If the disqualified person who engages in the transaction is the individual on behalf of whom the IRA is maintained (or his beneficiary), the IRA may lose its tax exempt status and the assets will be deemed to be distributed to such individual in a taxable transaction.

         In order to avoid the occurrence of a prohibited transaction under
Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by an ERISA Plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, as to which the general partner or any of its affiliates have investment discretion with respect to the assets used to purchase the units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. Additionally, fiduciaries of, and other disqualified persons with respect to, an ERISA Plan, an IRA, and a non-ERISA Plan subject to Section 4975 of the Code, should be alert to the potential for prohibited transactions to occur in the context of a particular plan's or IRA's decision to purchase units.

         Neither the general partner nor the partnership shall have any liability or responsibility to any benefit plan that is a limited partner or any other limited partner, including any limited partner that is a tax exempt entity, for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of partnership assets being deemed plan assets of the limited partner under the Code or ERISA or other applicable law.

"Plan Assets"

         If the partnership's assets were determined under ERISA or the Code to be "plan assets" of a limited partner which is a Benefit Plan:

         o the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the partnership's assets;

         o persons who exercise any authority or control over the partnership's assets, or who provide investment advice to the partnership, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires the unit, and transactions involving the partnership's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,

         o a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the unit could be liable under Part 4 of Title I of ERISA for transactions entered into by the partnership that do not conform to ERISA standards of prudence and fiduciary responsibility, and

         o certain transactions that the partnership might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

         The Benefit Plan's fiduciaries might, under certain circumstances, be subject to liability for actions taken by the general partner or its affiliates, and certain of the transactions described in this prospectus in which the partnership might engage, including certain transactions with affiliates, may constitute prohibited transactions under the Code and ERISA with respect to such Benefit Plan, even if their acquisition of units did not originally constitute a prohibited transaction.

         Under the Department of Labor ("DOL") regulations governing the determination of what constitutes the assets of a Benefit Plan in the context of investment securities such as units, an undivided interest in the underlying assets of a collective investment entity such as the partnership will be treated as "plan assets" of Benefit Plan investors if (i) the securities are not publicly offered, (ii) 25% or more by value of any class of equity securities of the entity is owned by Benefit Plans, (iii) the interests of the Benefit Plan investors are "equity interests," and (iv) the entity is not an "operating company." In order for securities to be treated as "publicly offered," they have to be either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of an offering registered under the Securities Act of 1933, and must also meet certain other requirements, including a requirement that they be "freely transferable."

         Units will be sold as part of an offering registered under the Securities Act of 1933. However, in Counsel's view, the partnership is not an "operating company" and the restrictions on transferability of units (see "Transferability of Units") prevent the units from being "freely transferable" for purposes of the DOL's regulations. Consequently, in order to ensure that the assets of the partnership will not constitute "plan assets" of limited partners which are Benefit Plans, the general partner will take such steps as are necessary to ensure that ownership of units by Benefit Plan investors is at all times less than 25% of the total value of outstanding units. In calculating this limit, the general partner shall, as provided in the DOL's regulations, disregard the value of any units held by a person (other than a Benefit Plan) who has discretionary authority or control with respect to the assets of the partnership, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of the partnership, or any affiliate of any such a person. See "Investor Suitability Standards." However, neither the general partner nor the partnership shall have any liability or responsibility to any tax exempt entity limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt entity limited partner under the Code or ERISA or other applicable law.

Other ERISA Considerations

         In addition to the above considerations in connection with the "plan assets" issue, a decision to cause a Benefit Plan to acquire units should involve considerations, among other factors, of whether:

         o the investment is in accordance with the documents and instruments governing the Benefit Plan,

         o the purchase is prudent in light of the diversification of assets requirement and the potential difficulties that may exist in liquidating units,

         o the investment will provide sufficient cash distributions in light of the Benefit Plan's required benefit payments or other distributions,

         o the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI derived from the partnership,

         o in the case of an ERISA Plan, the investment, unless the investment is made in accordance with a self-directed individual arrangement under Section 404(c) of ERISA and regulations promulgated there under, is made solely in the interests of the ERISA Plan's participants, and

         o the fair market value of units will be sufficiently ascertainable, and with sufficient frequency, to enable the Benefit Plan to value its assets in accordance with the rules and policies applicable to the Benefit Plan.

         Prospective ERISA Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a DOL advisory opinion indicate that the determination of whether the assets of a ERISA Plan that has invested in an entity such as the partnership are sufficiently diversified may be made by looking through the ERISA Plan's interest in the entity to the underlying portfolio of assets owned by the entity.

                           MANAGEMENT'S DISCUSSION OF
                             CERTAIN FINANCIAL DATA

         We have no operating history. The following discussion includes forward looking statements. Forward looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by these forward looking statements. Accordingly, this information should not be regarded as representations that the results or condition described in these statements or objectives and plans will be achieved.

         We intend to acquire various types of computer peripheral and similar equipment, and to lease such equipment predominantly under operating leases. The partnership may also lease equipment under full payment net leases or enter into conditional sales contracts with respect to equipment. The partnership anticipates that it will use a substantial portion of the proceeds of this offering, excess cash flow, debt financing and net disposition proceeds received by the partnership prior to its liquidation phase to purchase computer peripheral or other similar capital equipment manufactured by, or compatible with, equipment manufactured by IBM. See "Investment Objectives and Policies -- Types of Equipment," "Description of Leases" and "Risk Factors - The partnership's ability to lease, re-lease or sell its equipment may be affected by actions taken or not taken by, or the business or prospects of, IBM," "Certain of our investments may be financed in part with non-recourse debt borrowed by the partnership," " The business of leasing and investing in equipment is subject to many risks..." and "We have not yet identified any of our investments in equipment."

         The partnership's operating revenues will initially be generated primarily from leasing, and otherwise entering into contracts for the use of equipment. Operating revenues will be utilized to pay partnership expenses and provide cash distributions to limited partners. See "Investment Objectives and Policies -- Description of Leases." The general partner anticipates that the partnership will commence liquidation of all of its assets beginning in the ninth year of program operations, subject to the general partner's discretion to extend the liquidation process if in the general partner's discretion such extension will enable the partnership to dispose of its assets on more favorable terms. In no event will the partnership continue after December 31, 2013. See "Investment Objectives and Policies -- Liquidation Policies."

         Because the partnership's leases will be on a "triple-net" (or equivalent) basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the offering proceeds. However, the general partner is authorized to establish reserves in the future if and to the extent it deems necessary for maintenance, repairs and working capital. In addition, the general partner and Com Cap Corp. have agreed that the general partner or Com Cap Corp. will lend or contribute to the partnership an amount equal to 1.01% of net offering proceeds, if needed, to meet the partnership's expenses. If the general partner or any of its affiliates makes such a short-term loan to the partnership, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans for the same purpose in the same locality. In no event will the partnership be required to pay interest on any such loan at an annual rate greater than three percent over the "prime rate" from time to time announced by Chase Bank, Philadelphia, Pennsylvania. All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by the partnership within 12 months after the date of the loan. See "Compensation of General Partner and Affiliates." If available cash flow or net disposition proceeds are insufficient to cover the partnership's expenses and liabilities, the partnership will obtain additional funds by disposing of or refinancing equipment or by borrowing within its permissible limits.

                          PARTNERSHIP AGREEMENT SUMMARY

         The rights and obligations of the Partners in the partnership will be governed by the partnership agreement, which is attached in its entirety as Appendix II hereto. The following statements, and other statements in this prospectus concerning the partnership agreement and related matters, are merely an outline, do not purport to be complete, in no way modify or amend the partnership agreement and are qualified in all respects and in each case by the language of the partnership agreement. All material aspects of the partnership agreement are included in this summary.

The Units

         A maximum of 750,000 units are authorized for issuance and sale in the offering. Subscribers who are accepted as limited partners by the general partner on or before the initial closing will be admitted to the partnership as limited partners on the day of the initial closing. Thereafter, subscribers who are accepted as limited partners by the general partner will be admitted into the partnership as limited partners on or before the last day of the calendar month following the date such acceptance occurs. Transferees of units will be recognized as substituted limited partners on or before the first day of the calendar month following the calendar month in which the general partner receives a completed transfer application and approves the transferee as a substituted limited partner. The partnership's records shall be amended to reflect the substitution of limited partners at least once in each calendar quarter.

Non-assessability of Units

         The units are non-assessable. When a unit has been paid for in full, the holder of the unit has no obligation to make additional contributions to the partnership's capital.

Liability of Limited Partners

         Limited partners are not personally liable for the obligations of the partnership, but their investments are subject to the risks of the partnership's business and the claims of its creditors. A limited partner, under certain circumstances, may be liable to return any distributions from the partnership to the extent that, after giving effect to the distribution, all liabilities of the partnership (other than non-recourse liabilities and liabilities to partners on account of their interests in the partnership) exceed the fair value of the partnership's assets, including assets serving as security for non-recourse liabilities.

Allocations and Distributions

         The provisions of the partnership agreement governing the allocation of tax items and the apportionment of cash distributions are summarized under the caption "Allocations and Distributions."

Responsibilities of the General Partner

         The general partner has the exclusive responsibility for the management and control of all aspects of the business of the partnership. In the course of its management, the general partner may, in its absolute discretion, cause the partnership to purchase, own, lease, sell and/or make future commitments to purchase, lease and/or sell the equipment and interests therein when and upon such terms as it determines to be in the best interests of the partnership as it deems necessary for the efficient operation of the partnership, except that limited partners holding more than 50% of the outstanding units held by all limited partners, referred to as a majority in interest, must approve the sale of substantially all of the assets of the partnership, except when such sales occur in the orderly liquidation and winding up of the business of the partnership.

         A majority in interest of the limited partners may, at any time, remove the general partner. Upon the removal of the general partner, the partnership will be dissolved and liquidated unless, within 60 days of such removal, a majority in interest of the limited partners elect a successor general partner to continue the partnership.

Records and Reports

         The general partner will keep at the partnership's principal place of business adequate books of account and records of the partnership. You will have the right, upon reasonable notice and within normal working hours, and at your expense, to inspect and copy true and full information regarding the state of the business and financial condition of the partnership, federal, state and local tax returns of the partnership, a list of the partners and other information regarding the affairs of the partnership as you may reasonably request. You will also receive an annual account statement setting forth a current estimated value of your investment in the partnership. This account statement will be included in the partnership's annual report filed with the SEC as part of Form 10-K. See "Reports to Limited Partners" for a description of the reports and financial statements, which the general partner will provide to you during the term of the partnership.

Meetings of the Partners

         The general partner may call a meeting of the limited partners at any time, or call for a vote, without a meeting, of the limited partners on matters on which they are entitled to vote. The general partner is required to call such a meeting, or for such a vote, on the written request of limited partners holding 10% or more of the total units held by all limited partners. Any vote of a limited partner may be made in person or by proxy.

         We are not required to hold annual or other regular meetings of the partners.

Voting Rights of Limited Partners

         Your voting rights are set forth in the partnership agreement. By a vote of limited partners holding more than one-half of the outstanding units, the limited partners may vote to:

         o approve or disapprove a sale of all or substantially all of the assets of the partnership;

         o        dissolve the partnership;

         o        remove or approve the withdrawal of the general partner;

         o prior to the removal, withdrawal or dissolution of the general partner, elect a successor general partner; and

         o amend the partnership agreement except that without the consent of the partner adversely affected, no amendment may be made which:

                  o        converts a limited partner into a general partner;

                  o        modifies the limited liability of a limited partner;

                  o alters the interest of the general partner or limited partner in net profits, net losses or distributions from the partnership or of the general partner in its compensation; or

                  o affects the status of the partnership as a partnership for federal income tax purposes.

         Also, without prior consent of limited partners owning at least 66 2/3% of the units, the partnership may not amend the provisions in the partnership agreement relating to allocations, distributions or fees to the general partner.

         With respect to any units owned by the general partner or its affiliates, the general partner and its affiliates may not vote or consent on matters submitted to the limited partners regarding removal of the general partner or any transaction between the partnership and the general partner or its affiliates. In determining the required percentage in interest of units necessary to approve a matter on which the general partner and its affiliates may not vote or consent, any units owned by the general partner or its affiliates shall not be included.

Roll-Ups and Conversions

         We will not enter into any roll-up without the approval of the general partners and the holders of at least 66-2/3% of all outstanding units, the partnership shall not enter into any roll-up. A roll-up is defined in the partnership agreement to mean any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the partnership and the issuance of securities of a roll-up entity. A roll-up does not include: a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange, including the NASDAQ Stock Market or a transaction involving the conversion to corporate, trust or association form of only the partnership if, as a consequence of the transaction, there will be no significant adverse change in the limited partners' voting rights, the term of existence of the partnership, compensation of the general partner or its affiliates, or the partnership's investment objectives. Limited partners who do not consent to an approved roll-up shall be given the option of (i) accepting the securities of the roll-up entity offered in the proposed roll-up; or (ii) receiving cash in an amount equal to the non-consenting limited partner's pro rata share of the appraised value of the net assets of the partnership.

         In the event a roll-up is proposed, an appraisal of the net assets of the partnership shall be performed by a competent independent expert engaged for the benefit of the partnership and the limited partners. Such appraisal shall be made on the basis of an orderly liquidation of the assets of the partnership over a 12-month period as of a date immediately prior to the announcement of the proposed roll-up. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The partnership shall not reimburse the sponsor of a proposed roll-up for the costs of an unsuccessful proxy contest in the event the roll-up is not approved by the limited partners.

         By the vote of a majority in interest of the limited partners the partnership is permitted to engage in a conversion of the partnership into another form of business entity which does not result in a significant adverse change in:

         o        the voting rights of the limited partners,

         o the termination date of the partnership (currently, December 31, 2013, unless terminated earlier in accordance with the partnership agreement),

         o the compensation payable to the general partner or its affiliates, or

         o the ability to meet the partnership's investment objectives without materially impairing the rights of the limited partners.

         The general partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the partnership; the tax consequences (from the standpoint of the limited partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which the partnership would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular. In general, the general partner would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partner or its affiliates to be a significant adverse change in the listed provisions.

Power of Attorney

         Pursuant to the terms of the partnership agreement, each purchaser of a unit and each transferee of a unit appoints the general partner, acting alone, as the purchaser's or transferee's attorney-in-fact to make, execute, file, and/or record:

         o documents relating to the partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction;

         o        instruments with respect to any amendment;

         o instruments or papers required to continue the business of the partnership pursuant to the partnership agreement;

         o instruments relating to the admission of any partner to the partnership;

         o a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the partnership's tax shelter registration (see "Income Tax Considerations - Partnership Tax Returns and Tax Information"); and

         o all other instruments deemed necessary or advisable to carry out the provisions of the partnership agreement.

         The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person's heirs, successors, and assigns.

         The general partner will be designated as the "Tax Matters Partner" who shall have authority to make certain elections on behalf of the partnership and the limited partners, including extending the statute of limitations for assessment of tax deficiencies against the limited partners with respect to partnership items, and to enter into a settlement agreement with the IRS. See "United States Federal Income Tax Considerations -- Audit of the Partnership."

Partnership Term

         The term of the partnership will expire on December 31, 2013, though the partnership may be terminated and dissolved earlier after any of the following events:

         o The vote or written consent of a majority in interest of the limited partners;

         o        The dissolution of the partnership by judicial decree;

         o The expiration of 60 days following the removal, withdrawal, involuntary dissolution, or bankruptcy (or, in the case of an individual, the death or appointment of a conservator for the person or any of the assets) of the last remaining general partner interest of the limited partners, if the terminating event is the removal, bankruptcy, or involuntary dissolution of the last remaining general partner) vote to continue the partnership and a successor general partner is elected;

         o The determination by the general partner that it is necessary to commence the liquidation of the equipment in order for the liquidation of all the equipment to be completed in an orderly and business like fashion prior to December 31, 2013; or

         o        The sale of disposition of all the partnership's equipment.


                         INVESTOR SUITABILITY STANDARDS

         An investment in the partnership is suitable only for persons or entities of adequate means who have no need for liquidity in their investment since (i) investment in the units involves certain risks and (ii) the units are not freely transferable and a public market for the units does not exist and is not likely to develop.
See "Risk Factors."

Net Worth/Income

         Except with respect to qualified plans and Tax Exempt Entities, units will be sold only to an investor who represents that he has either

         o a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 AND an annual gross income of at least $45,000, OR

         o irrespective of annual gross income, a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or that he is purchasing in a fiduciary capacity for a person who meets such conditions.

         If the investor is a qualified plan or an IRA, such investor must represent:

         o that the IRA owner or the participant in the self-directed qualified plan satisfies the foregoing standards, or

         o if other than a self-directed qualified plan, that the qualified plan satisfies the foregoing suitability standards.

         The partnership will apply these suitability standards only with respect to investors who acquire units in its offering.

         Although the general partner believes that units may represent suitable investments for individuals, qualified plans, tax exempt entities, and many different types of entities, due to tax rules of particular application to certain types of entities, units may not be suitable investments for such entities. The partnership will produce UBTI which, to the extent that it exceeds $1,000 in any taxable year from all sources, is taxable to qualified plans and tax exempt entities. See "United States Federal Income Tax Considerations -- Investment by Tax Exempt Entities." Prospective investors should consult their tax advisors with respect to the tax consequences of an investment in units as it may affect their particular tax situations.

         Certain state securities commissions have established suitability standards or minimum investment amounts for the offer and sale of securities, which are different than those set forth above. All states in which the partnership is authorized to sell units have minimum investor suitability standards and minimum investment amounts which are within the standards and amounts set by the partnership except for those states listed below or in a supplement to this prospectus. Net worth in all cases excludes home, home furnishings and automobiles.

         Additional suitability standards or minimum investment amounts are as follows:

         California:       Net worth of at least $75,000 or current annual
                           income of at least $30,000 and a net worth of at least $30,000.

         Iowa: Net worth of at least $225,000 or current annual income of at least $60,000 and a net worth of at least $60,000. Minimum investment amount for Tax Exempt Entities and Keogh Plans is $2,500.

         Maine: Net worth of at least $200,000 or current annual income of at least $50,000 and a net worth of at least $50,000.

         Michigan:         In no event shall the aggregate purchase price of
                           Units exceed 10% of net worth.

         Minnesota:        Minimum investment amount for IRA's or qualified
                           plans (but not Tax Exempt Entities) is $2,000 individuals, minimum investment amount is $2,500.

         Missouri:         Net worth of at least $150,000 or current annual
                           gross income of at least $45,000 and a net worth of at least $45,000.

         Nebraska:         Minimum investment amount for all investors is $5,000
                           except that the minimum investment amount for Tax
                           Exempt Entities and Keogh Plans is $1,000.

         New Jersey:       Net worth of at least $225,000 or current annual
                           income of at least $60,000 and a net worth of at least $60,000.

         North Carolina:   Net worth of at least $225,000 or current annual
                           income of at least $60,000 and a net worth of at least $60,000.

         Pennsylvania:     Net worth of at least $225,000 or current annual
                           income of at least $60,000 and a net worth of at least $60,000. The aggregate purchase price of units may not exceed 10% of net worth.

         The suitability standards imposed by the partnership will apply to transferees upon resale of an investor's units.

         It is the responsibility of the general partner and the dealer manager on behalf of the partnership to make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each investor, based on information provided by the investor about the investor's financial situation and investment objectives.

         The partnership and/or dealer manager will maintain records for at least six years of the information used to determine the suitability of investors.

Subscribers' Representations and Warranties

         If you decide to purchase units, you must execute or authorize the execution of a subscription agreement to be submitted to the general partner. In the States of Florida, Iowa, Maine, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Oregon and Tennessee and Texas, you are required to personally sign the subscription agreement. You will make certain representations and warranties to the general partner in your subscription agreement or by paying for your units, including that you:

         o have received this prospectus, including the form of partnership agreement attached hereto as Appendix II;
         o        meet the applicable requirements as to investor suitability;
         o        accept and adopt the provisions of the partnership agreement;
                  and
         o authorize the general partner, as your attorney-in-fact, to execute the partnership agreement and such other documents as may be required to carry out the business of the partnership.


         You are also instructed that you should not rely upon any information not specifically set forth in this prospectus or any supplements thereto in making a decision to invest in the partnership and the general partner, the dealer manager and the partnership accept no responsibility for information provided to an investor that is not clearly marked as being prepared and authorized by them for use with the public. Also, an investment in the partnership involves certain risks including the matters set forth under the captions "Risk Factors," "Conflicts of Interest," "Management" and "Income Tax Considerations" in this prospectus.

Special Limit on Ownership of Units by Benefit Plans

         To avoid classification of a pro rata portion of the partnership's underlying assets as "plan assets" of investors which are benefit plans, the partnership intends to restrict the ownership of units by benefit plans to less than 25% of the total value of outstanding units at all times. See "ERISA Considerations -- Plan Assets." Benefits Plans include qualified plans, tax exempt entities and certain other entities included in the definition of benefit plans in this prospectus.

                              PLAN OF DISTRIBUTION
General

         The units are offered through Commonwealth Capital Securities Corp., Inc. as dealer manager. The dealer manager may offer the units through other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). The units are being offered on a "best efforts" basis, which means that the dealer manager and the other broker-dealers are not obligated to purchase any units and are only required to use their best efforts to sell units to investors. The offering of the units is intended to be in compliance with Rule 2810 of the Rules of Conduct of the National Association of Securities Dealers, Inc.

         The partnership will pay to the dealer manager an aggregate amount of up to nine percent of capital contributions as underwriting commissions after and only if the required $1,000,000 minimum subscription amount is sold. The dealer manager will pay other broker-dealers ("Participating Brokers") out of underwriting commissions, a selling commission of up to eight percent of the capital contributions from units sold by such Participating Brokers. In addition, all or a portion of the dealer manager fee may be reallowed to certain Participating Brokers for expenses incurred by them in selling the units, including reimbursement for bona fide expenses incurred in connection with due diligence activities. The amount of the selling commissions will be determined based upon the quantity of units sold to a single investor. The selling commission and purchase price for all units purchased by an investor will be reduced in accordance with the following schedule:


          Individual Transaction           Purchase Price         Selling
                  Size                        Per Unit          Commission
          ----------------------           --------------       ----------
         $  1,000  to   $250,000               $20.00               8%
         $250,020  to   $350,000               $19.80               7%
         $350,020  to   $500,000               $19.60               6%
         $500,020  to   $750,000               $19.40               6%
         $750,020  to $1,000,000               $19.20               5%
         $1,000,020 and over                   $19.00               4%


         The underwriting agreement, under which the dealer manager will offer the units, which is terminable without penalty by any party on 60 days' notice, contains cross-indemnity clauses with respect to certain liabilities between the general partner and the dealer manager, including liabilities under the Securities Act and liabilities arising out of misleading or untrue statements attributable to either party in this prospectus or other materials sent to investors in connection with this offering, and breaches of the underwriting agreement. The dealer manager and Participating Brokers participating in the offering may be deemed to be "underwriters" as that term is defined in the Securities Act.

Offering of Units

         The offering of units will commence on the effective date of the registration statement of which this prospectus is a part. Provided the general partner does not terminate the offering of units earlier, the offering may continue until the full 750,000 units are sold, or until June 15, 2003. See "Plan of Distribution -- Escrow Arrangements and Fundings."

         The general partner and its affiliates will not be prohibited from purchasing units, although it is not their present intention to make such purchases. Any units purchased by the general partner or its affiliates would be purchased for their own account and for investment and not for resale. No units purchased by the general partner and its affiliates may be counted for purposes of obtaining the minimum subscription amount. If the general partner or its affiliates purchase any units, the voting rights of the general partner with respect to the units will be as described in the last paragraph of "Summary of the Partnership Agreement -- Voting Rights of Limited Partners".

         Any purchase of units in connection with this offering must be accompanied by tender of the sum of $20 per unit (subject to the quantity discounts referred to above), which is the full purchase price of a unit; provided, however, that the dealer manager or Participating Brokers may waive the selling commission with respect to the purchase of units by employees of the dealer manager, Participating Brokers, the general partner and its affiliates, so long as those employees are purchasing units for their own accounts. If such fees are so waived, such employees will tender no less than $18.40, for the purchase of each unit.

--------------------------------------------------------------------------------
Your subscription must be accepted by the general partner. Once accepted, this will constitute the investor's agreement to the terms of the agreement and the authority of the general partner.
--------------------------------------------------------------------------------

Escrow Arrangements and Funding

         All funds received by the general partner, the dealer manager or the Participating Broker will be held in the escrow account at Chase Bank, until funds equal to the minimum subscription amount have been received. While held in escrow, subscriptions will be invested in United States short-term government securities or interest bearing bank accounts, Chase Bank's Market Value Savings Account, or a similar account, for the benefit of the investors.

         The partnership will not be funded until the minimum subscription amount has been received. Once the minimum subscription amount has been deposited in the escrow account, the subscriptions will be released to the partnership.

         Any interest earned on the subscriptions while in escrow will be distributed, net of any tax withholding required by law, directly to the investors promptly following the funding, allocated in accordance with the amount of subscriptions held for each investor and the length of time such subscriptions were held.

         The offering may be terminated, in the general partner's discretion, at any time after the minimum subscription amount has been received and accepted by the general partner on behalf of the partnership. The general partner also has the discretion to terminate the offering prior to receiving the minimum subscription amount. In such event, the partnership would be dissolved and subscriptions held in escrow, together with any interest actually earned thereon net of any tax withholding required by law would be returned to the subscribers. It is anticipated that the offering of units will terminate no later than June 15, 2003. Subscriptions will be released from the escrow account and returned to the subscribers together with any interest actually earned thereon, net of any tax withholding required by law, in the event the minimum subscription amount has not been received by June 15, 2003.

         Subscribers will be admitted to the partnership and receive units at one or more closings. Following receipt of the minimum subscription amount and the initial closing, limited partners will be admitted not later than 15 days after the release from the escrow account to the partnership of the subscriber's funds. Additional closings will be held from time to time during the offering period as subscriptions are accepted by the general partner, but no less often than monthly. Subsequent subscriptions will be accepted or rejected by the general partner within 30 days of their receipt. Funds received from rejected subscriptions will be returned to the subscribers immediately upon rejection of their subscription. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the units. After the initial closing, limited partners will be admitted to the partnership no later than the last day of the calendar month following the date their Subscriptions are accepted by the general partner. Each subscriber to the partnership will be paid his share of interest earned on subscription amounts following the transfer of his subscription to the partnership, net of any tax withholding required by law. These interest payments will be paid by the partnership.

Subscription for Units

         If you satisfy the qualifications described under "Investor Suitability Standards" and desire to purchase units, you must:

         (a) Review the subscription agreement attached as Appendix I to this prospectus to insure that you are aware of the representations and warranties you will be deemed to have made by subscribing for units; and

         (b) Deliver to the dealer manager a check made payable to "Chase Bank, Escrow Agent FBO Commonwealth Income & Growth Fund IV," in the amount of $20.00, or such other amount as set forth in the table above, for each unit that you are seeking to purchase.

         The dealer manager will not complete a sale of units until at least five business days after the date you receive a final prospectus and shall send you a confirmation of your purchase.

         Prospective investors that are not natural persons may be required to deliver evidence of their authority to subscribe for units, or opinions of counsel as to their authority to subscribe for units and the binding effect of their subscriptions. Investors who submit subscriptions will not be permitted to terminate or withdraw their subscriptions without the prior consent of the general partner.

         The general partner has the right to reject your subscription for any reason whatsoever, including your failure to satisfy the suitability standards described under "Investor Suitability Standards."

Sales Material

         Sales material may be used in connection with the offering only when accompanied or preceded by the delivery of this prospectus. Only sales material which indicates that it is distributed by the general partner may be distributed to prospective investors. Material regarding an investment in the partnership may include a question and answer sales booklet, a speech for public seminars, an invitation to attend public seminars, slide and video presentations, prospecting letters, mailing cards and tombstone advertisements; all of which would provide information regarding the general partner and the partnership. In certain jurisdictions, such sales material will not be available. Use of any materials will be conditioned on the provision of such materials to the SEC and the filing with, and if required, clearance by, other appropriate state regulatory authorities. Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature. Other than as described herein, the partnership has not authorized the use of sales material.

         Although the information contained in such sales material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering. The offering is made only by this prospectus.

                           REPORTS TO LIMITED PARTNERS

         The general partner will deliver to each limited partner, within 120 days after the end of each year, a balance sheet of the partnership dated as of December 31 of such year, together with statements of income, partners' equity, and the cash flow position of the partnership for such year, prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report from the partnership's independent certified public accountants. Such annual report will also contain a statement of the per-unit estimated value of your units, the method by which that value was determined, and the date of the data used to develop the estimated value.

         The general partner will within such period also furnish (i) a report of the activities of the partnership for the year, which will include for each item of equipment acquired by the partnership which individually represents at least 10% of the total investment in equipment, (ii) certain information relevant to the value or utilization of the equipment, (iii) a report on distributions to the limited partners during the year and their source, (iv) if any equipment is sold during that year a report of the sale price, purchase price and lease revenues from such equipment, and (v) a report on any costs incurred by the general partner and its affiliates in performing administrative services which are reimbursed by the partnership during the year. Within 60 days after the end of each calendar quarter, the general partner will also furnish a report of all services rendered and all fees received by the general partners and its affiliates from the partnership, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of the partnership.

         The general partner, at the time it furnishes you the partnership's annual report, it will furnish you, through your participating broker, with an account statement that sets forth the following:

         o        an estimated per-unit value of the units;
         o the source of the information used to determine such per-unit values; and
         o        the method by which the per-unit value as determined.

         Until the net proceeds of the offering of units are fully invested, the general partner will furnish to the limited partners, within 60 days after the end of each calendar quarter, a report of equipment acquisitions during the quarter, including the type and manufacturer of each item of equipment, the purchase price of the equipment, and any other material terms of purchase, a statement of the total amount of cash expended by the partnership to acquire the equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds in the partnership which remain unexpended or uncommitted at the end of the quarter.

         The general partner will also furnish to all limited partners within 75 days after the end of the year other information regarding the partnership necessary for the preparation of their tax returns.

                                  LEGAL MATTERS

         Certain legal matters in connection with the units offered hereby will be passed upon for the general partner and the partnership Reed Smith LLP, Philadelphia, Pennsylvania, counsel to the dealer-manager, the general partner and the partnership.

                                     EXPERTS

         The financial statements of the partnership as of May 14, 2001, appearing in this prospectus and registration statement, have been audited by BDO Seidman LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Com Cap Corp. as of February 28, 2001 and for the year then ended and the balance sheet of the general partner as of February 28, 2001, appearing in this prospectus and registration statement, have been audited by Fishbein & Company, PC, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We will provide, at no cost, upon the request of an interested investor, a copy of the most recent annual report on Form 10-K, filed with the Securities and Exchange Commission for Fund I, Fund II and Fund III. You can request Form 10-Ks for Fund I, Fund II and Fund III by calling 1-800-249-3700.

         This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto, which the general partner has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.

         Copies of the registration statement and the exhibits are on file at the Securities and Exchange Commission's Public Reference Room in Washington, D.C.

         Further information on the operation of the Public Reference Room is available by contacting the SEC at 1-800-SEC-0330.

         The Commission also maintains a website that contains reports, proxy statements, registration statements and other information regarding registrants that file electronically at http://www.sec.gov.

                                   APPENDIX I










                             SUBSCRIPTION AGREEMENT

                              $15,000,000 - Maximum
                              $ 1,000,000 - Minimum

                      Commonwealth Income & Growth Fund IV
                      (a Pennsylvania Limited Partnership)


                             SUBSCRIPTION AGREEMENT,
                                SIGNATURE PAGE &
                                POWER OF ATTORNEY

                         750,000 Units - $20.00 per Unit
                      Minimum Purchase - 125 Units ($2,500)
              50 Units ($1,000) for IRAs, Keoghs and Pension Plans
               (Minimum purchase may be higher in certain states)



--------------------------------------------------------------------------------
PLEASE CAREFULLY READ this Subscription Agreement and the Terms and Conditions (on the back of the Signature Page) before completing this document. TO SUBSCRIBE FOR UNITS, please complete and sign the Signature Page and deliver the Subscription Agreement to your Financial Consultant.



ALL ITEMS ON THIS AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED, including any additional information necessary to complete Item 6(c) of the Section entitled "Terms and Conditions".
--------------------------------------------------------------------------------

                      Commonwealth Capital Securities Corp.
                                 (800) 249-3700
                                 (877) 654-1500


                                                  Please make checks payable to:
                                        Chase Manhattan Trust Co., Escrow Agent,
                                          (Commonwealth Income & Growth Fund IV)

                                                                Mailing Address:
                                           Commonwealth Capital Securities Corp.
                                                                     P.O. Box 67
                                                                 Exton, PA 19341

                                                         Subscription Questions:
                                                                  (800 )249-3700
                                                              Fax (610) 647-8858

                             SUBSCRIPTION AGREEMENT
                      COMMONWEALTH INCOME & GROWTH FUND IV
                              TERMS AND CONDITIONS

         Each person or entity named as a registered owner on the Subscription Agreement (the "Subscriber") desires to become a limited partner (a "Limited Partner") of Commonwealth Income & Growth Fund IV (the "Partnership") and to purchase units of a limited partnership interest (the "Units") of the Partnership in accordance with the terms and conditions of the final prospectus pursuant to which the Partnership will offer Units to the public including any amendments and supplements thereto (the "Prospectus"), and of the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), attached as Exhibit 1 to the Prospectus. BY EXECUTING THIS AGREEMENT, A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 or any State Securities or Blue Sky law. In connection herewith, the Subscriber represents, warrants, and agrees as follows:

         1. Subscription. The Subscriber agrees to purchase the number of Units set forth in the space provided on the Signature Page of this Subscription Agreement and delivers herewith the full amount required to purchase such Units.

         2. Acceptance. The Subscriber hereby acknowledges and agrees that the general partner of the Partnership (the "General Partner") may in its sole and absolute discretion accept or reject the Subscriber's subscription, in whole or in part, and that, if rejected, the amount of the Subscriber's subscription which is rejected will be promptly returned to Subscriber, without interest. The General Partner may not complete the sale of a Unit to a Subscriber until at least five business days after the date the Subscriber received the Prospectus.

         3. No Revocation. The Subscriber hereby acknowledges and agrees that he will not be entitled to revoke or withdraw his subscription, except during the five business days following the subscriber's receipt of the prospectus.

         4. Adoption of Partnership Agreement. The Subscriber hereby accepts, adopts and agrees to be bound by each and every provision contained in the Partnership Agreement and agrees to become a Limited Partner thereunder.

         5. Power of Attorney. The Subscriber hereby irrevocably makes, constitutes and appoints the General Partner, with full power of substitution and ratification, its true and lawful attorney-in-fact for the purposes and in the manner provided in the Partnership Agreement.

         6. Representation and Warranties. The Subscriber (which, for this purpose, includes any Financial Consultant and Branch Manager executing this Subscription Agreement on behalf of the Subscriber) represents and warrants to the Partnership, the General Partner, the affiliates, agents and representatives of the Partnership or the General Partner, and any broker-dealer involved in the offering of Units for sale that:
         (a)      the Subscriber has received the Prospectus;
         (b)      the Subscriber has received the form of Partnership Agreement;
         (c) the Subscriber meets the minimum financial suitability standards set forth in the Prospectus under "Investor Suitability Standards," as well as any additional minimum financial suitability standards required by state securities authorities which are applicable to the Subscriber.
         (d) the Subscriber is subscribing for Units in his own account or for the account or benefit of a family member or members or in a fiduciary capacity for the account of another person; and
         (e) the Subscriber has received no representations or warranties from the Partnership, the General Partner, or any affiliates, agents or representatives of the Partnership or the General Partner other than those contained in the Prospectus, except as follows:

         The Partnership reserves the right to assert these representations as a defense in any subsequent litigation in which one or more of the representations is in issue; provided, however, that the representations contained in Paragraph 6(e) shall not be binding on any Subscriber resident in Arizona, Maine, Minnesota, Missouri, Nebraska, Pennsylvania, Tennessee or Texas. Subscribers in Arizona, Michigan, Missouri, Nebraska, and Texas are required to sign or initial each representation contained in paragraph (6) above.

Notice to all Investors:

         (a) The purchase of Units for an IRA or Keogh plan does not itself create the plan.
         (b) Section 1446 of the Internal Revenue Code provides that a partnership must pay a withholding tax to the Internal Revenue Service with respect to a partner's allocable share of such partnership's effectively connected taxable income if the partner is a foreign person, and the Partnership Agreement authorizes the Partnership to withhold any required amounts from distribution otherwise payable to any foreign person.

                      COMMONWEALTH INCOME & GROWTH FUND IV
          SUBSCRIPTION AGREEMENT, SIGNATURE PAGE AND POWER OF ATTORNEY


------------------------------------------------------------------------------------------------------------------------------------

1.  Units Purchased:                x  $20.00 Per Unit   =   $                          (Total Capital Contribution)
------------------------------------------------------------------------------------------------------------------------------------




INITIAL INVESTMENT                                                          ADDITIONAL INVESTMENT          [   ] (IN THIS FUND)

  DO YOU WISH TO RECEIVE QUARTERLY OR MONTHLY DISTRIBUTIONS?                   [   ]    QUARTERLY          [   ]  MONTHLY


------------------------------------------------------------------------------------------------------------------------------------
ARE YOU AN EMPLOYEE OF A SELECTED AGENT, IS THIS A NAV PURCHASE?               [   ]    YES                 [   ]  NO



------------------------------------------------------------------------------------------------------------------------------------

2.  REGISTRATION INFORMATION -           INVESTOR'S ACCOUNT NUMBER:_________________________________________________
                                      (with broker's firm, if applicable)
------------------------------------------------------------------------------------------------------------------------------------
Legal Account Title:

INVESTORS NAME(S) OR
TRUSTEE(S) OR CUSTODIAN(S)
------------------------------------------------------------------------------------------------------------------------------------
INVESTOR                                                      DATE OF TRUST/IRA
NAME(S)                                                       AND/OR IRA NUMBER:
------------------------------------------------------------------------------------------------------------------------------------

SOCIAL SECURITY NUMBER:                                       CORPORATE/CUSTODIAL TAX I.D.


(REQUIRED ALSO FOR IRA/QUALIFIED PLAN INVESTORS)
------------------------------------------------------------------------------------------------------------------------------------


LEGAL RESIDENT/BUSINESS/CUSTODIAL ADDRESS:




------------------------------------------------------------------------------------------------------------------------------------
CITY/STATE                                                                                       BUSINESS/CUSTODIAL
ZIP + 4                                              HOME PHONE:                                 PHONE:


------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL MAILING ADDRESS - If Different from Above (Or Investor Address if
Custodial Account) - Must Complete to Receive Copies of Statements & Reports.
------------------------------------------------------------------------------------------------------------------------------------
Street                                                        City                               State             Zip + 4



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
3.  PLEASE INDICATE CITIZENSHIP STATUS: (please review "Investor Suitability Standards" in the Prospectus)

US CITIZEN  [ ]                     RESIDENT ALIEN  [ ]         NON-RESIDENT ALIEN (Attach IRA Form W8) [ ]

------------------------------------------------------------------------------------------------------------------------------------

If Corporation or Partnership:              U.S. [ ]          or                 FOREIGN (Attach IRA Form W8) [ ]


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4.  TYPE OF REGISTRATION (CHECK ONE):

------------------------------------------------------------------------------------------------------------------------------------
[   ]         INDIVIDUAL                                    [   ]       JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
[   ]         IRA                                           [   ]       PARTNERSHIP
[   ]         OTHER TAX-EXEMPT ENTITY                       [   ]       QUALIFIED PLAN
[   ]         CORPORATION                                   [   ]       UNIFORM GIFT TO MINORS ACT STATE OF
[   ]         TENANTS IN COMMON                             [   ]       TRUST (SPECIFY)
[   ]         COMMUNITY PROPERTY                            [   ]       OTHER (SPECIFY)

------------------------------------------------------------------------------------------------------------------------------------

5. SIGNATURE: I certify that (1) I have received the Prospectus relating to Commonwealth Income & Growth Fund IV as supplemented (the "Prospectus" and the "Limited Partnership Agreement"), (2) I agree to the provisions on the reverse hereof, (3) by executing this Subscription Agreement, I am entering into a limited partnership agreement and agreeing to invest money, (4) the information set forth in this Subscription Agreement, Signature Page and Power of Attorney is true and correct, (5) I meet the minimum financial suitability standards described in the Prospectus under "Investor Suitability Standards", and, I declare under penalty of perjury that (6) I have entered my correct taxpayer identification or social security number on this form and (7) I verify that I am not subject to withholding either because I have not been notified that I am subject to backup withholding as result of a failure to report all interests or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding (if the undersigned is subject to backup withholding, they shall strike out the language in clause (7) before signing below), and (8) I acknowledge that this investment is not liquid.

------------------------------------------------------------------------------------------------------------------------------------
X                                                                      X
------------------------------------------------------------------------------------------------------------------------------------
SUBSCRIBER'S SIGNATURE                      DATE              CO-SUBSCRIBER'S SIGNATURE OR                  DATE
                                                              AUTHORIZED/CUSTODIAL REPRESENTATIVE

If Financial Consultant and Branch Manager are executing the signature page, both must sign below. Authorized custodian signature required for IRA/custodian accounts. Financial Consultant and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Michigan, Minnesota, Missouri, Nebraska,
North Carolina, Oregon, and Tennessee.

(NOTE:  Not to be executed until Subscriber(s) has (have) acknowledged receipt of final Prospectus.)
------------------------------------------------------------------------------------------------------------------------------------
X                                                                      X
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL CONSULTANT'S SIGNATURE            DATE     BRANCH MANAGER'S SIGNATURE         DATE


6. SPECIAL PAYMENT INSTRUCTIONS: Payment to other individual or entity as designated below. Investor must complete this section if they want cash distributions made to anyone other than the records holder. Investors requesting direct deposit of distribution checks to another financial institution or mutual fund please complete below:

Please Check if:  ______  You wish Distributions of the Partnership to be reinvested in additional Units during the Offering Period.

                  ______  You wish Distributions to be sent to the  Payee and Address listed below  Please complete the following information.

Payee Name:_________________________________________________________________________________________________________________________

For Account Of: ____________________________________________________    Account Number:  ___________________________________________

Street Address:   ___________________________________________________   City/State/Zip+4:  _________________________________________

Phone Number:  _____________________________________________________________________________________________________________________



------------------------------------------------------------------------------------------------------------------------------------


7.  BROKER/DEALER DATA:  Completed by selling Financial Consultant (PLEASE ENTER YOUR OFFICE ADDRESS HERE)




FINANCIAL CONSULTANT(S) NAME  ______________________________________      ADDRESS __________________________________________________

BROKER/DEALER FIRM NAME ____________________________________________      CITY/STATE/ZIP + 4 _______________________________________

FINANCIAL CONSULTANT'S PHONE NUMBER ________________________________      FAX NUMBER _______________________________________________


BY SELLING FINANCIAL CONSULTANT: In compliance with Section (3)b and 4(d) of Appendix F of Article III, Section 34 of the NASD Rules of Fair Practice, I represent that I have reasonable grounds to believe, based on information from the investor(s) concerning investment objectives, other investments, financial situation and needs, and any other information known by me, that investment in the Partnership is suitable for such investor(s) and that I have informed the investor(s) of the lack of liquidity and marketability of the investment and confirm that the investor(s) signatures appears above. (Signatures of both representatives required if joint account.)

------------------------------------------------------------------------------------------------------------------------------------
X                                                                      X
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL CONSULTANT'S SIGNATURE    DATE             BRANCH MANAGER'S SIGNATURE         DATE
------------------------------------------------------------------------------------------------------------------------------------
THIS SUBSCRIPTION AGREEMENT, SIGNATURE PAGE AND POWER
OF ATTORNEY WILL NOT BE AN EFFECTIVE AGREEMENT UNTIL IT          RESERVATION NUMBER              CCSC RECEIPT DATE
IS ACCEPTED BY THE GENERAL PARTNER OF COMMONWEALTH
INCOME & GROWTH FUND IV.                                         FC NUMBER                       DATE INTO ESCROW

                                                                 ---------------------           ----------------------
AGREED TO AND ACCEPTED BY:                                    |   ACCOUNT NUMBER                  CLOSING NUMBER
                            --------------------------------  |
--------------------------------------------------------------|---------------------------------------------------------------------
                                                              |
                                                              |   ----------------------          ------------------------
                                                              |
                                 (GENERAL PARTNER)            |
------------------------------------------------------------------------------------------------------------------------------------


                                   APPENDIX II










                          LIMITED PARTNERSHIP AGREEMENT

                      COMMONWEALTH INCOME & GROWTH FUND IV


                     RESTATED LIMITED PARTNERSHIP AGREEMENT









                                  May 15, 2001

                                TABLE OF CONTENTS





INTRODUCTION..................................................................1

ARTICLE 1  Definitions........................................................1

ARTICLE 2  Organization.......................................................9
   2.1.   Continuation........................................................9
   2.2    Name................................................................9
   2.3    Place of Business...................................................9
   2.4    Registered Office and Registered Agent..............................9
   2.5    Business............................................................9
   2.6    Term................................................................9

ARTICLE 3  Capital Contributions and Status of Partners.......................9
   3.1    General Partner.....................................................9
   3.2    Limited Partners....................................................9
   3.3    Capital Contribution of Limited Partners...........................10
   3.4    Registration.......................................................10
   3.5    Withdrawal of Capital Contributions................................10
   3.6    Admission of Limited Partner.......................................10
   3.7    Continuation of Limited Partner Status.............................11
   3.8    Limited Liability of Limited Partners..............................11

ARTICLE 4  Partners' Capital.................................................11
   4.1    Capital Accounts...................................................11
   4.2    Withdrawal and Return of Capital...................................11
   4.3    Interest on Capital................................................12

ARTICLE 5  Partnership Expenses..............................................12
   5.1    Organization Expenses..............................................12
   5.2    Other Expenses.....................................................12
   5.3    Excluded Expenses..................................................13

ARTICLE 6  Compensation of the General Partner...............................13
   6.1    Organizational Fee.................................................13
   6.2    Equipment Management Fee...........................................13
   6.3    Equipment Acquisition Fee..........................................14
   6.4    Equipment Liquidation Fee..........................................14
   6.5    Debt Placement Fee.................................................14
   6.6    Limitations on Fees................................................14

ARTICLE 7  Allocation of Net Profits, Net Losses and Other Items.............15
   7.1    Net Profits........................................................15
   7.2    Net Losses.........................................................15
   7.3    Required Allocations...............................................15
   7.4    Syndication Expenses...............................................16
   7.5    Recharacterization of Fees.........................................17
   7.6    Recapture..........................................................17
   7.7    Allocations Among Limited Partners.................................17
   7.8    Other Allocations..................................................17

ARTICLE 8  Distributions.....................................................17
   8.1    Cash Distributions.................................................17
   8.2    Allocation of Distributions to Limited Partners....................19
   8.3    Amounts Withheld...................................................19
   8.4    Return of Offering Proceeds........................................19

ARTICLE 9  Rights, Powers, and Duties of General Partner.....................19
   9.1    Rights and Powers..................................................19
   9.2    Reliance on Certificate of General Partner.........................21
   9.3    Independent Activities.............................................22
   9.4    Duties.............................................................22
   9.5    Restrictions on Authority..........................................23
   9.6    General Partner's Net Worth........................................26

ARTICLE 10  Rights of Limited Partners.......................................26
   10.1   No Limited Partner in Control......................................26
   10.2   Voting Rights......................................................26
   10.3   Conversions and Roll-Ups...........................................27
   10.4   Meetings...........................................................28
   10.5   Certain Amendments.................................................29

ARTICLE 11  Transfer of Units................................................29
   11.1   Assignment.........................................................29
   11.2   Substituted Limited Partners.......................................30
   11.3   Transfer Fee.......................................................30
   11.4   General............................................................30

ARTICLE 12  Redemption.......................................................30

ARTICLE 13  General Partner's Interest.......................................31
   13.1   Voluntary Withdrawal or Assignment.................................31
   13.2   Removal............................................................31

ARTICLE 14  Dissolution, Continuation and Termination........................31
   14.1   Dissolution........................................................31
   14.2   Continuation.......................................................32
   14.3   Purchase of Interest of General Partner............................32
   14.4   Liquidation........................................................33

ARTICLE 15  Accounting and Fiscal Matters....................................34
   15.1   Partnership Records................................................34
   15.2   Accounting; Fiscal Year............................................34
   15.3   Reports............................................................34
   15.4   Bank Accounts......................................................36
   15.5   Partnership Returns................................................36

ARTICLE 16  Power of Attorney................................................36
   16.1   Power of Attorney..................................................36

ARTICLE 17  Liability and Indemnification of General Partner.................37
   17.1   Exclusion of Liability for Return of Capital Contributions.........37
   17.2   Limitation on Liability of General Partner; Indemnification........37

ARTICLE 18  Tax Exempt Limited Partners......................................38
   18.1   Tax Exempt Limited Partners........................................38

ARTICLE 19  Miscellaneous....................................................39
   19.1   Notices............................................................39
   19.2   Parties in Interest................................................39
   19.3   Section Captions...................................................39
   19.4   Severability.......................................................39
   19.5   Right to Rely on General Partner...................................39
   19.6   Pennsylvania Law...................................................39
   19.7   Exclusive Jurisdiction.............................................39
   19.8   Counterpart Execution..............................................39
   19.9   Gender.............................................................40
   19.10  Integrated Agreement...............................................40

                      COMMONWEALTH INCOME & GROWTH FUND IV
                     RESTATED LIMITED PARTNERSHIP AGREEMENT

         RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of May 15, 2001, by and among Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation (the "General Partner"), Kimberly A. Springsteen (the "Initial Limited Partner"), and the persons who on or after the execution of this Agreement are admitted as limited partners of the Partnership.

                                  INTRODUCTION

         On April 20, 2001, the General Partner and the Initial Limited Partner, formed Commonwealth Income & Growth Fund IV as a Pennsylvania limited partnership (the "Partnership") by the filing of a certificate of limited partnership in the Office of the Department of State of the Commonwealth of Pennsylvania. The parties desire to effect the withdrawal of the Initial Limited Partner, and the admission of the purchasers of the Partnership's Units as limited partners of the Partnership and to restate the agreement of the Partners to read in its entirety as set forth below. To accomplish this, the parties agree that (i) the persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units on the date hereof are admitted as limited partners of the Partnership; (ii) the Initial Limited Partner withdraws as a limited partner of the Partnership and is released from all its obligations to the Partnership, and the Partnership shall promptly return the Initial Limited Partner's capital contribution, and (iii) the agreement of the Partners is hereby restated to read in its entirety as set forth below.

                                    ARTICLE 1
                                   Definitions

         The following terms used in this Agreement shall have the meanings set forth below.

         "Acquisition Expenses" means expenses relating to the prospective selection and acquisition of or investment in Equipment, whether or not actually acquired, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses.

         "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership. Included in the computation of such fees or commissions shall be the Equipment Acquisition Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

         "Act" means the Pennsylvania Revised Uniform Limited Partnership Act.

         "Adjusted Basis" means the basis, as defined in Section 1011 of the Code, for determining gain or loss for federal income tax purposes from the sale, transfer, or other disposition of property.

         "Adjusted Capital Contributions" means Capital Contributions of the Limited Partners reduced to not less than zero by any cash distribution received by the Limited Partners pursuant to Sections 4.2 or 8.1, to the extent such distributions exceed any unpaid Cumulative Return as of the date such distributions were made.

         "Affiliate" means, when used with reference to a specified Person, (i) any Person, that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a director or an executive officer of, partner in, or serves in a similar capacity to, the specified Person, or any Person of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity, (iii) any Person owning or controlling 10% or more of the outstanding voting securities of such specified Person, or (iv) if such Person is an officer, director or partner, any entity for which such Person acts in such capacity.

         "Agreement" means this Restated Limited Partnership Agreement, as amended from time to time.

         "Average Daily Units" means for any period an amount equal to the sum of the outstanding Limited Partners' Units as of the close of business on each day in the period, divided by the number of days in the period.

         "Bankrupt" or "Bankruptcy" means, when used with reference to a specified Person, (a) if such Person (i) files any application or petition in any tribunal for the appointment of a trustee or receiver, or (ii) commences any proceeding under any bankruptcy or reorganization statute, or under any provision of the United States Bankruptcy Code, or under any insolvency law, or under any dissolution or liquidation law whether now or hereafter in effect, or
(b) if any petition or application of the type described in subsection (a) above is commenced against such Person and is not dismissed within 60 days of filing, or an order is entered appointing a trustee or receiver for such Person, or an order for relief is issued in any bankruptcy.

         "Capital Account" means the separate account established for each Partner pursuant to Section 4.1.

         "Capital Contributions" means, in the case of the General Partner, the total amount of money contributed to the Partnership by the General Partner, and, in the case of the Limited Partners, $20 for each Unit or where the context requires, the total Capital Contributions of all the Partners.

         "Cash Available for Distribution" means Cash Flow plus Net Disposition Proceeds plus cash funds available for distribution from Partnership reserves, less such amounts as the General Partner, in accordance with this Agreement, causes the Partnership to reinvest in Equipment or interests therein, and less such amounts as the General Partner, in its sole discretion, determines should be set aside for the restoration or enhancement of Partnership reserves.

         "Cash Flow" for any fiscal period means the sum of (i) cash receipts from operations, including, but not limited to, rents or other revenues arising from the leasing or operation of the Equipment and interest, if any, earned on funds on deposit for the Partnership, but not including Net Disposition Proceeds, minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, lease, management, use and/or operation of the Equipment, including, but not limited to, fees for handling and storage; all interest expenses paid and all repayments of principal regarding borrowed funds; maintenance; repair costs; insurance premiums; accounting and legal fees and expenses; debt collection expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied against the Equipment; and all costs of repurchasing Units in accordance with this Agreement; but not including depreciation or amortization of fees or capital expenditures, or provisions for future expenditures, including, without limitation, Organizational and Offering Expenses.

         "Certificate" means the certificate of limited partnership filed by the Partnership in the Office of the Department of State of the Commonwealth of Pennsylvania as may be amended from time to time.

         "Closing Date" means the date, as designated by the General Partner, as of which the Units shall cease being offered to the public pursuant to the Offering, and shall be no later than the second anniversary of the Effective Date.

         "Code" means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time by future federal tax statutes. Any reference this Agreement to a particular provision of the Code shall mean, where appropriate, the corresponding provision of any successor statute.

         "Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment, which is reasonable, customary, and competitive in light of the size, type, and location of the Equipment.

         "Conditional Sales Contract" means an agreement to sell Equipment to a buyer in which the seller reserves title to, and retains a security interest in, the Equipment until the Purchase Price of the Equipment is paid.

         "Controlling Person" means any person, whatever his or her title, performing functions for the General Partner or its Affiliates similar to those of chairman or member of the Board of Directors or executive management (such as the president, vice president or senior vice president, corporate secretary or treasurer), senior management (such as the vice president of an operating division who reports directly to executive management), or any person holding a five percent or more equity interest in the General Partner or its Affiliates or having the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

         "Cumulative Return" means the amount equal to a return at a rate of 10% per annum, compounded daily, on the Adjusted Capital Contribution for all outstanding Units, which amount shall begin accruing at the end of the calendar quarter in which such Units are sold by the Partnership.

         "Debt Placement Fee" means the fee payable to the General Partner in accordance with Section 6.5 of this Agreement.

         "Distribution Fee" means for any year until changed by the General Partner in accordance with the following sentence, an amount not to exceed $25.00. The General Partner may change the amount of the Distribution Fee only by written notice to each Limited Partner who properly has elected to receive monthly distributions at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new Distribution Fee will apply. The Distribution Fee is designed to cover the additional postage and handling associated with the more frequent monthly distributions; the payment of which shall be subtracted equally from the distribution check of any Limited Partner receiving distributions of net cash flow on a monthly basis.

         "Effective Date" means the date on which the Partnership's registration statement on Form S-1 with respect to the Units, as filed with the Securities and Exchange Commission, becomes effective under the Securities Act of 1933, as amended.

         "Equipment" means each item of and all of the computer peripheral and other similar capital equipment purchased, owned, operated, and/or leased by the Partnership or in which the Partnership has acquired a direct or indirect interest, as more fully described in this Agreement, together with all appliances, parts, instruments, accessories, furnishings, or other equipment included therein and all substitutions, renewals, or replacements of, and all additions, improvements, and accessions to, any and all thereof.

         "Equipment Acquisition Fee" means the fee payable to the General Partner in accordance with Section 6.3 of this Agreement.

         "Equipment Liquidation Fee" means the fee payable to the General Partner in accordance with Section 6.4 of this Agreement.

         "Equipment Management Fee" means the fee payable to the General Partner in accordance with Section 6.2 of this Agreement.

         "Equipment Management" means personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of Equipment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means the account at Chase Bank, Philadelphia, Pennsylvania where Subscriptions will be held until they aggregate the Minimum Subscription Amount of $1,000,000.

         "Final Closing" means the last time at which subscribers for Units are admitted as Limited Partners.

         "Front-End Fees" means fees and expenses paid by any Person to any Person during the Partnership's organizational and acquisition phase including all Organizational and Offering Expenses (including the Organizational Fee), Acquisition Fees, Acquisition Expenses, Debt Placement Fees, Leasing Fees, and other similar fees and expenses; provided, however, any costs or expenses incurred by the General Partner or its Affiliates (not including the Partnership) which are not reimbursed by the Partnership, shall not be included as Front-End Fees.

         "Full Payout Net Lease" means an initial Net Lease of the Equipment under which the non-cancellable rental payments due (and which can be calculated at the commencement of the Net Lease) during the initial noncancellable fixed term (not including any renewal or extension period) of the lease or other contract for the use of the Equipment are at least sufficient to recover the Purchase Price of the Equipment.

         "Funding Date" means the date on which Capital Contributions are released to the Partnership from the Escrow Account.

         "General Partner" means Commonwealth Income & Growth Fund, Inc. and any additional, substitute or successor general partner of the Partnership.

         "Gross Lease Revenues" means Partnership gross receipts from leasing or other operation of the Equipment, except that, to the extent the Partnership has leased the Equipment from an unaffiliated party, it shall mean such receipts less any lease expense.

         "Independent Expert" means a Person with no current material or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

         "Initial Closing" means the first time subscribers for Units are admitted as Limited Partners.

         "Investment in Equipment" means the amount of Capital Contributions actually paid or allocated to the purchase of or investment in Equipment by the Partnership including working capital reserves (except that working capital reserves in excess of three percent of Capital Contributions shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "IRA" means an Individual Retirement Account.

         "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

         "Limited Partner" means a Person who acquires Units and who is admitted to the Partnership as a limited partner in accordance with the terms of this Agreement.

         "Majority in Interest" means, with respect to the Partnership, Limited Partners holding more than 50% of the outstanding Units held by all Limited Partners at the Record Date for any vote or consent of the Limited Partners.

         "Minimum Subscription Amount" means an aggregate of $1,000,000 in subscriptions from Limited Partners.

         "Monthly Distribution Account" means an account established by the Partnership for the benefit of those Limited Partners who elect to receive monthly distributions of Cash Available for Distribution, into which account the amounts specified in 8.1.2(b) shall be deposited.

         "Net Disposition Proceeds" means the net proceeds realized by the Partnership from the refinancing, sale or other disposition of Equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less such amounts as are used to satisfy Partnership liabilities.

         "Net Lease" means a lease or other contract under which the owner provides equipment to a lessee or other operator in return for a payment, and the lessee assumes all obligations and pays for the operation, repair, maintenance, taxes and insuring of the equipment, so that the non-cancellable rental payments under the lease are absolutely net to the lessor.

         "Net Profits" or "Net Losses" shall be computed in accordance with
Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the
Code) for each taxable year of the Partnership or shorter period prior or subsequent to an interim closing of the Partnership's books with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Loss pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; (ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of this Agreement shall not be included in the computation of Net Profits or Net Loss; and if property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss with respect to such property shall be determined by reference to such book value in a manner consistent with Treasury Regulation
Section 1.704-1(b)(2)(iv)(g). The terms "Net Profit" or "Net Losses" shall include the Partnership's distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

         "Offering" means the initial public offering of the Units in the Partnership, as described in the Prospectus.

         "Offering Period" means the period commencing the Effective Date and ending the last day of the calendar month in which the Closing Date occurs.

         "Operating Lease" means a lease or other contractual arrangement under which an unaffiliated party agrees to pay the Partnership, directly or indirectly, for the use of the Equipment, and which is not a Full Payout Net Lease.

         "Organizational and Offering Expenses" means the expenses incurred in connection with the organization of the Partnership and in preparation of the offering for registration and subsequent offer and distribution to the public, including Underwriting Commissions, listing fees and advertising expenses except advertising expenses related to the leasing of the Program's equipment.

         "Organizational Fee" means the fee payable to the General Partner in accordance with Section 6.1 of this Agreement.

         "Partners" means any one or more of the General Partner and the Limited Partners.

         "Partnership" means Commonwealth Income & Growth Fund IV, a Pennsylvania limited partnership.

         "Partnership Interest" means the ownership interest of a Partner in the Partnership, as represented by his Capital Account, including all rights of such Partner under this Agreement.

         "Person" means an individual, partnership, joint venture, corporation, trust, estate or other entity.

         "Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Equipment.

         "Prospectus" means the Partnership's prospectus contained in the Registration Statement filed with the Securities and Exchange Commission ("Commission") for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"), at effectiveness of such Registration Statement except that (A) if the Partnership files a post-effective amendment to the Registration Statement, then the term "Prospectus" shall, from and after the effectiveness of such post-effective amendment, refer to the amended prospectus then on file with the Commission and (B) if the Partnership files a form of prospectus or prospectus supplement pursuant to Rule 424(b) of the regulations of the Commission under the 1933 Act, then the term "Prospectus" shall refer to the prospectus as so filed or supplemented from and after the date of such filing.

         "Purchase Price" means, with respect to any Equipment, an amount equal to the sum of (i) the invoice cost of such Equipment or any other such amount paid to the seller, (ii) any closing, delivery and installation charges associated therewith not included in such invoice cost and paid by or on behalf of the Partnership, (iii) the cost of any capitalized modifications or upgrades paid by or on behalf of the Partnership in connection with its purchase of the Equipment, and (iv) the amount of the Equipment Acquisition Fee and any other Acquisition Fees, but excluding points and prepaid interest.

         "Qualified Plan" means a trust established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 and following of the Code.

         "Record Date" means, (a) for purposes of a meeting of, or actions by, the Limited Partners pursuant to Article 10 of this Agreement, the close of business on the business day preceding the date on which the written notice referred to in that Article is given, and (b) for purposes of Article 12 of this Agreement, the close of business on December 31 and June 30 of each year.

         "Retiring General Partner" means a general partner of the Partnership who or which has been removed or withdrawn as such or is Bankrupt, which has been involuntarily dissolved, or who has died or had a conservator appointed for the person or any of the property of such general partner.

         "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:
(i) a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange or traded through the NASD Automated Quotation National Market System; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Limited Partners' voting rights; (b) the term of existence of the Partnership; (c) compensation of the General Partner or its Affiliates; or (d) the Partnership's investment objectives.

         "Roll-Up Entity" means the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Participating Broker" means a member of the National Association of Securities Dealers, Inc. who will be engaged to sell Units.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

         "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 11.2 of this Agreement.

         "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

         "Term Debt" means debt of the Partnership with a term in excess of twelve months, incurred with respect to acquiring or investing in Equipment, or refinancing non-Term Debt, but not debt incurred with respect to refinancing existing Partnership Term Debt.

         "Terminating Event" means the first to occur of the withdrawal, removal, retirement, resignation, expulsion, Bankruptcy, involuntary dissolution, death, insanity or appointment of a conservator for the person or any of the assets of the last remaining general partner of the Partnership.

         "Treasury Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of successor regulations).

         "Underwriting Commissions" mean selling commissions and dealer-manager fees paid to broker-dealers by the Partnership in connection with the offer and sale of Units.

         "Unit" means a limited partnership interest in the Partnership.

                                    ARTICLE 2
                                  Organization

         2.1. Continuation. The Partners hereby continue the Partnership as a limited partnership under the Act.

         2.2 Name. The name of the Partnership shall continue to be "Commonwealth Income & Growth Fund III" or such other name as may be selected by the General Partner, who shall give notice of any such other name to the Limited Partners.

         2.3 Place of Business. The principal place of business of the Partnership shall be 1160 W. Swedesford Road, Suite 340, Berwyn, PA 19312, or at another location selected by the General Partner, who shall give notice of any such other location to the Limited Partners. The Partnership may have such additional offices or places of business as the General Partner may determine.

         2.4 Registered Office and Registered Agent. The Partnership's registered office in the Commonwealth of Pennsylvania and its registered agent at such other office shall be determined by the General Partner.

         2.5 Business. The principal business and purpose of the Partnership is to purchase, acquire, own, lease, re-lease, maintain, improve, manage, pledge, finance, convey, assign, dispose and sell Equipment pursuant to such arrangements as the General Partner in its sole discretion may enter into on behalf of the Partnership. The purpose and business of the Partnership includes the realization and distribution of cash from sales or other dispositions of Equipment. The Partnership is authorized to take any and all actions necessary, appropriate, advisable, incidental to, convenient for or related to this purpose or for the protection and benefit of the Partnership, unless expressly prohibited by this Agreement.

         2.6 Term. The Partnership shall exist for a term ending December 31, 2013, at which time it shall be dissolved, unless previously dissolved in accordance with this Agreement.

                                    ARTICLE 3
                  Capital Contributions and Status of Partners

         3.1 General Partner. The General Partner has contributed $1,000 to the capital of the Partnership. Except as provided in this Section and Section 14.4.3, the General Partner shall have no obligation to make any Capital Contribution or to loan or otherwise provide funds to the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest, even if the failure to do so would or could result in a default by the Partnership, foreclosure upon the properties of the Partnership or any such partnership, joint venture or other entity, or any other consequence adverse to the Partnership or any such partnership, joint venture or other entity.

         3.2 Limited Partners. Limited Partners shall be those persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units from the Partnership and Substituted Limited Partners where a transfer of Units is made pursuant to Article 11. The Partnership intends to offer and sell not less than $1,000,000 nor more than $15,000,000 worth of Units of limited partnership interests and to admit as Limited Partners the persons who contribute cash to the capital of the Partnership as the purchase price for the Units.

         3.3      Capital Contribution of Limited Partners.

                  3.3.1 Each Limited Partner shall make a capital contribution of $20.00, (or the subscription price of $20.00 less the volume discount stated in the Prospectus), as the purchase price for each Unit which he purchases from the Partnership. The Capital Contributions of the Limited Partners shall be made in cash. Except as required by the Act, each Unit shall be fully paid and non-assessable, and no assessments for payments by the Limited Partners will be made by the General Partner.

                  3.3.2 Any portion of the net proceeds from sales of the Units which is not invested or committed for investment in Equipment or for any Partnership purposes or reserved for necessary operating expenses within 12 months from the Final Closing shall be distributed to the Limited Partners by the Partnership as a return of capital, without reduction for the General Partner's Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested. Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding or any similar contracts or understandings have, at any time before the end of such 12-month period, been executed, provided that such investments are consummated. Should any such investment not be consummated, the funds attributable thereto shall be distributed to the Limited Partners in a timely manner.

         3.4 Registration. Upon the admission of a person as a Limited Partner or Substituted Limited Partner, such Person shall be registered on the records of the Partnership as a Limited Partner, together with his address, the number of Units he owns, and his transferor's Capital Contribution. Each person registered as a holder of record of Units shall continue to be the holder of record of such Units until notification of the transfer of any such Units is given in accordance with the terms of this Agreement. A holder of record shall be entitled to all distributions and all allocations of Net Profits and Net Losses with respect to Units registered in his name and to all other rights of a Limited Partner until his rights in such Units have been transferred and the General Partner has been notified as required herein. The Partnership shall not be affected by any notice or knowledge of transfer of any interest in any Unit, except as expressly provided in Article 11. The payment to the holder of record of any distribution with respect to such Units shall discharge the Partnership of its obligations in respect thereto.

         3.5 Withdrawal of Capital Contributions. Except as otherwise provided in this Agreement, no Partner shall have the right to withdraw or reduce his Capital Contribution. No Partner shall have the right to bring an action for partition against the Partnership or to demand or receive property other than cash in return for his capital contribution. No Limited Partner shall have priority over any other Limited Partner, either as to the return of his Capital Contribution or as to Net Profits, Net Losses or distributions.

         3.6 Admission of Limited Partner. The Initial Closing shall take place not later than 15 days after the release from the Escrow Account of the subscribers' funds to the Partnership. Thereafter, subscribers shall be admitted as Limited Partners not later than the last day of the calendar month following the date their subscriptions are accepted by the Partnership. The General Partner shall determine whether subscriptions received after the Initial Closing will be accepted or rejected within 30 days of their receipt by the Partnership and, if a subscription is rejected, the subscription funds will be promptly returned to the subscriber without interest.

         3.7 Continuation of Limited Partner Status. Once admitted as a Limited Partner, a Person shall, except as otherwise provided in the Agreement, continue to be a Limited Partner for all purposes of this Agreement and the Certificate of Limited Partnership, as amended from time to time, until a Substituted Limited Partner is admitted in place of such person pursuant to the provisions of Article 11.

         3.8 Limited Liability of Limited Partners. No Limited Partner, in his capacity as such, shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest. No Limited Partner shall be obligated to make any Capital Contribution or to loan or otherwise provide funds to the Partnership; provided, however, in accordance with the Act, Limited Partners will be obligated to return any distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to Limited Partners on account of their interests in the Partnership) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).


                                    ARTICLE 4
                                Partners' Capital

         4.1 Capital Accounts. A separate Capital Account shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's Capital Contribution, plus all Net Profits and items of income and gain of the Partnership allocated to such Partner pursuant to Article 7, and shall be debited with the sum of (a) all Net Losses and items of loss or deduction of the Partnership allocated to such Partner pursuant to
Article 7, and (b) all cash and the fair market value of any property (net of liabilities of the Partnership assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner pursuant to Article 8. The computation of the amount of the Capital Account of a Partner shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above in this Section 4.1.

         4.2 Withdrawal and Return of Capital. No Limited Partner shall withdraw any of his capital without the consent of the General Partner and Limited Partners holding a Majority in Interest of the Units, except upon dissolution or liquidation of the Partnership or as provided in Article 12. Under circumstances requiring a return of any Capital Contribution or constituting a withdrawal of a Limited Partner, no Limited Partner shall have the right to receive property other than cash, except as may be specifically provided in this Agreement.

         4.3 Interest on Capital. No interest shall be paid on any Capital Contribution made to the Partnership.

                                    ARTICLE 5
                              Partnership Expenses

         5.1 Organization Expenses. The General Partner shall bear and pay all Organizational and Offering Expenses other than Underwriting Commissions.

         5.2 Other Expenses. All expenses of the Partnership, other than the expenses required to be paid by the General Partner pursuant to Section 5.1, shall be billed (to the extent practicable) directly to and paid by the Partnership. Subject to Section 5.1, the General Partner and its Affiliates shall be reimbursed for the actual cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partner. Subject to (and only in accordance with) the foregoing, the Partnership shall pay (or reimburse the General Partner and its Affiliates for) the lower of the actual cost or the amount the Partnership would have to pay independent third parties for such services in the same geographic area of all expenses related to the administration and operation of the Partnership, including without limitation:

                  5.2.1 all costs of personnel involved in the business of the Partnership;

                  5.2.2 all taxes and assessments on Equipment and other taxes applicable to the Partnership;

                  5.2.3 legal, appraisal, audit, accounting and other professional fees;

                  5.2.4 printing and other expenses incurred in connection with the transfer, registration and recording of documents evidencing ownership of Units or in connection with the business of the Partnership;

                  5.2.5 fees and expenses paid to independent contractors, mortgage bankers, equipment brokers, servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents;

                  5.2.6 expenses paid to nonaffiliated parties in connection with the disposition, replacement, alteration, maintenance and repair, leasing, re-leasing, storage and operation of Equipment (including the costs and expenses for foreclosures, insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of Equipment);

                  5.2.7 subject to Section 9.4.4, expenses in connection with the acquisition of Equipment other than Equipment acquired through the proceeds of the offering of the Units;

                  5.2.8 expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement;

                  5.2.9 the cost of preparation and dissemination of the informational material and documentation relating to potential sale, leasing, re-leasing, financing or other disposition of Equipment;

                  5.2.10 costs incurred in connection with any litigation in which the Partnership is involved or proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith;

                  5.2.11 costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

                  5.2.12 costs of investor communications and regulatory reports, including without limitation initiation, review and approval of reports and communications to Limited Partners or regulatory agencies; expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of design, production, printing and mailing of reports, conducting elections in any circumstance requiring a vote of the Limited Partners, holding meetings with Limited Partners, and preparing and mailing reports required to be furnished to Limited Partners for tax reporting or other purposes or reports which the General Partner deems to be in the best interests of the Partnership;

                  5.2.13 expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, and appraisers; and

                  5.2.14 such other related administrative expenses as are necessary to the prudent operation of the Partnership.

         5.3 Excluded Expenses. No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the General Partner.

                                    ARTICLE 6
                       Compensation of the General Partner

         6.1 Organizational Fee. For the services and activities of the General Partner performed and to be performed by the General Partner in connection with the organization of the Partnership, the General Partner will be paid an Organizational Fee equal to three percent of the first $10,000,000 of Limited Partners' Capital Contributions plus two percent of the Limited Partners' Capital Contributions in excess of $10,000,000. The Organizational Fee will accrue and be paid as Limited Partners are admitted to the Partnership.

         6.2 Equipment Management Fee. For the services and activities performed and to be performed by the General Partner and its Affiliates in connection with Equipment Management, the General Partner shall receive a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of (A) the Gross Lease Revenues attributable to Equipment subject to Full Payout Net Leases which contain net lease provisions plus, (B) the purchase price paid on Conditional Sales Contracts as received by the Partnership and (ii) five percent of the Gross Lease Revenues attributable to Equipment subject to Operating Leases. The Equipment Management Fee shall accrue as funds are received by the Partnership and shall be paid to the General Partner on conclusion of each calendar month, except such Equipment Management Fee may be accrued as a debt of the Partnership payable, without interest, out of future available cash if the Partnership does not generate sufficient cash from operations to pay the Equipment Management Fee currently, or if the General Partner determines that such action is in the best interest of the Partnership. Fees or expenses to nonaffiliated parties for such services and activities shall be paid by the General Partner from its Equipment Management Fee.

         6.3 Equipment Acquisition Fee. For the services and activities performed and to be performed by the General Partner in connection with the acquisition and lease of Equipment, the General Partner shall receive an Equipment Acquisition Fee of four percent of the Purchase Price of each item of Equipment purchased. The Equipment Acquisition Fee will be paid from the net proceeds of the Offering which are available to be used to purchase Equipment when such proceeds are received by the Partnership. To the extent that the Partnership acquires Equipment at an aggregate Purchase Price exceeding the net proceeds of the Offering available to be used to purchase Equipment, the Equipment Acquisition fee will be paid with respect to that Equipment as the Equipment is acquired.

         6.4 Equipment Liquidation Fee. For the services and activities to be performed by the General Partner in connection with the disposition of the Partnership's Equipment (other than by a Conditional Sales Contract), the General Partner shall receive an Equipment Liquidation Fee equal to the lesser of (a) 50% of the Competitive Equipment Sale Commission or (b) three percent of the sales price of such Equipment. The payment of the Equipment Liquidation Fee shall be made as proceeds of the sale are received and is subordinated to the receipt by the Limited Partners of (a) a return of their Capital Contributions plus the Cumulative Return and (b) the Net Disposition Proceeds from such sale. Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties.

         6.5 Debt Placement Fee. For the services rendered or to be rendered by the General Partner's arrangement of Term Debt to finance the acquisition of Equipment by the Partnership, the General Partner shall receive a Debt Placement Fee equal to one percent of such indebtedness. Such fee shall be paid when the proceeds of the Term Debt are received by the Partnership and shall be reduced to the extent the Partnership incurs such fees to third parties unaffiliated with the General Partner or the lender with respect to such indebtedness, and no such fee will be paid with respect to borrowings from the General Partner or its Affiliates.

         6.6 Limitations on Fees. The Partnership shall commit a substantial portion of Capital Contributions toward Investment in Equipment. The remaining Capital Contributions may be used to pay Front-End Fees. The Partnership will commit a percentage of Capital Contributions to Investment in Equipment which is equal to the greater of (i) 80% of Capital Contributions reduced by .0625% for each one percent of indebtedness encumbering Equipment or (ii) 75% of Capital Contributions. To calculate the percent of indebtedness encumbering Equipment, divide the amount of indebtedness by the Purchase Price (excluding Front-End
Fees) and multiply the quotient by .0625% to determine the percentage to be deducted from 80%. For example, if the percentage of indebtedness were 30%, the percentage to be deducted from 80% is 1.875% (30 x .0625) and the percentage to be committed to Investment in Equipment is 78.125% (80-1.875).

                                    ARTICLE 7
              Allocation of Net Profits, Net Losses and Other Items

         7.1      Net Profits.

                  7.1.1 Net Profits for each fiscal year of the Partnership (other than Net Profits arising from transactions in connection with the termination or liquidation of the Partners) shall be allocated as follows:

                           (a) to the General Partner, the greater of (i) one percent of such Net Profits or (ii) Net Profits equal to the excess, if any, of (A) all distributions to the General Partner pursuant to
         Section 8.1.1 with respect to such fiscal year and all prior fiscal years over (B) the total Net Profits allocated to the General Partner pursuant to this Section 7.1.1(a) for all such prior fiscal years; and

                           (b) any balance to the Limited Partners.

                  7.1.2 Net Profits arising from transactions in connection with the termination or liquidation of the Partnership shall be allocated in the following order of priority:

                           (a) Net Profits shall be allocated to each Partner in an amount equal to the negative amount, if any, of his Capital Account. If the Net Profits available to be so allocated is less than the sum of all Partners' negative Capital Accounts, then such Net Profits shall be allocated to the Partners in proportion to the respective amounts of their negative Capital Accounts.

                           (b) An amount of Net Profits equal to the excess of
         (A) the proceeds from such transaction that would be distributed to the Partners pursuant to Section 8.1.2 (without regard to Section 8.1.3) over (B) the aggregate Capital Accounts (as adjusted to reflect the allocation of Net Profit pursuant to Section 7.1.2(a)) of all Partners shall be allocated among such Partners in proportion to their respective shares of such excess.

                           (c) Any remaining Net Profits shall be allocated in the same proportions that cash distributions equal to such remaining Net Profits would be distributed pursuant to Section 8.1 (without regard to Section 8.1.3).

         7.2 Net Losses. Net Losses for each fiscal year of the Partnership shall be allocated 99% to the Limited Partners and one percent to the General Partner.

         7.3 Required Allocations. Notwithstanding Sections 7.1 and 7.2:

                  7.3.1 Beginning in the first year in which the Partnership has "nonrecourse deductions" (as such term is defined and the amount thereof is determined in accordance with Treasury Regulation Sections 1.704-2(b)(1)), and in each year thereafter, if there is a net decrease in "partnership minimum gain" (as defined in Treasury Regulation Section 1.704-2(d)(1)) during a Partnership taxable year, then any Partner with a deficit balance in his Capital Account at the end of such taxable year shall be allocated, before any other allocation is made of Partnership items for such taxable year, items of income and gain for such taxable year (and, if necessary, subsequent years) in the amounts and proportions needed to eliminate such deficit as quickly as possible, such allocations to be made in accordance with the "minimum gain chargeback" provisions of Treasury Regulation Section 1.704-(2)(f);

                  7.3.2 No loss or deduction shall be allocated to a Partner if such allocation would create a deficit balance in such Partner's Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.740-2(i)(5). Any
losses or deductions that cannot be allocated to a Partner because of the foregoing limitation shall be allocated among the Partners in accordance with their relative ownership of Units, subject to the limitations of this Section 7.3.2.

                  7.3.3 Any Partner who unexpectedly receives with respect to the Partnership: (a) an adjustment pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(k); (b) an allocation of loss or deduction pursuant to Sections 704(e)(2) or 706(d) of the Code or pursuant to Treasury Regulation
Section 1.751- 1(b)(2)(ii); or (c) a distribution in excess of an offsetting increase to such Partner's Capital Account reasonably expected to occur during (or prior to) the Partnership taxable year in which such distribution occurs, will be allocated, as quickly as possible, items of income and gain in an amount and manner sufficient to eliminate any resulting deficit balance in his Capital Account in accordance with the "qualified income offset" provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d);

                  7.3.4 Loss, deductions, and expenditures attributable to nonrecourse debt for which a Partner bears the economic risk of loss shall be determined and allocated to the Partner who bears such economic risk of loss in accordance with Treasury Regulation Section 1.704-2, and if there is a decrease in partner "nonrecourse debt minimum gain" (as defined in Treasury Regulation
Section 1.704-2(i)(3)), any Partner with a share of that partner nonrecourse debt minimum gain shall be allocated items of income and gain in accordance with the chargeback provisions of Treasury Regulations Section 1.704-2(i)(4);

                  7.3.5 For purposes of this Section 7.3, a Partner's Capital Account deficit balance shall be determined by excluding from such Partner's Capital Account any amount such Partner is obligated to restore to the Partnership or treated as obligated to restore to the Partnership under Treasury Regulations Sections 1.704.1(b)(2)(ii)(c), 1.704-2(g)(l) or 1.704-2(i)(5), and
by adjusting such Partner's Capital Account balance for items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and

                  7.3.6 If property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss as determined for federal income tax purposes shall be allocated so as to take into account such difference between book value and adjusted tax basis in accordance with the principles of Code Section 704(c). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items required by Section 704(c) of the Code and such election shall be binding on the Limited Partners.

         7.4 Syndication Expenses. Syndication Expenses attributable to the Underwriting Commissions paid on the Partnership's sale of any Unit shall be specially allocated to the Limited Partner who owns the Units, and all other Syndication Expenses shall be allocated to the Limited Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Underwriting Commissions) allocated with respect to each Unit at any time is the same. If the General Partner determines that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate a portion of Net Profits or Net Losses to achieve the same effect on the Capital Accounts of the Limited Partners.

         7.5 Recharacterization of Fees. Any fees paid to the General Partner or any of its Affiliates which are disallowed as deductible expenses by the Internal Revenue Service shall constitute special allocations of gross income to the General Partner for income tax purposes.

         7.6 Recapture. If the Partnership recognizes gain on the sale, exchange or other disposition of any property, any portion of such gain which is treated as ordinary income pursuant to Code Section 1245 shall be divided between the General Partner and the Limited Partners in proportion to the aggregate deductions for cost recovery and depreciation previously allocated to them and shall be allocated among the Limited Partners in the same proportions as the gain from such disposition is allocated among them.

         7.7 Allocations Among Limited Partners. Except as otherwise provided in this Agreement, Net Profits and Net Losses allocated to the Limited Partners for any fiscal year shall be divided among them in proportion to their Average Daily Units for such fiscal year. If an interest of a Partner in the Partnership is transferred in accordance with Section 11 of this Agreement, the General Partner, in its sole discretion, may allocate such items of Net Profits, Net Loss, and credit by closing the books of the Partnership immediately after the transfer of the interest. All such allocations shall be made without regard to the date, amount or recipient of any distributions which may have been made with respect to such transferred interest.

         7.8 Other Allocations. Any allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the period.

                                    ARTICLE 8
                                  Distributions

         8.1 Cash Distributions. For purposes of this Article Eight, the following terms should have the meanings set forth below:

                  (a) "Limited Partner" means each Limited Partner of the Partnership, as defined in Article 1, and includes all the Monthly Limited Partners and all the Quarterly Limited Partners.

                  (b) "Monthly Limited Partner" means any Limited Partner who makes a Capital Contribution of $5,000 or more and who, for the quarter in question, has elected (either (i) by written notice to the General Partner upon subscription or (ii) thereafter, upon ten days' prior written notice to the General Partner, effective as of the beginning of the following quarter), to receive monthly distributions of cash available for distribution.

                  (c) "Quarterly Limited Partner" means any Limited Partner other than a Monthly Limited Partner.

                  8.1.1 Except as otherwise provided in this Section 8.1, Cash Available for Distribution shall be distributed as follows:

                           (a) The General Partner, within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable, shall determine in its sole and absolute discretion, the amount of Cash Available for Distribution. Such Cash Available for Distribution shall be apportioned for the related year.

                           (b) 99% to the Limited Partners and one percent to the General Partner until (i) the Limited Partners have received an amount equal to the excess, if any, of (A) the Cumulative Return from the inception of the Partnership to the end of the calendar quarter to which the distribution relates, over (B) the sum of all prior distributions under this Section 8.1.1, and (ii) the Limited Partners' Capital Contributions have been reduced to zero; and

                           (c) thereafter, 90% to the Limited Partners and ten percent to the General Partner.

                  8.1.2 Cash Available for Distribution

                           (a) Cash Available for Distribution to the Limited Partners on quarterly basis shall be allocated between the Monthly Limited Partners, as a group, and the Quarterly Limited Partners, as a group, in proportion to the number of Units owned by each such group of Limited Partners.

                           (b) The portion of Cash Available for Distribution allocable to the Quarterly Limited Partners shall be distributed to the Quarterly Limited Partners and one-third (1/3) of the portion allocable to the Monthly Limited Partners shall be distributed to the Monthly Limited Partners, with all such distributions to be made within thirty
         (30) days following the close of each fiscal quarter or as soon thereafter as practicable. The remaining two-thirds (2/3) of the Cash Available for Distribution to the Monthly Limited Partners shall be deposited in the Monthly Distribution Account. One-half (1/2) of the amount so deposited shall be distributed to the Monthly Limited Partners within seventy (70) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable, and the remainder of the Cash Available for Distribution so deposited shall be distributed within one hundred (100) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable. Notwithstanding the foregoing, each distribution pursuant to this Article Eight that is payable to the Monthly Limited Partners first shall be reduced by an amount equal to the Distribution Fee, less any interest earned on the Monthly Distribution Account.

                  8.1.3 Notwithstanding Section 8.1.1, amounts distributed in connection with the liquidation of the Partnership or a Partner's interest (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)) shall be distributed in accordance with the Partner's positive Capital Account as adjusted for all operations and transactions preceding such distribution.

                  8.1.4 Notwithstanding Section 8.1.1, if the proceeds resulting from the sale of any Equipment are reinvested in Equipment, sufficient cash will be distributed to the Partners to pay the additional federal income tax resulting from such sale for a Partner in a 39.6% federal income tax bracket or, if lower, the maximum federal income tax rate in effect for individuals for such taxable year.

         8.2 Allocation of Distributions to Limited Partners. Distributions to the Limited Partners with respect to any period other than during the Offering Period shall be allocated pro rata among the Limited Partners who are Limited Partners on the Record Date for purposes of such distributions. Distributions to the Limited Partners during the Offering Period shall be allocated among the Limited Partners in proportion to their Average Daily Units for that period.

         8.3 Amounts Withheld. Any amounts withheld pursuant to Section 9.1.16 shall be treated as amounts distributed to the Partners for all purposes under this Agreement. Amounts treated as distributed to a Partner pursuant to this
Section 8.3 shall reduce the amounts otherwise distributed to such Partner pursuant to this Agreement.

         8.4 Return of Offering Proceeds. If all of the net proceeds of the Offering are not invested by the Partnership in Equipment or committed to such investment or otherwise utilized for proper Partnership purposes prior to the expiration of 12 months from the Closing Date, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the Partnership on the investment of such proceeds, to the Limited Partners based upon their respective numbers of Units and time of purchase, without reduction for the General Partner's Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested. For such purpose, funds will be deemed to be committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated. Funds will also be deemed to be committed to the extent: (i) any funds may have been reserved to make contingent payments in connection with any Equipment already acquired, whether or not any such payments are ultimately made; (ii) as a condition to obtaining financing the Partnership is required to maintain funds s a compensating balance; or (iii) the General Partner decides that an addition to the working capital reserve is necessary in connection with any Equipment. In the event any such uninvested funds are distributed to the Limited Partners, such distribution will be treated as a return of capital.

                                    ARTICLE 9
                  Rights, Powers, and Duties of General Partner

         9.1 Rights and Powers. Except as otherwise specifically provided in this Agreement, the General Partner shall exercise complete and exclusive control over the management of the Partnership business and affairs. In addition to any other rights and powers which the General Partner may possess under this Agreement and the Act, the General Partner shall, except to the extent otherwise provided in this Agreement, have all rights and powers required or appropriate to its management of the Partnership and the Partnership's business, which byway of illustration but not by way of limitation, include the following rights and powers which may be exercised on behalf of, and, subject to Article 5, at the expense of, the Partnership:

                  9.1.1 to acquire, purchase, hold, sell, exchange or otherwise transfer Equipment; to lease Equipment to third parties; to make loans to manufacturers of Equipment with respect to and secured by Equipment leased directly by the manufacturer to third parties; and to enter into agreements with others with respect to such activities, which agreements may contain such provisions as the General Partner in its sole and absolute discretion shall approve;

                  9.1.2 to invest Partnership funds in commercial paper, government securities, certificates of deposit, time deposits, bankers acceptances, money market certificates or accounts, or other short-term investments (such as money market funds) which the General Partner deems appropriate;

                  9.1.3 subject to Section 17.2.3, to purchase liability, casualty and other insurance which the General Partner deems appropriate for the protection of the Equipment or for any purpose convenient or beneficial to the Partnership, provided that the General Partner will not provide insurance services to the Partnership;

                  9.1.4 to delegate all or any of its duties under this Agreement, and in furtherance of any such delegation to appoint, employ or contract with any persons, which persons may, under the supervision of the General Partner, administer or assist in the day-to-day operations of the Partnership; act as consultants, accountants, correspondents, attorneys, brokers, escrow agents or in any other capacity deemed by the General Partner necessary or desirable; and perform such other acts or services for the Partnership as the General Partner in its sole and absolute discretion may approve;

                  9.1.5 to designate and appoint one or more agents for the Partnership who shall have authority as may be conferred on them by the General Partner, and who may perform any of the duties, and exercise any of the powers and authority, conferred on the General Partner under this Agreement, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

                  9.1.6 to act in its own name as nominee for the Partnership and to place title to Partnership assets in its own name or the names of others as nominees or trustees for any purpose convenient or beneficial to the Partnership;

                  9.1.7 to collect all amounts due to the Partnership, and otherwise to enforce all rights of the Partnership including rights under any lease of its assets, and to retain counsel and institute suits or proceedings, in the name and on behalf of the Partnership;

                  9.1.8 to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

                  9.1.9 to make or revoke any elections permitted under the Code;

                  9.1.10 to determine the appropriate accounting method or methods to be used by the Partnership;

                  9.1.11 to offer and sell Units of the Partnership to the public directly or through Commonwealth Capital Securities Corp. or any licensed Affiliate of the General Partner; to employ personnel, agents and dealers for such purpose; and, in connection therewith, to cause the Partnership to indemnify Commonwealth Capital Securities Corp. to the extent permitted under federal and state securities laws;

                  9.1.12 to admit the purchasers of the Units as Limited Partners of the Partnership, to amend this Agreement and the Certificate to reflect the addition or substitution of Limited Partners and the reduction of Capital Accounts on the return of capital to Partners;

                  9.1.13 to borrow money for Partnership purposes (other than for the acquisition of Equipment) and as security therefor to mortgage, pledge, hypothecate or encumber or otherwise place liens upon all or part of the Equipment and other property of the Partnership, to pledge or encumber the assets of the Partnership to secure any remarketing rights of vendors or suppliers of Equipment;

                  9.1.14 to prepay in whole or in part, refinance, increase, modify, consolidate, extend or increase any lien or encumbrance affecting any Equipment;

                  9.1.15 to require in all Partnership obligations that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction; provided, however, that the inclusion of such provisions shall not materially affect the cost of the service or material being supplied;

                  9.1.16 to withhold income taxes as required or permitted by any federal, state or local taxing authority, and otherwise to comply with and take actions necessary or appropriate as a result of provisions of the Code or any state or other tax law requiring or permitting withholding;

                  9.1.17 to deal with, or otherwise engage in business with, any person who has dealt with or engaged in business with or may in the future deal with or engage in business with the General Partner or its Affiliates; provided that no such dealing or engaging in business may involve any arrangement which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates;

                  9.1.18 to commence the dissolution and liquidation of the Partnership in its eleventh year of existence in order to terminate the Partnership by December 31, 2013; and

                  9.1.19 to prohibit Qualified Plans from acquiring, individually or in the aggregate, more than 25% of the Units.

         9.2 Reliance on Certificate of General Partner. Any person dealing with the Partnership or the General Partner may rely on a certificate signed by the General Partner as authority with respect to (a) the identity of any General Partner or Limited Partner; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; (c) the persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter involving the Partnership or any Partner.

         9.3 Independent Activities. The General Partner and its Affiliates and each Limited Partner may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto. The General Partner and its Affiliates shall not be obligated to present to the Partnership any particular investment opportunity which comes to their attention if the General Partner, in good faith, determines that such opportunity is not an appropriate investment for the Partnership at that time or if the opportunity is not presented to the Partnership because it has been presented to other partnerships sponsored by the General Partner that may have priority based on criteria established by the General Partner. Subject to the foregoing, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner or its Affiliates from engaging in any activity, or require the General Partner or its Affiliates to permit the Partnership or any Limited Partner to participate therein. The General Partner may organize and participate as a general partner in partnerships which may engage in activities similar to the activity engaged in by this Partnership and which may use the name "Commonwealth Income & Growth Fund" or variations of such name. The General Partner retains the rights to such name and its variations. The General Partner will give priority to the Limited Partners when the interests of the Limited Partners conflict with the interests of the General Partner.

         If one or more programs affiliated with the General Partner and the Partnership are in a position to acquire the same Equipment, the General Partner will determine which program will purchase the Equipment based upon the objectives of each and the suitability of the acquisition in light of those objectives. The General Partner will generally afford priority to the program or entity that has had funds available to purchase Equipment for the longest period of time. In addition, in order to promote diversification of Equipment and lessees, when two or more programs are in a position to acquire the same Equipment, the General Partner may acquire Equipment in joint ventures with affiliated investor programs. If one or more investor programs affiliated with the General Partner and the Partnership are in a position to enter into leases with the same lessee or to sell Equipment to the same purchaser, the General Partner will generally afford priority to the Equipment which has been available for lease or sale for the longest period of time.

         9.4 Duties.

                  9.4.1 The General Partner shall manage and control the Partnership, its business and affairs. The General Partner shall devote such time to the business of the Partnership as in its discretion it determines is necessary for the efficient carrying on of the business.

                  9.4.2 The General Partner shall be the tax matters partner of the Partnership as defined under the Code, and as such tax matters partner, shall be subject to Section 17.2 of this Agreement.

                  9.4.3 The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The Limited Partners may not contract away the fiduciary duty owed to them by the General Partner under the common law.

                  9.4.4 The General Partner shall commit toward Investment in Equipment at least that portion of the Limited Partners' Capital Contributions for their Units required by Section 6.6 hereof. If the total amount of Front-End Fees must be reduced in order to enable the Partnership to commit such Capital Contributions to Investment in Equipment, the General Partner shall, and shall cause its Affiliates or other persons to, reimburse the Partnership for such amount of Front-End Fees and any Acquisition Fees, Debt Placement Fees and Acquisition Expenses paid in connection with the reinvestment of the Partnership's funds received by them as is necessary to enable the Partnership to meet such requirement within 30 days after the need for reimbursement arises.

                  9.4.5 The General Partner shall maintain reserves in such amount and for such times and purposes as it deems appropriate.

         9.5 Restrictions on Authority. Notwithstanding any other provisions of this Agreement:

                  9.5.1 The General Partner shall not have the authority to do any act in contravention of this Agreement or the Act; possess Partnership property, or assign rights in specific Partnership property, for other than a Partnership purpose; admit a person as a General Partner or a Limited Partner, except as provided in this Agreement; knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; alter the purpose or character of the Partnership as set forth in
Section 2.5; or confess a judgment against the Partnership.

                  9.5.2 Except pursuant to Section 10.2, the General Partner shall not sell all or substantially all of the assets of the Partnership in a single sale, except in the winding up and liquidation of the business of the Partnership or in a final liquidating sale of Equipment remaining after the disposition in the ordinary course of business of substantially all of the Partnership's other Equipment.

                  9.5.3 The Partnership shall not purchase or lease Equipment from the Sponsor or its Affiliates, including Equipment in which the General Partner or its Affiliates have an interest, except that the General Partner shall be permitted to make acquisitions of Equipment in its own name (and assume loans in connection therewith) and hold title thereto on an interim basis (not in excess of 60 days) for the purpose of facilitating the acquisition of such Equipment or the borrowing of money or obtaining of financing, or any other purpose related to the business of the Partnership provided that (a) such acquisitions are in the best interest of the Partnership; (b) such Equipment is purchased by the Partnership for a price no greater than the sum of the actual cost of such Equipment, accountable Acquisition Expenses payable to third parties, interest on the Purchase Price (at a rate no greater than that charged by unrelated lenders on comparable loans) from the date of purchase to the date of transfer to the Partnership and compensation permitted in accordance with
Article 6 of this Agreement; (c) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner and the time acquired by the Partnership; and (d) no benefit arises out of such acquisitions to the General Partner except for the compensation permitted under this Agreement. During interim purchases by the General Partner, all profits and losses shall accrue to the Partnership.

                  9.5.4 The Partnership shall not invest in junior trust deeds unless received in connection with the sale of an item of Equipment in an aggregate amount which does not exceed 30% of value of the assets of the Partnership on the date of the investment.

                  9.5.5 The Partnership shall not sell or lease Equipment to the General Partner or its Affiliates.

                  9.5.6 The Partnership shall not make loans to any Person, including without limitation, the General Partner or its Affiliates (except to the extent a Conditional Sales Contract constitutes a loan.

                  9.5.7 The Partnership shall not acquire Equipment from an Equipment Program in which the General Partner or its Affiliates have an interest.

                  9.5.8 The Partnership shall not acquire Equipment in exchange for Units.

                  9.5.9 The Partnership shall not give the General Partner or its Affiliates an exclusive right to sell or exclusive employment to sell Equipment for the Partnership.

                  9.5.10 The Partnership shall not pay, directly or indirectly, a commission or fee (except as specifically described under this Agreement) to the General Partner or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange, or refinancing of the Partnership's Equipment.

                  9.5.11 No rebates or give-ups may be received by the General Partner or its Affiliates, nor may the General Partner or its Affiliates participate in any reciprocal business arrangements which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates.

                  9.5.12 The General Partner and its Affiliates shall not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential Limited Partner for investment advice as an inducement to such adviser to advise the purchase of Units. This Section 9.5.12, however, shall not prohibit the payment of Underwriting Commissions to the Dealer Manager or other properly licensed person for selling Units.

                  9.5.13 The funds of the Partnership shall not be commingled with the funds of any other Person. This prohibition shall not apply to investments meeting the requirements of Section 9.5.14.

                  9.5.14 Except to the extent that a permitted investment in the entities referred to in this Section 9.5.14 constitutes "securities" within the meaning of the Securities Act of 1933, as amended, the Partnership will not invest in securities, including equipment limited partnerships, general partnerships or joint ventures, except that (a) the Partnership may invest in general partnerships or joint ventures with persons other than equipment Programs formed by the General Partner or its Affiliates, which partnerships or joint ventures own specific equipment; provided that (i) the Partnership has or acquires a controlling interest in such ventures or partnerships; (ii) the non-controlling interest is owned by a non-Affiliate, and (iii) there are no duplicate fees; and (b) the Partnership may invest in joint venture arrangements with other equipment Programs formed by the General Partner or its Affiliates if such action is in the best interests of all Programs and if all the following conditions are met: (i) all the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the sponsor compensation is substantially identical in each Program; (iv) the Partnership has a right of first refusal to buy another Program's interest in a joint venture if the other Program wishes to sell equipment held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the joint venture is formed either for the purpose of effecting appropriate diversification for the Programs or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.5.3.

                  9.5.15 Neither the General Partner nor its Affiliates shall lend money to the Partnership if interest rates and other financing charges and fees in connection with such loan are in excess of the lesser of their cost of funds or the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose or if such loan contains any prepayment charge or prepayment penalty. Neither the General Partner nor its Affiliates shall provide financing for the Partnership unless such financing has a term of not more than 12 months or carries an interest rate in excess of three percent over the prime rate of PNC Bank, N.A.

                  9.5.16 Other than as specifically described in Section 5.2 and
Article 6 of this Agreement and the section "Compensation of the General Partner in the Prospectus at the time it was declared effective by the Securities and Exchange Commission, the General Partner shall not enter into any agreement, contract or arrangement on behalf of the Partnership providing for compensation to the General Partner or its Affiliates for performing services for, or selling or leasing goods or materials to, the Partnership.

                  9.5.17 All services or goods for which the General Partner or its Affiliates are to receive compensation (other than pursuant to this Agreement) shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid, which contract may only be modified by a vote of a Majority in Interest of the Limited Partners and which contract shall contain a clause allowing termination by either party without penalty on 60 days' prior written notice.

                  9.5.18 In connection with the borrowing of money, recourse for the payment of which is limited solely to property of the Partnership and which shall be amortized fully over the initial lease term, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

                  9.5.19 Partnership funds shall not be invested in any financial institution or entity affiliated with the General Partner and shall not be used in a compensating balance arrangement for the benefit of any entity other than the Partnership.

                  9.5.20 Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership shall not convert to another form of business entity if the conversion results in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership, (c) the compensation payable to the General Partner or its Affiliates or (d) the ability to meet the Partnership's objectives without materially impairing the rights of Limited Partners.

                  9.5.21 The Partnership shall not make distributions in kind except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Partnership and the distribution of cash in accordance with this Agreement.

                  9.5.22 The Partnership shall not incur debt in excess of 30% of the expected aggregate cost of the Equipment to be owned or subject to a Conditional Sales Contract except that the Partnership may not incur indebtedness to acquire Equipment until the net proceeds of the Offering have been invested, or committed to investment, in Equipment.

                  9.5.23 The Partnership shall not purchase Equipment unless such Equipment is subject to a lease or a Conditional Sales Contract or for which a lease or a Conditional Sales Contract will be entered into when the Partnership acquires the Equipment.

                  9.5.24 The Partnership's leases and other contracts will each contain a statement that the Partnership has been organized as a limited partnership under the Act.

                  9.5.25 Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership will not change its principal purpose of acquiring, leasing and selling Equipment.

                  9.5.26 The Partnership shall not issue equity securities senior to the Units.

         9.6 General Partner's Net Worth. The General Partner agrees, represents and warrants that it will at all times have a net worth in an amount (i) sufficient in the opinion of counsel to the Partnership to enable the Partnership either to avoid having the corporate characteristic of limited liability for federal income tax purposes or to avoid being treated as an association taxable as a corporation for federal income tax purposes, and (ii) at least five percent of the gross amount of all direct participation programs sold by the General Partner within the prior 12 months plus five percent of the amount of the Capital Contribution to the Partnership, up to $1,000,000.

                                   ARTICLE 10
                           Rights of Limited Partners

         10.1 No Limited Partner in Control. No Limited Partner, as such, shall participate in the management or control of the Partnership's business, nor shall any Limited Partner, as such, have the power to act for or bind the General Partner or the Partnership.

         10.2 Voting Rights. The Limited Partners by a vote of a Majority in Interest of the Limited Partners may, without the necessity for concurrence by the General Partner (a) approve or disapprove a sale of all or substantially all of the assets of the Partnership, except as otherwise permitted or required under Section 14.1 or 14.4 of this Agreement; (b) dissolve the Partnership; (c) subject to Section 10.5, amend this Agreement except that amendment of Articles 6, 7 and 8 shall require the affirmative vote of Limited Partners owning at least 66-2/3% of the Units owned by all Limited Partners; (d) remove or approve the withdrawal of the General Partner; or (e) prior to the effective date of a removal, withdrawal or dissolution of the General Partner, elect an additional, replacement or successor General Partner to be admitted prior to such effective date. With respect to any Units owned by the General Partner or its Affiliates, the General Partner and its Affiliates may not vote or consent on matters submitted to the Limited Partners regarding removal of the General Partner or any transaction between the Partnership and the General Partner or its Affiliates. In determining the required percentage in interest of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner or its Affiliates shall not be included.

         10.3     Conversions and Roll-Ups.

                  10.3.1 Consent Required. Without the approval of the General Partner and the holders of at least 66-2/3% of all outstanding Units, the Partnership shall not enter into any Roll-Up. Limited Partners who do not consent to an approved Roll-Up shall be given the option of (i) accepting the securities of the Roll- Up Entity offered in the proposed Roll-Up; or (ii) receiving cash in an amount equal to the non-consenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership. The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of an unsuccessful proxy contest in the event that the Roll-Up is not approved by the Limited Partners as required by the first sentence of this Section 10.3.1.

                  10.3.2 Appraisal. The "appraised value of the net assets of the Partnership" as used in Section 10.3.1 shall be established by means of an appraisal of the net assets of the Partnership by a competent Independent Expert, engaged for the benefit of the Partnership and the Limited Partners, with no current material or prior business or personal relationship with the General Partner or its Affiliates. Such Independent Expert must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and must be qualified to perform such work. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership's assets, assuming an orderly liquidation of such assets over a twelve-month period, as of a date immediately prior to the date of the proposed Roll-Up. A summary of the independent appraisal, including all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up and shall be appraised on a consistent basis. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering and accordingly, in that event, the issuer would be subject to liability for violations of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

                  10.3.3 Prohibited Roll-Ups. The Partnership shall not participate in any proposed Roll-Up: (a) which would result in the Limited Partner's having voting rights and rights to hold meetings which are less than those rights provided for under Section 10.2; (b) which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); (c) which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner, and (d) in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those rights provided for under Section 15.1 hereof.

                  10.3.4 With the consent of a Majority in Interest of the Limited Partners, the Partnership is permitted to convert into another form of business entity which does not result in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership (currently, December 31, 2013, unless terminated earlier in accordance with this Agreement), (c) the compensation payable to the General Partner or its Affiliates (provided however that any increase in the compensation payable to the General Partner and its Affiliates requires the approval of 66-2/3% of all outstanding Units), or (d) the ability to meet the Partnership's investment objectives without materially impairing the rights of the Limited Partners. The General Partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in Section 10.3.1 based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular. In general, the General Partner would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partner or its Affiliates to be a significant adverse change in the listed provisions.

         10.4     Meetings.

                  10.4.1 Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the General Partner or by one or more Limited Partners holding more than 10% of the then outstanding Units, by delivering written notice, either in person or by registered mail stating the purpose of the meeting, to the General Partner. Promptly, but in any event within 10 days following receipt of such request, the General Partner shall cause a written notice, either in person or by certified mail, to be delivered to the Limited Partners entitled to vote at such meeting. The meeting will be held at the time and place specified in the request, or if none, at a time and place convenient to the Limited Partners, such meeting to be held not less than 15 days nor more than 60 days after the mailing of the notice of the meeting. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

                  10.4.2 A Limited Partner shall be entitled to vote (a) at a meeting, in person or by a proxy in writing or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the date on which the votes of Limited Partners are to be counted. Only the votes of persons who were Limited Partners on the record date, whether at a meeting or otherwise, shall be counted.

         10.5     Certain Amendments.

                  10.5.1 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner, without the consent of any of the Limited Partners (a) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (b) to cure any ambiguity or inconsistency; (c) to delete or add any provisions required to be so deleted or added by, or to meet the requirements of, applicable law (including the Code, ERISA and the regulations thereunder); and (d) to delete or add any provisions required to be so deleted or added by, or to meet the requirements of, applicable law (including the Code, ERISA and the regulations thereunder); and (e) to delete or add any provisions required to be so deleted or added by the staff of the Securities and Exchange Commission or by state securities commissioner or similar official, which addition or deletion is deemed by such person, commissioner or official to be for the benefit or protection of the Limited Partners.

                  10.5.2 Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be amended without the consent of each Limited Partner to be affected adversely by an amendment that (a) converts a Limited Partner into a General Partner; (b) modifies the limited liability of a Limited Partner; (c) alters the interest of the General Partner or Limited Partners in Net Profits, Net Losses, or distributions from the Partnership; or
(d) adversely affects the status of the Partnership as a partnership for federal income tax purposes.

                  10.5.3 Each Limited Partner shall be notified of any amendment to this Agreement within 30 days of the effective date of the amendment by means of first class mail, postage prepaid, to the address of the Limited Partner on the books of the Partnership.

                                   ARTICLE 11
                                Transfer of Units

         11.1     Assignment.

                  11.1.1 No Limited Partner may transfer or assign his Units or any interest therein except as permitted in this Article 11. Any act in violation of this Article 11 shall be null and void and shall not be recognized by the Partnership.

                  11.1.2 With the prior written consent of the General Partner, a Limited Partner may transfer or assign part or all of his Units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the Partnership such instruments of transfer and assignment and other documents as may be required by the General Partner; (b) either (i) at least 125 Units are assigned and at least 125 Units are retained by the assignor or (ii) the Units being assigned are all the Units of the assignor (except that the General Partner, in its discretion, may waive this requirement for transfers by gift, inheritance or family dissolution or transfers to Affiliates of the assignor);
(c) the assignee agrees in writing not to assign such Units other than in accordance with this Article 11; (d) such assignment complies with any applicable state and federal securities laws; (e) assignor obtains an opinion of counsel that such assignment will not result in the termination of the Partnership for federal income tax purposes and will not result in the Partnership being classified as a publicly traded partnership or an association taxable as a corporation for federal income tax purposes.

                  11.1.3 An assignee, if he does not become a Substituted Limited Partner pursuant to Section 11.2, shall have no rights of a Limited Partner as a result of the assignment, but shall only be entitled to receive the distributions under Article 8 and Sections 3.3.2 and 14.4 to which the assignor would otherwise be entitled.

         11.2 Substituted Limited Partners. No assignee of Units shall have the right to become a Substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied: (a) the written instrument of assignment (or another writing) sets forth the intention of the assignor that the assignee succeed to the assignor's interest as a Substituted Limited Partner in his place; (b) the assignor and assignee execute, acknowledge and deliver such instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of this Agreement; and (c) the written consent of the General Partner to such substitution is obtained, the granting or denial of which shall not be unreasonably withheld. The Partnership's records shall be amended to reflect the substitution of Limited Partners at least once in each calendar quarter.

         11.3 Transfer Fee. On any assignment of Units, any substitution of an assignee as a Limited Partner or any redemption of Units, the Partnership may charge a transfer fee to cover reasonable out-of-pocket expenses in connection with the substitution.

         11.4 General. No transfer or assignment or redemption of any Units shall be made if it would result in the Partnership being treated as an association taxable as a corporation for tax purposes or as a publicly traded partnership. In addition, no transfer of any Unit will be recognized or effective for any purpose to the extent that it is determined by the General Partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of
Section 7704 of the Code and the applicable Treasury Regulations thereunder so as to adversely affect the tax status of the Partnership as a partnership rather than as an association taxable as a corporation. The General Partner, in its sole discretion, may impose any restrictions on transfers or assignments of Units as it deems appropriate to give effect to the preceding two sentences including prohibitions of any transfers or assignments of Units which fall outside the safe harbors described in Section 1.7704-1 of the Treasury Regulations. A Limited Partner must obtain the consent of the General Partner to any transfer or assignment, which consent shall not be unreasonably withheld. Any prohibition on a transfer or assignment shall be supported by an opinion of counsel that it is necessary to give effect to the first two sentences of this paragraph. In connection therewith, the General Partner shall be permitted to amend this Agreement without the consent of the Limited Partners. Assignments and substitutions shall be effective on the first day of the month following the month in which there has been full compliance with the requirements of this
Article 11. For the purposes of this Article 11, a pledge of Units shall be deemed to be an assignment of such Units.

                                   ARTICLE 12
                                   Redemption

         Upon the conclusion of the 30-month period following the termination of the Offering, the Partnership may, at the sole discretion of the General Partner, repurchase a number of the then outstanding Units. On a semi-annual basis, the General Partner will establish an amount for redemption, generally not to exceed two percent of the outstanding Units per year, subject to the General Partner's sole discretion and its good faith determination that such redemptions will not (a) cause the Partnership to be taxed as a corporation under Section 7704 of the Code or (b) impair the capital or operations of the Partnership. At the sole discretion of the General Partner, the Partnership may redeem Units in excess of the two percent limitation. The redemption price for Units will be 105% of the selling Limited Partner's Adjusted Capital Contributions attributable to the Units for sale, net of the offering fees and expenses attributable to the units for sale. Such offering fees ad expenses will be amortized over ten years after the termination of the offering. One quarter of these expenses will be amortized in each 30-month period following the termination of the offering. Following the determination of the annual redemption amount, redemptions will occur on a semi-annual basis and all requests for redemption, which must be made in writing, must be on file as of the Record Date in which the redemption is to occur. The General Partner will maintain a master list of requests for redemption with priority being given to Units owned by estates, followed by IRAs and Qualified Plans. All other Limited Partners will be treated on a first come, first served basis. Redemption requests made by or on behalf of Limited Partners who are not affiliated with the General Partner or its affiliates will be given priority over those made by Limited Partners who are affiliated with the General Partner or its Affiliates. All redemption requests will remain in effect until and unless canceled, in writing, by the requesting Limited Partner(s). The making of a request for redemption by a Limited Partner is completely voluntary.

                                   ARTICLE 13
                           General Partner's Interest

         13.1 Voluntary Withdrawal or Assignment. The General Partner shall not voluntarily withdraw, retire or resign as general partner of the Partnership, or assign, transfer or otherwise dispose of all or any part of its general partnership interest unless:

                  13.1.1 the Limited Partners consent by a Majority in Interest;

                  13.1.2 in the case of withdrawal, retirement or resignation, it gives at least 60 days' notice thereof and if there would be no remaining General Partner, nominates a successor General Partner satisfactory to a Majority in Interest of the Limited Partners, who becomes a General Partner prior to such withdrawal, retirement or resignation; and

                  13.1.3 the Partnership receives an opinion of its counsel to the effect that such withdrawal, retirement, resignation, assignment, transfer or other disposition would not subject the Partnership to federal income taxation as an association taxable as a corporation and would not cause a termination of the Partnership for federal income tax purposes.

         13.2 Removal. Subject to Section 14.3, after the Final Closing the General Partner may be removed, and shall cease to be General Partner of the Partnership, on the vote of the Majority in Interest of the Limited Partners.

                                   ARTICLE 14
                    Dissolution, Continuation and Termination

         14.1 Dissolution. The Partnership shall be dissolved on the occurrence of any of the following events:

                  14.1.1 The vote or written consent of a Majority in Interest of the Limited Partners determines that the Partnership should be dissolved;

                  14.1.2 The dissolution of the Partnership by judicial decree;

                  14.1.3 The expiration of 60 days following a Terminating Event, unless a Majority in Interest of the Limited Partners, elect to continue the Partnership in accordance with Section 14.2.2 and elect a successor general partner; or

                  14.1.4 The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and business-like business-like fashion prior to December 31, 2009.


         14.2     Continuation.

                  14.2.1 On the occurrence of the removal, withdrawal, retirement, resignation, expulsion, involuntary dissolution, or Bankruptcy (or, in the case of an individual, the death, insanity or appointment of a conservator for the person or any of his assets) of one or more, but less than all, of the General Partners, then the remaining General Partners shall have the right to, and shall, continue the business of the Partnership.

                  14.2.2 On the occurrence of a Terminating Event, the last remaining General Partner shall promptly send written notice of such event to all the Limited Partners, who (subject to Sections 14.2.3 and 14.3) (a) may elect, by a vote of the Majority in Interest within 60 days thereafter, to reconstitute the Partnership and continue its business in accordance with this Agreement by selecting one or more new General Partners who agree in writing to be bound by this Agreement, and all Limited Partners, as such, shall be bound by such action, or (b) may continue the business of the Partnership pursuant to
Section 8571 of the Act.

                  14.2.3 The rights to continue the business of the Partnership provided in this Section 14.2 shall be subject to receipt by the Partnership of an opinion of counsel to the Partnership that such continuation would not result in the Partnership's being classified for federal income tax purposes as an association taxable as a corporation and would not result in the termination of the Partnership for federal income tax purposes.

         14.3 Purchase of Interest of General Partner. On any continuation of the business of the Partnership under Section 14.2.1 or Section 14.2.2, or any removal of the General Partner under Section 13.2, the following shall apply:

                  14.3.1 The General Partner who withdraws (voluntary termination) or is removed (involuntary termination) shall be paid the then present fair market value of its interest, determined in the manner described in this Section 14.3. If the termination is voluntary pursuant to Section 13.1, the terminated General Partner shall receive a non-interest bearing unsecured promissory note payable, if at all, from distributions the terminated General Partner would have received under this Agreement if it had not voluntarily terminated. If the termination is involuntary pursuant to Section 13.2, such amount shall be paid in no less than five equal annual installments, the first of which shall be paid one year from the date of such termination. The unpaid portion of such amount shall bear simple interest at the rate of 10% per annum from the date of such termination, such interest to accrue and be paid annually in addition to each such annual installment. In any event, the method of payment must protect the solvency and liquidity of the Partnership.

                  14.3.2 The fair market value of a terminated General Partner's Partnership interest shall be determined by agreement between the terminated General Partner and the Partnership, which agreement shall require a vote of the Majority in Interest of the Limited Partners. If the terminated General Partner and the Partnership cannot agree on the fair market value of such partnership interest within 45 days of the continuation, the fair market value thereof shall be determined by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.

         14.4     Liquidation.

                  14.4.1 On any dissolution of the Partnership, absent any continuation under Section 14.2, the General Partner, or a court-appointed liquidator if there is no General Partner, shall take full account of the Partnership's assets and liabilities. The assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied in the following order: (a) to the payment of all debts and liabilities of the Partnership to creditors; (b) to the establishment, for such period as the liquidator deems reasonably necessary, of such reserves as the liquidator deems reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Partnership; and (c) to the Partners in accordance with Section 8.1.3.

                  14.4.2 The debts and liabilities of the Partnership shall not include liabilities or obligations of the Partnership to Partners for distributions or on account of their contributions or in respect to profits (or other compensation by way of income) or capital.

                  14.4.3 Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, upon the dissolution or termination of the Partnership, the General Partner, in all events by the end of the Partnership's taxable year in which the General Partner's interest is liquidated or, if later, within 90 days of the date of such liquidation, will contribute to the Partnership an amount of cash equal to the lesser of (a) the deficit balance of the General Partner's Capital Account or (b) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner and such cash shall be distributed to the Limited Partners in the ratio of the then credit balances in their Capital Accounts.

                  14.4.4 Any capital contribution by the General Partner pursuant to Section 14.4.3 and any liquidating distribution pursuant to Section
14.4.1 shall be made no later than the later of (a) the end of the taxable year during which such liquidation occurs or (b) 90 days after the date of such liquidation.

                                   ARTICLE 15
                          Accounting and Fiscal Matters

         15.1 Partnership Records. The records of the Partnership shall be maintained at the principal office of the Partnership. Every Limited Partner or his duly authorized representative shall at any reasonable time have access to the records of the Partnership and may inspect and copy any of them. An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Limited Partner List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner. The Limited Partner List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Limited Partner List shall be mailed to any Limited Partner requesting the Limited Partner List within ten days of the request. The copy of the Limited Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Limited Partner List include, without limitation, matters relating to Limited Partners' voting rights under the Partnership Agreement, and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the Limited Partner List as requested, the General Partner shall be liable to any Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Limited Partner List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Limited Partner List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partner may require the Limited Partner requesting the Limited Partner List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to the Limited Partners requesting copies of the Limited Partner List are in addition to, and shall not in any way limit, other remedies available to the Limited Partners under federal law, or the laws of any state.

         15.2 Accounting; Fiscal Year. The Partnership's books and records shall be kept on the accrual method of accounting. The fiscal year of the Partnership shall be the calendar year.

         15.3     Reports.

                  15.3.1 The General Partner will deliver to each Limited Partner, within 120 days after the end of each year, a balance sheet of the Partnership dated as of December 31 of such year, together with statements of income, Partners' equity, and the changes in financial position of the Partnership for such year, prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's independent certified public accountants, as well as an unaudited Cash Flow statement containing a breakdown of distributions to Limited Partners for the year, separately identifying distributions from (a) Cash Flow from operations during the year, (b) Cash Flow from operations during a prior period which had been held as reserves, (c) proceeds from disposition of Equipment and investments and (d) reserves from gross proceeds of the Offering originally obtained from the Limited Partners. The General Partner will within such period also furnish a report of the activities of the Partnership for the year, which will include (a) for each item of Equipment acquired by the Partnership which individually represents at least 10% of the total investment in Equipment, a status report as part of the annual report, (which status report shall indicate: (i) condition of Equipment, (ii) how Equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the equipment as the General Partner deems appropriate including the method used or basis for valuation), (b) a report on distributions to the Limited Partners during the year and their source, (c) a report on any costs incurred by the General Partner and its Affiliates in performing administrative services which are reimbursed by the Partnership during the year which will be verified by independent public accountants in accordance with generally accepted accounting principles (the cost of such verification to be so reimbursable only to the extent that such reimbursement, when added to the reimbursement for services, does not exceed the competitive rate for such services, excluding the cost of the verification) and (d) for each item of Equipment sold by the Partnership in such year, such Equipment's original purchase price, sale price and aggregate lease revenues. The annual report will contain a breakdown of the costs reimbursed to the sponsor. Within the scope of the annual audit of the General Partner's financial statements, the independent certified public accountants must issue a special report on the allocation of such costs to the Partnership in accordance with this Partnership Agreement. The special report shall at a minimum provide: (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The special report shall be in accordance with the American Institute of Certified Public Accountants United States auditing standards relating to special reports. The additional costs of such special report will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this subparagraph only to the extent that such reimbursement, when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this subsection. Within 60 days after the end of each calendar quarter, the General Partner will also furnish a report of all services rendered and all fees received by the General Partner and its Affiliates from the Partnership, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of the Partnership, as well as an unaudited Cash Flow statement.

                  15.3.2 Until the net proceeds of the Offering are fully invested, the General Partner will furnish to the Limited Partners, within 60 days after the end of each calendar quarter, a report of Equipment acquisitions during the quarter, including the type and manufacturer of each item of Equipment, the purchase price of the Equipment, and any other material terms of purchase, a statement of the total amount of cash expended by the Partnership to acquire the Equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds of the Offering which remain unexpended or uncommitted at the end of the quarter.

                  15.3.3 The General Partner will also furnish to all Limited Partners within 75 days after the end of the year other information regarding the Partnership to aid them in the preparation of their tax returns.

                  15.3.4 Within 120 days after the end of the first full fiscal year for which Form 10-K under the Securities Exchange Act of 1934 is filed with the Securities and Exchange Commission, the General Partner shall send the financial statements required by Form 10-K to the Limited Partners.

                  15.3.5 Until the net proceeds from sales of the Units have been fully invested or otherwise used for Partnership purposes or been set aside as reserves or been returned to the Limited Partners under Section 4.2.2, the reports under Sections 15.3.1 and 15.3.3 shall include a report of material equipment acquisitions made during the periods covered by such reports which have not previously been reported.

                  15.3.6 The information required to be provided in the various reports pursuant to this Section 15.3 may be sent earlier than or separately from any of the other information required pursuant to this Section 15.3, and the information required to be contained in any of the reports pursuant to this
Section 15.3 may be contained in more than one report.

                  15.3.7 If the Securities and Exchange Commission or the North American Securities Administrators Association, Inc. promulgates rules which allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the aforementioned reports in compliance with such rules if the General Partner determines such action to be in the best interests of the Partnership.

                  15.3.8 On request of the official or agency administering the securities law of a state in which the Partnership has sold Units, the General Partner shall submit to such official or agency any report or statement required to be distributed to Limited Partners pursuant to this Section 15.3.

         15.4 Bank Accounts. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner may determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may determine.

         15.5 Partnership Returns. For each tax year, the General Partner shall, within the time prescribed by law (including extensions), file on behalf of the Partnership the annual information return required for federal, state and local income tax purposes.

                                   ARTICLE 16
                                Power of Attorney

         16.1     Power of Attorney.

                  16.1.1 Pursuant to the terms of this Agreement, each purchaser of a Unit and each transferee of a Unit appoints the General Partner, acting alone, as the purchaser's or transferee's attorney-in-fact to make, execute, file, and/or record (a) documents relating to the Partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction; (b) instruments with respect to any amendment of this Agreement or the Certificate; (c) instruments or papers required to continue the business of the Partnership pursuant to this Agreement; (d) instruments relating to the admission of any Partner to the Partnership; (e) a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the Partnership's tax shelter registration; and (f) all other instruments deemed necessary or advisable to carry out the Partnership's business or the provisions of this Agreement. The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person's heirs, successors, and assigns. Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

                  16.1.2 The power of attorney granted in this Section 16.1, (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by the attorney-in-fact by listing all of the Limited Partners executing any document with the signature of the attorney-in-fact acting as attorney-in-fact for all of them; and (c) shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignee is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any document necessary to effect such substitution.

                                   ARTICLE 17
                Liability and Indemnification of General Partner

         17.1 Exclusion of Liability for Return of Capital Contributions. Subject to the General Partner's compliance with the standards set forth in
Section 17.2.1, the General Partner shall not be personally liable for the return of any of the Capital Contributions of the Limited Partners, it being expressly understood that any such return shall be made solely from Partnership assets.

         17.2     Limitation on Liability of General Partner; Indemnification.

                  17.2.1 The General Partner and its Affiliates who were acting on behalf of or performing services for the Partnership and acting within the scope of the General Partner's authority as set forth in this Agreement (an "Indemnitee") shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of any Indemnitee if the General Partner, in good faith, determined that such course of conduct was reasonable and in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates. The Indemnitees shall be indemnified by the Partnership against any losses, judgments, liabilities and expenses sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Indemnitee, and provided further that for such indemnification to be made, the General Partner must have made a good faith determination that the course of conduct involved was reasonable and in the best interest of the Partnership. Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners.

                  17.2.2 Notwithstanding anything to the contrary stated in
Section 17.2.1, the Indemnitee and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular Indemnitee and the court approved the indemnification of litigation costs, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approved the indemnification of litigation costs or (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Texas Securities Board and other applicable state securities commissions with respect to the issue of indemnification for securities law violations.

                  17.2.3 The Partnership shall not incur the cost of that portion of any insurance which insures the Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section 17.2; however, nothing contained in this Agreement shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Indemnitee as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

                  17.2.4 The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner of the Partnership is prohibited. The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied: (a) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Partnership; and (b) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (c) the Indemnitee undertakes to repay the advanced funds to the Partnership with interest at the rate of 10% per year in cases in which they would not be entitled to indemnification under Section 17.2.1 and such undertaking is secured by a full recourse note from the recipient of the advance.

                                   ARTICLE 18
                           Tax Exempt Limited Partners

         18.1 Tax Exempt Limited Partners. If any individual retirement accounts, pension, profit sharing or other tax-qualified retirement plans or other entities exempt from federal income taxation under the Code (collectively, "Tax Exempt Limited Partners") become Limited Partners of the Partnership, neither the General Partner nor the Partnership shall have any liability or responsibility to any Tax Exempt Limited Partner or any other Limited Partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of a Tax Exempt Limited Partner under the Code or ERISA or other applicable law.

                                   ARTICLE 19
                                  Miscellaneous

         19.1 Notices. Any notice, payment, demand, offer or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the party or to an officer of the party to whom it is directed or
(b) whether or not it is actually received, if sent by registered or certified or regular mail, postage and charges prepaid, addressed as follows: if to the General Partner, at its business address set forth in Section 2.3 or to such other address as the General Partner may specify by written notice to the Limited Partners; and if to a Limited Partner, at such Limited Partner's address set forth on his Subscription Agreement or to such other address as such Limited Partner may specify by written notice to the General Partner; and if to the Partnership, at the address set forth in Section 2.3 or to such other address as the Partnership may specify by written notice to the Partners. Any such notice shall be deemed to be given as of the date so delivered personally, or as of the date on which the same was deposited in a regular receptacle for the deposit of the United States mail, addressed and sent as aforesaid.

         19.2 Parties in Interest. Subject to Article 11, this Agreement shall bind and benefit the successors and assigns of the respective parties hereto.

         19.3 Section Captions. Section and other captions in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         19.4 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         19.5 Right to Rely on General Partner. No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of Partnership property shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers have received written notice from the Partnership affecting the same.

         19.6 Pennsylvania Law. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of laws.

         19.7 Exclusive Jurisdiction. Any disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Pennsylvania in the County of Delaware or the Federal District Court for the Eastern District of Pennsylvania.

         19.8 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

         19.9 Gender. Whenever necessary or appropriate in order to construe this Agreement, the masculine gender shall include the feminine or neuter and vice versa, and the singular shall include the plural and the plural, the singular.

         19.10 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

         IN WITNESS WHEREOF, the parties have executed, or have caused their duly authorized officer to execute, this Agreement on the date first written above.

GENERAL PARTNER:
COMMONWEALTH INCOME & GROWTH FUND, INC.

By:     /s/ George S. Springsteen
        ----------------------------------------

Name:   George S. Springsteen
        -------------------------------------

Title:  President
        -------------------------------------------

INITIAL LIMITED PARTNER:

/s/ Kimberly A. Springsteen
--------------------------------------------
KIMBERLY A. SPRINGSTEEN

                                     TABLE I










                             SELECTED FINANCIAL DATA

                               COMMONWEALTH INCOME
                                & GROWTH FUND IV




================================================================================


                                  BALANCE SHEET
                                 APRIL 11, 2001

                      COMMONWEALTH INCOME & GROWTH FUND IV


                                    CONTENTS



================================================================================


       Report of Independent Certified Public Accountants                   F-3

       Balance sheet                                                        F-4

       Notes to balance sheet                                               F-5

Report of Independent Certified Public Accountants



To the General Partner
Commonwealth Income & Growth Fund IV
Berwyn, Pennsylvania


We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund IV as of April 11, 2001. This balance sheet is the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting prnciples used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund IV at April 11, 2001, in conformity with accounting principles generally accepted in the United States.


                                                 /s/ BDO Seidman, LLP

Philadelphia, Pennsylvania
April 12, 2001

                      COMMONWEALTH INCOME & GROWTH FUND IV


                                  BALANCE SHEET


================================================================================

April 11,                                                             2001
------------------------------------------------------------------------------

Assets

Cash                                                                  $1,000
==============================================================================

Partner's Capital

General partner                                                       $1,000
==============================================================================

                                        See accompanying notes to balance sheet.

                      COMMONWEALTH INCOME & GROWTH FUND IV


                             NOTES TO BALANCE SHEET


================================================================================

1.  The Partnership    Commonwealth Income & Growth Fund IV (the "Partnership")
                       is a limited partnership, which was organized in April
                       2001 in the Commonwealth of Pennsylvania. The
                       Partnership has not yet commenced operations. The
                       Partnership was organized to acquire, own, lease and sell income-producing equipment.

                       The General Partner's initial contribution consists of a $1,000 cash contribution from Commonwealth Income & Growth Fund, Inc., a wholly owned subsidiary of Commonwealth of Delaware, Inc., which in turn is a wholly owned subsidiary of Commonwealth Capital Corp. The General Partner may, in its sole discretion, purchase units of limited partnership interest (the "Units").

                       The Partnership plans to offer for sale, through a public offering from 75,000 to 750,000 Units at a cash purchase price of $20 per Unit.

2.  Related Party      The Partnership will pay for organizational and offering
    Transactions       expenses in connection with the issuance and distribution
                       of Units. The General Partner and Commonwealth Capital
                       Securities Corp., also is a wholly owned subsidiary of Commonwealth of Delaware, Inc. and their respective affiliates will receive substantial fees and compensation in connection with the offering of Units and management of the Partnership's assets.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------

                                FEBRUARY 28, 2001
                                -----------------







                                TABLE OF CONTENTS
                                -----------------






                                                                        PAGE
                                                                        ----


INDEPENDENT AUDITOR'S REPORT                                             F-7


CONSOLIDATED FINANCIAL STATEMENTS

   Balance sheets                                                        F-8

   Statements of operations and retained earnings                        F-9

   Statements of cash flows                                              F-10

   Notes to financial statements                                     F-11 - F-17

                          INDEPENDENT AUDITOR'S REPORT





Stockholder
Commonwealth Capital Corp.



         We have audited the accompanying consolidated balance sheets of COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES as of February 28, 2001 and February 29, 2000, and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commonwealth Capital Corp. and Subsidiaries as of February 28, 2001 and February 29, 2000, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.






Elkins Park, Pennsylvania
April 5, 2001

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------


                                     ASSETS
                                     ------
                                                                                       February 28,        February 29,
                                                                                           2001                2000
                                                                                       ------------        ------------

Cash and cash equivalents                                                               $  145,343          $   27,162

Receivables from Income Funds                                                              317,577             255,035

Other receivables                                                                           60,423              59,736

Minimum lease payments receivable - Net of
 unearned interest income of $1,404,050 - 2001
 and $1,725,985 - 2000                                                                   4,130,000           4,715,000

Investment in Income Funds                                                                  11,666              12,666

Office furniture and equipment - Net of
 accumulated depreciation of $115,407 - 2001
 and $112,918 - 2000                                                                         4,031               6,520

Deferred offering costs                                                                                          8,192

Other assets                                                                                 6,127               6,890
                                                                                        ----------          ----------

                                                                                        $4,675,167          $5,091,201
                                                                                        ==========          ==========


                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------


LIABILITIES
   Accounts payable and accrued expenses                                                $  285,790          $   75,713
   Due to Income Funds                                                                                          61,255
   Nonrecourse obligations                                                               4,130,000           4,715,000
                                                                                        ----------          ----------

                                                                                         4,415,790           4,851,968
                                                                                        ----------          ----------

STOCKHOLDER'S EQUITY
   Common stock - Par value $1
    Authorized 1,000 shares
     Issued and outstanding 10 shares                                                           10                  10
   Retained earnings                                                                       259,367             239,223
                                                                                        ----------          ----------

                                                                                           259,377             239,233
                                                                                        ----------          ----------

                                                                                        $4,675,167          $5,091,201
                                                                                        ==========          ==========


See notes to consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
           -----------------------------------------------------------


                                                             Year Ended
                                                    ----------------------------
                                                    February 28,    February 29,
                                                        2001            2000
                                                    ------------    ------------

INCOME
   Fee income from Income Funds                     $  928,913       $  972,246
   Commission income                                    24,576           49,432
   Interest income on minimum lease
    payments receivable                                321,935          358,828
   Equity in income of Income Funds                     93,207           43,832
   Interest and miscellaneous                           92,252           21,822
                                                    ----------       ----------

                                                     1,460,883        1,446,160
                                                    ----------       ----------

EXPENSES
   Personnel                                           587,067          669,538
   General and administrative                          429,640          534,984
   Selling                                              99,608          167,935
   Interest expense on nonrecourse obligations         321,935          358,828
   Depreciation                                          2,489            4,129
                                                    ----------       ----------

                                                     1,440,739        1,735,414
                                                    ----------       ----------


NET INCOME (LOSS)                                       20,144      (   289,254)


RETAINED EARNINGS - BEGINNING                          239,223          528,477
                                                    ----------       ----------


RETAINED EARNINGS - ENDING                          $  259,367       $  239,223
                                                    ==========       ==========


See notes to consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------


                                                                              Year Ended
                                                                   ---------------------------------
                                                                   February 28,         February 29,
                                                                        2001               2000
                                                                    ------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                 $   20,144         ($  289,254)
   Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities
      Equity in income of Income Funds                              (    93,207)        (    43,832)
      Depreciation                                                        2,489               4,129
      Changes in operating assets and liabilities:
         Receivables from Income Funds                              (    62,542)             91,237
         Other receivables                                          (       687)              5,018
         Deferred offering costs                                          8,192             249,481
         Other assets                                                       763               2,152
         Accounts payable and accrued expenses                          210,077         (    65,552)
                                                                     ----------          ----------

            Net cash provided by (used in) operating
             activities                                                  85,229         (    46,621)
                                                                     ----------          ----------


CASH FLOWS FROM INVESTING ACTIVITIES
   Distributions from Income Funds - Net cash
    provided by investing activities                                     32,952              45,239
                                                                     ----------          ----------


CASH FLOWS FROM FINANCING ACTIVITIES - None                               -                   -
                                                                     ----------          ----------


NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                       118,181         (     1,382)

CASH AND CASH EQUIVALENTS - BEGINNING                                    27,162              28,544
                                                                     ----------          ----------

CASH AND CASH EQUIVALENTS - ENDING                                   $  145,343          $   27,162
                                                                     ==========          ==========



See notes to consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                FEBRUARY 28, 2001
                                -----------------



1. NATURE OF BUSINESS

Commonwealth Capital Corp., through its wholly-owned subsidiary, Commonwealth of Delaware, Inc. (CDI), primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions. Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the "Income Funds") which were organized to acquire, own, and act as lessor with respect to certain computer equipment. CDI's subsidiaries include Commonwealth Capital Fund 1987-I, Inc., Commonwealth Capital Fund 1988-I, Inc., Commonwealth Capital Fund No. 3, Inc., Commonwealth Capital Fund No. 4, Inc., Commonwealth Capital Fund V, Inc., Commonwealth Capital Private Fund-I, Inc., Commonwealth Capital Fund VI, Inc., Commonwealth Capital Fund VII, Inc., Commonwealth Capital Private Fund - II, Inc., Commonwealth Capital Trustee VIII, Inc., Commonwealth Capital Trustee IX, Inc., Commonwealth Capital Trustee X, Inc., Commonwealth Capital Private Fund-III, Inc., Commonwealth Income & Growth Fund, Inc., Commonwealth Capital Private Fund IV, Inc., Commonwealth Capital Private Fund V, Inc., and Commonwealth Capital Private Fund VI, Inc. (collectively the "General Partner Subsidiaries"), Commonwealth Capital Securities Corp., Garden State Facilities Funding, Inc. (GSFF), and Commonwealth Capital Delaware Trustee, Inc.

Certain limited partnerships/trusts have been liquidated during the years ended February 28, 2001 (four entities) and February 29, 2000 (one entity).

The Company is dependent on the compensation it receives from the Income Funds. This compensation may be reduced due to the financial performance of each Income Fund. There are certain Income Funds that have deferred the payment of fees to the Company, because distributions to the limited partners were reduced because of their financial performance. If the financial performance of additional Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company would be able to continue to collect fees for services provided. No fees were waived or forgiven for the years ended February 28, 2001 or February 29, 2000.

Commission income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnerships through broker-dealer firms to their respective customers throughout the United States.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a. Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of the Company, CDI, and CDI's subsidiaries (the Company) (see Note 1). All significant intercompany transactions and balances have been eliminated. The balance sheets are presented on an unclassified basis in accordance with leasing industry practice.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                FEBRUARY 28, 2001
                                -----------------




2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   b. Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   c. Cash and Cash Equivalents

      The Company maintains its cash balances in several financial institutions. The balances in each institution are insured (up to $100,000) by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. At times, the balances may exceed federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk on cash.

      The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents. At February 28, 2001 and February 29, 2000, cash equivalents consist of a money market fund which invests in U.S. Treasury obligations.

   d. Investment in Income Funds

      The Company accounts for its 1% interests in the Income Funds by the equity method. At February 29, 2000, certain Income Funds had liabilities in excess of their assets. As the Company is obligated to fund any liabilities in excess of assets, the Company reduced its investment in Income Funds and recorded a Due to Income Funds of $61,255 at February 29, 2000, which was restored during the year ended February 28, 2001. Financial information of the Income Funds as of December 31, 2000 and 1999, is as follows:



                                                   December 31,
                                          ----------------------------
                                              2000             1999
                                          -----------      -----------

            Total assets                   $11,742,000     $18,025,000
            Nonrecourse debt                 4,524,000       7,214,000
            Other liabilities                  846,000       2,216,000
            Partners' capital                6,371,000       8,595,000
            Net loss                      (    921,757)   (  1,692,000)

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                FEBRUARY 28, 2001
                                -----------------



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   d. Investment in Income Funds (Continued)

      The Company has guaranteed the performance of certain nonmonetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds. In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries which it satisfies through noninterest-bearing demand notes. Such notes total approximately $4,166,000 at February 28, 2001 and February 29, 2000, and have been eliminated in consolidation.

      Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (4% (as defined) of the purchase price of all equipment purchased by the Income Funds), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (3% - 5% as defined) of the gross operating lease revenues of the Income Funds). Ongoing acquisition fees and equipment management fees may be increased as an indirect result of company loans.

      Approximately 79% and 58% of fee income for the years ended February 28, 2001 and February 29, 2001, was from three Income Funds.

   e. Office Furniture and Equipment

      Office furniture and equipment are stated at cost. Depreciation is provided using the declining balance method over the estimated useful lives of the assets (ranging from 5 to 7 years).

   f. Deferred Offering Costs

      Deferred offering costs represented amounts incurred by the Company for the organization of an Income Fund. These costs were recovered from the Income Fund through fees as cash proceeds were raised through the sale of Limited Partnership Units during the offering period or, if necessary, the future operations of the Income Fund. Deferred offering costs at February 29, 2000, relating to an Income Fund, expired in July, 2000.

   g. Revenue Recognition

      The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements. The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions. Interest income on minimum lease payments receivable is recognized as earned.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                FEBRUARY 28, 2001
                                -----------------




2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   (h) Income Taxes

      Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment. The tax basis of investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds. Also, for income tax reporting, the cost of property and equipment is being recovered using the methods and lives prescribed by the Internal Revenue Code.

      Deferred income tax assets are also recognized for net operating losses and investment tax credit carryforwards that are available to offset future income taxes. A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

3. LEASE COMMITMENTS

GSFF acted as lessor in a series of lease purchase transactions whereby the underlying assets were funded by investors through certificates of participation in the lease payments. All of GSFF's rights as lessor were assigned to a third-party agent which administers the collection of rentals paid by the lessee. The obligations under the certificates are nonrecourse to GSFF. Accordingly, any reduction in the minimum lease payments receivable for uncollectible accounts would result in an equal reduction of the nonrecourse obligations. Amounts outstanding at February 28, 2001 and February 29, 2000, under these leases and certificates of participation are $4,130,000 and $4,715,000, respectively, and are reflected as minimum lease payments receivable and nonrecourse obligations in the accompanying balance sheets. The certificates mature at various dates through 2011. The Company recognized interest income and interest expense in connection with these leases of $321,935 and $358,828 for the years ended February 28, 2001 and February 29, 2000, respectively.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                FEBRUARY 28, 2001
                                -----------------

3. LEASE COMMITMENTS (Continued)

Future minimum lease payments to be received as of February 28, 2001, are as follows:

          Year Ending February 28,
          ------------------------

                  2002                                $  683,324
                  2003                                   684,490
                  2004                                   678,794
                  2005                                   676,097
                  2006                                   680,759
               Thereafter                              2,130,586
                                                      ----------

                                                       5,534,050
               Less amount representing interest       1,404,050
                                                      ----------

                                                      $4,130,000
                                                      ==========

The Company leases an automobile, certain office equipment and office space under noncancelable operating leases expiring in various dates through 2006. Rent expense under all operating leases was approximately $149,000 and $155,000 for the years ended February 28, 2001 and February 29, 2000, respectively. Future minimum lease payments under noncancelable operating leases as of February 28, 2001, are as follows:

          Year Ending February 28,
          ------------------------
                  2002                                $   89,955
                  2003                                    78,866
                  2004                                    58,539
                  2005                                    61,620
                  2006                                    63,161
                                                      ----------

                                                      $  352,141
                                                      ==========


4. PROFIT SHARING PLAN

The Company has a profit sharing plan which covers substantially all of its employees. Contributions to the plan may be made at the discretion of management. Profit sharing plan contributions were $20,615 for the year ended February 28, 2001 and no contributions to the plan were made or accrued for the year ended February 29, 2000.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                FEBRUARY 28, 2001
                                -----------------

5. INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return.

The Company has net operating loss carryforwards of approximately $537,000 and investment tax credit carryforwards of approximately $52,000 available to reduce future federal income taxes. If not used, the carryforwards will expire as follows:

                                             Net Operating      Investment
          Year Ending February 28,               Losses         Tax Credits
          ------------------------           -------------      -----------

                  2002                         $                $   52,000
                  2019                            135,000
                  2020                            452,000
                                               ----------       ----------

                                               $  587,000       $   52,000
                                               ==========       ==========

The Company also has net operating loss carryforwards of approximately $4,325,000 available to reduce future Pennsylvania state income taxes. If not used, the carryforwards will expire as follows:

          Year Ending February 28,
          ------------------------
                  2006                         $  108,000
                  2007                            638,000
                  2008                            962,000
                  2009                            899,000
                  2010                          1,086,000
                  2011                            632,000
                                               ----------

                                               $4,325,000
                                               ==========

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   -------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                FEBRUARY 28, 2001
                                -----------------



5. INCOME TAXES (Continued)

At February 28, 2001 and February 29, 2000, the cumulative temporary differences resulted in net deferred tax assets or liabilities consisting primarily of:

                                                      February 28,           February 29,
                                                           2001                   2000
                                                      ------------           ------------
   Deferred tax assets:
      Other                                            $    3,000             $    4,500
      Investment tax credit carryforwards                  52,000                109,000
      Net operating loss carryforwards                    485,000                465,000

      Less valuation allowance                        (   463,300)           (   483,900)
                                                       ----------             ----------

         Deferred tax assets, net                          76,700                 94,600
                                                       ----------             ----------

   Deferred tax liabilities:
      Investment in Income Funds                      (    76,000)           (    94,200)
      Office furniture and equipment                  (       700)           (       400)
                                                       ----------             ----------

         Deferred tax liabilities, net                (    76,700)           (    94,600)
                                                       ----------             ----------

   Net deferred tax assets (liabilities)               $    -                 $    -
                                                       ==========             ==========


The valuation allowance was increased (decreased) by ($20,600) and $146,000, respectively, for the years ended February 28, 2001 and February 29, 2000.


6. SUPPLEMENTAL CASH FLOW INFORMATION

Other noncash activities associated with lease transactions:

                                                           Year Ended         Year Ended
                                                          February 28,       February 29,
                                                              2001               2000
                                                          ------------       ------------
   Reduction of minimum lease receivable
    and repayment of nonrecourse obligation
    associated with direct payment made by
    lessee to bank                                        $  585,000         $  545,000
                                                          ==========         ==========

   Other noncash activities associated with
    investment in income funds
         Increase (decrease) in due to income funds      ($   61,255)       ($    2,127)
                                                          ==========         ==========

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                     ---------------------------------------
                      (An Indirect Wholly-Owned Subsidiary
                         of Commonwealth Capital Corp.)

                                FEBRUARY 28, 2001
                                -----------------





                                TABLE OF CONTENTS
                                -----------------




                                                                       PAGE
                                                                       ----


INDEPENDENT AUDITOR'S REPORT                                           F-19


BALANCE SHEET                                                          F-20


NOTES TO BALANCE SHEET                                                 F-21

                          INDEPENDENT AUDITOR'S REPORT




Stockholder
Commonwealth Income & Growth Fund, Inc.



         We have audited the accompanying balance sheet of COMMONWEALTH INCOME & GROWTH FUND, INC. (An indirect wholly-owned subsidiary of Commonwealth Capital Corp.) as of February 28, 2001. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.


         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund, Inc. as of February 28, 2001, in conformity with generally accepted accounting principles.




                                                        FISHBEIN & COMPANY, P.C.



April 5, 2001

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                     ---------------------------------------
                      (An Indirect Wholly-Owned Subsidiary
                         of Commonwealth Capital Corp.)

                                  BALANCE SHEET
                                  -------------

                                FEBRUARY 28, 2001
                                -----------------




                                     ASSETS
                                     ------




Cash                                                             $    9,732

Due from parent                                                      84,203

Investment in Partnerships                                            3,000
                                                                 ----------


                                                                 $   96,935
                                                                 ==========



                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------



LIABILITIES
   Due to Income Funds                                           $   95,835
                                                                 ----------


STOCKHOLDER'S EQUITY
   Common stock - No par value
    Authorized 1,000 shares
     Issued and outstanding 100 shares                                1,000
   Additional paid-in capital                                     1,000,100
                                                                 ----------

                                                                  1,001,100
   Less note receivable                                          (1,000,000)
                                                                 ----------

                                                                      1,100
                                                                 ----------
                                                                 $   96,935
                                                                 ==========

See notes to balance sheet.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                     ---------------------------------------
                      (An Indirect Wholly-Owned Subsidiary
                         of Commonwealth Capital Corp.)

                             NOTES TO BALANCE SHEET
                             ----------------------

                                FEBRUARY 28, 2001
                                -----------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Nature of Business

   Commonwealth Income & Growth Fund, Inc. (the Company) is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. which is a wholly-owned subsidiary of Commonwealth Capital Corp. (CCC). The Company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions. The Company is the sole General Partner of Commonwealth Income & Growth Fund I, Commonwealth Income & Growth Fund II, and Commonwealth Income & Growth Fund III, all Pennsylvania limited partnerships (the "Partnerships").

   CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000. The note receivable is reflected on the accompanying balance sheet as a reduction of the Company's equity.

   The Company's operations are included in the consolidated federal income tax return of CCC.

b. Use of Estimates

   The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


2. INVESTMENT IN PARTNERSHIPS

   The Company contributed $3,000 in cash to the Partnerships for its general partner interests. The Company may, at its sole discretion, purchase a limited partnership interest in the Partnerships ("Units") for an additional capital contribution of $20 per Unit with a minimum investment of 125 units.


3. RELATED PARTY TRANSACTIONS

   The Company and its affiliates receive substantial fees and compensation in connection with the offering of Units and the management of the Partnerships' assets. The Company pays expenses to CCC equal to the fees collected from the Partnerships.

                                    TABLE II










                            PRIOR PERFORMANCE TABLES

                           COMMONWEALTH CAPITAL CORP.
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             As of December 31, 2000
                                    (Table 1)

                                                  Commonwealth         Commonwealth         Commonwealth
                                                 INCOME & GROWTH      INCOME & GROWTH      INCOME & GROWTH
                                                     FUND III             FUND II              FUND I
                                                 ---------------      ---------------      ---------------
Offering Information:
Amount offered (maximum)                           $15,000,000          $15,000,000         $15,000,000
Dollar Amount Sold                                   3,023,569            9,235,185          12,623,682
(1) Dealer/Manager Expenses                            272,121              831,167           1,136,131
(2) Offering/Organizational Expenses                    90,707              277,056             378,710
Net Proceeds Available                               2,660,741            8,126,962          11,108,841
Total Equipment Purchases:
Equipment purchased with cash                        2,587,638            2,054,799          14,226,053
Equipment financed                                   1,542,397            6,223,859          12,447,940
Rent paid to original lessor in lieu of cash            66,529               54,944             344,326
Obligation incurred in connection to leased
equipment                                                    -              502,721           1,421,857

                                                     4,196,564            8,836,323          28,440,176


% of Equipment financed as of
   December 31, 2000                                     36.8%                70.4%               43.8%
(3) Initial Acquisition Fees (%)                          3.4%                 3.4%                3.4%
Date Offering Commenced                               07/25/97             05/12/95            12/17/93
Date Offering Completed                               07/27/00             05/12/97            05/11/95
Average Initial Term of Leases (in months)                  33                   33                  32
Months from closing to invest 90%                            2                  N/A                   5


(1) Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2) Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for perspective books and the guarantee fee.
(3) Fees were paid to the General Partner/Management Trustee at fund closing. Prior performance is not indicative of future performance

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

The following table sets forth certain information concerning all the compensation earned by the General Partner and its Affiliates for three private equipment leasing programs and two public equipment leasing programs sponsored by the General Partner and Affiliates which closed in the most recent three years. Amounts are from two sources: (1) proceeds from the offering and (2) gross revenues. Amounts for operations are cumulative.

                           COMMONWEALTH CAPITAL CORP.
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                             As of December 31, 2000
                                   (TABLE II)

                                                      Commonwealth            Commonwealth           Commonwealth
                                                     INCOME & GROWTH         INCOME & GROWTH        INCOME & GROWTH
                                                         FUND III                 FUND II                FUND I
                                                     ----------------        ---------------         --------------
Date offering commenced                                  07/25/97                 05/12/95              12/17/93
Dollar amount raised                                   $3,023,569               $9,235,185           $12,623,153
Amount paid from the proceeds of
offering, reinvestment and/or debt:
Initial Acquisition Fee                                   102,835                  270,553               426,473
Organizational Fee                                         31,747                  241,482               140,869
Cash generated from operations before
deducting payments to the General Partner
and Affiliates                                            939,141                4,524,364            10,199,052
Amount paid to the General Partner
and Affiliates from operations:
Equipment Management Fee                                  125,551                  662,311             1,283,316
Acquisition Fee                                           167,337                  313,911               675,880
Finance Fee                                                15,597                   58,698               117,566
Dollar amount of equipment sales and
refinancing before deducting payments to
the General Partner and Affiliates                         59,654                1,374,337             3,031,571
Amount paid to the General Partner and
Affiliates from equipment sales and
refinancing                                                 1,790                   41,230                90,946


Prior performance is not indicative of future performance.

                       COMMONWEALTH INCOME & GROWTH FUND I
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                   (Table III)
        For the Years Ended December 31, 1996, 1997, 1998, 1999, and 2000

                                              1996            1997             1998                1999                2000
                                            --------        --------         --------            ---------           ---------
Computation of Net Income
Months of Operations                               12              12               12                  12                  12
Gross Revenues                            $ 5,995,142     $ 5,229,664      $ 4,620,771         $ 3,005,189         $ 1,797,061
Less: Operating Expenses                       80,883         111,263          175,833             261,038             192,622
Equipment Management Fee                      295,420         259,757          226,367             149,675              89,517
Depreciation and Amortization               5,895,531       5,219,396        4,280,185           2,808,781           1,475,744
Interest expense                              311,247         348,681          272,640             105,223              22,242
Uncollectible accounts receivable                   -               -                -              50,000             103,818
Loss on sale of computer equipment            691,808         196,690                -             108,640             118,397
Net Loss - GAAP Basis                     (1,319,747)       (906,123)        (334,254)           (478,168)           (205,279)

Federal Taxable Income                    (1,726,506)     (1,574,024)         (36,794)           (310,551)             293,334
Cash Distributions - GAAP Basis           (1,275,467)     (1,275,467)      (1,275,467)           (959,043)         (1,031,324)
Computation of Cash Flows Net Loss
Net income (loss)                         (1,319,747)       (906,123)        (334,254)           (478,168)           (205,279)
Adjustments to Reconcile Net Loss to
Net Cash Provided by Operating
Activities:
Depreciation and Amortization               5,895,531       5,219,396        4,280,185           2,808,801           1,475,744
Loss (gain) on sale of equipment              691,808         196,690         (71,682)             108,640             118,397
Other Non-Cash Activities Included in
the Determination of Net Loss*            (2,689,616)     (2,848,893)      (3,094,256)         (1,706,647)           (649,145)
Net Change in Operating Assets and
Liabilities                                  (52,325)          85,384         (23,125)              19,188           (226,314)
Net Cash Provided by Operating
Activities                                  2,525,651       1,746,454          756,868             751,814             513,403
Capital Expenditures                      (1,035,293)     (1,347,809)        (544,691)           (160,935)                   -
Net proceeds from sale of equipment           748,241         347,654          893,739             590,355             365,210
Accounts Payable - CCC                       (22,222)           1,823          (1,823)                   -                   -
Payment of Equipment Payable                  (9,624)       (195,864)                -                   -                   -
Equipment Acquisition Fees Paid to
the General Partner                         (156,616)       (213,186)         (39,699)             (6,468)                   -
Net Cash Used in Investing Activities       (475,514)     (1,407,382)          307,526             422,952             365,210
Partners' Contributions                             -               -                -                   -                   -
Offering Costs                                      -               -                -                   -                   -
Advance to Commonwealth Capital Corp.               -               -           22,000                   -                   -
Proceeds from short-term note payable               -               -           78,804                   -                   -
Distributions to Partners                 (1,275,467)     (1,275,467)      (1,275,467)           (959,043)         (1,031,324)
Debt placement fee                           (33,713)        (30,141)          (4,425)                   -                   -
Net Cash Provided by Financing
Activities                                (1,309,180)     (1,305,608)      (1,179,088)           (959,043)         (1,031,324)
Net Increase in Cash                          740,957       (966,536)        (114,694)             215,723           (152,711)
Cash at Beginning of Year                     341,838       1,082,795          116,259               1,565             217,288
Cash at End of Year                         1,082,795         116,259            1,565             217,288              64,577
Investment Data Per $ 1,000
Investment
Net Loss - GAAP Basis                           (104)            (72)             (26)                (38)                (16)
Federal Taxable Income to Investors             (138)           (125)              (3)                (25)                  23
Cash Distributions to Investors -
GAAP Basis                                      (100)           (101)            (100)                (75)                (81)
Return of Capital to Investors - GAAP
Basis                                             100             101              100                  75                  81

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior Performance is not indicative of future performance

                      COMMONWEALTH INCOME & GROWTH FUND II
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                   (Table III)
        For the Years Ended December 31, 1996, 1997, 1998, 1999, and 2000

                                             1996           1997             1998               1999               2000
                                           --------       --------         --------           --------           --------
Computation of Net Income
Months of Operations                             12             12                12                  12                 12
Gross Revenues                           $1,194,114     $2,540,007        $4,245,660          $4,624,903         $4,117,170
Less: Operating Expenses                     56,707        163,749           135,840             232,565            241,150
Equipment Management Fee                     56,184        122,233           210,643             229,900            221,768
Depreciation and Amortization             1,081,953      2,246,801         4,128,899           4,235,207          3,679,550
Interest expense                                  -         37,106           204,022             298,121            160,897
Uncollectible accounts receivable                 -              -                 -                   -             45,000
Loss on sale of computer equipment                -         31,955                 -               8,447            138,014
Net Loss - GAAP Basis                         (730)          7,224         (229,722)            (72,769)           (25,298)

Federal Taxable Income                      257,899        534,897           307,210             443,920          (196,957)
Cash Distributions - GAAP Basis           (608,045)      (908,714)         (932,964)           (891,690)          (923,546)
Computation of Cash Flows Net Loss
Net income (loss)                             (730)       (61,837)         (433,744)           (379,337)          (369,209)
Adjustments to Reconcile Net Loss
to Net Cash Provided by Operating
Activities:
Depreciation and Amortization             1,081,953      2,246,801         4,128,899           4,235,207          3,679,550
Loss (gain) on sale of equipment                  -         31,955             (493)               8,447            138,014
Other Non-Cash Activities Included
in the Determination of Net Loss*           (4,290)      (416,823)       (1,558,644)         (2,626,791)        (2,381,576)
Net Change in Operating Assets and
Liabilities                               (127,550)        157,053         (212,165)           (156,165)          (209,975)
Net Cash Provided by Operating
Activities                                  949,383      1,957,149         1,923,853           1,081,396            856,804
Capital Expenditures                    (1,777,488)    (4,179,080)       (1,701,559)           (254,787)           (98,453)
Net proceeds from sale of equipment               -         10,585           851,607              50,106            431,394
Equipment Acquisition Fees Paid to
the General Partner                       (147,448)      (202,760)         (222,916)            (57,407)           (33,588)
Net Cash Used in Investing
Activities                              (1,924,936)    (4,371,255)       (1,072,868)           (262,088)            299,353
Partners' Contributions                   4,371,440      1,185,785                 -                   -                  -
Offering Costs                            (487,266)      (129,680)                 -                   -                  -
Distributions to Partners                 (608,045)      (908,714)         (932,964)           (891,690)          (923,546)
Debt placement fee                                -       (27,470)          (39,980)            (11,503)            (7,215)
Net Cash Provided by Financing
Activities                                3,726,129        119,921         (972,944)           (903,193)          (930,761)
Net Increase in Cash                      2,300,576    (2,294,185)         (121,959)            (83,885)            225,396
Cash at Beginning of Year                   251,776      2,552,352           258,167             136,208             52,323
Cash at End of Year                       2,552,352        258,167           136,208              52,323            277,719
Investment Data Per $ 1,000
Investment
Net Loss - GAAP Basis                           (0)            (7)              (47)                (41)               (40)
Federal Taxable Income to Investors              29             58                33                  48               (21)
Cash Distributions to Investors -
GAAP Basis                                     (65)           (97)             (100)                (96)               (99)
Return of Capital to Investors -                 65             97               100                  96                 99
GAAP Basis

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior Performance is not indicative of future performance

                      COMMONWEALTH INCOME & GROWTH FUND III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                   (Table III)
                     Program inception to December 31, 2000

                                                      1998               1999               2000
                                                    --------           --------           --------
Computation of Net Income
Months of Operations                                     11*                  12                 12
Gross Revenues                                      $344,046            $953,958         $1,262,989
Less: Operating Expenses                              43,632             275,066            223,838
Equipment Management Fee                              15,313              46,893             63,345
Depreciation and Amortization                        263,267             885,463            970,882
Interest expense                                         584              55,270             64,205
Uncollectible accounts receivable                          -                   -                  -
Loss on sale of computer equipment                         -                   -            120,596
Net Loss - GAAP Basis                                 18,250           (308,734)          (179,877)

Federal Taxable Income                               160,671              20,307           (41,168)
Cash Distributions - GAAP Basis                    (166,451)           (227,995)          (302,898)
Computation of Cash Flows Net Loss
Net income (loss)                                     18,250           (308,734)          (179,877)
Adjustments to Reconcile Net Loss to Net
Cash Provided by Operating Activities:
Depreciation and Amortization                        263,267             885,463            970,882
Loss (gain) on sale of equipment                           -                   -            120,596
Other Non-Cash Activities Included in the
Determination of Net Loss**                         (10,454)           (318,386)          (497,722)
Net Change in Operating Assets and
Liabilities                                              755            (49,097)           (81,303)
Net Cash Provided by Operating Activities            271,818             209,246            332,526
Capital Expenditures                             (1,448,552)           (730,316)          (408,770)
Net proceeds from sale of equipment                        -                   -             57,864
Equipment Acquisition Fees Paid to the
General Partner                                     (72,527)            (66,279)           (28,531)
Net Cash Used in Investing Activities            (1,521,079)           (796,595)          (379,437)
Partners' Contributions                            2,142,340             515,849            364,878
Offering Costs paid to affiliate                   (192,856)            (46,426)           (32,829)
Offering Costs paid to the General Partner          (41,785)            (10,060)            (7,115)
Distributions to Partners                          (166,451)           (227,995)          (302,898)
Proceeds from note payable                            13,706                   -                  -
Debt placement fee                                         -            (12,386)            (3,211)
Net Cash Provided by Financing Activities          1,754,954             218,982             18,815
Net Increase in Cash                                 505,693           (368,367)           (28,096)
Cash at Beginning of Year                              1,500             507,193            138,826
Cash at End of Year                                  507,193             138,826            110,730
Investment Data Per $ 1,000 Investment
Net Loss - GAAP Basis                                      9               (116)               (59)
Federal Taxable Income to Investors                       75                   8               (14)
Cash Distributions to Investors - GAAP
Basis                                                   (77)                (85)               (99)
Return of Capital to Investors - GAAP                     77                  85                 99
Basis

*  Commencement Date is 01/27/98.

** The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.


Prior Performance is not indicative of future performance

                       COMMONWEALTH INCOME & GROWTH FUND I
                                 EQUIPMENT SALES
                FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 2000
                             (Table V) - PAGE 1 of 2

                                                                                                    Year              Year
                                                                            Equipment                of                of
     Manufacturer                       Equipment Type                     Description          Acquisition         Disposal
     ------------                       --------------                     -----------          -----------         --------
           STK               50%-(1) 9200-XN3, 9210-A21, 9210-C21          Disk Array              1995               1998
           STK               50%-(1) 9200-XN3, 9210-A21, 9210-C21          Disk Array              1995               1998
           STK                        (1) 9200-XN3, 6172                   Disk Array              1995               1998
           SGI               33%-(1) 4XR10000, (4) WB-TWO250H14             Server                 1995               1998
           SGI               33%-(1) 4XR10000, (4) WB-TWO250H14             Server                 1995               1998
           SUN                          (1) SUNSPARC 1000                   Server                 1994               1998
           IBM                           (2) 3829-001                      Disk Array              1995               1998
           IBM                           (2) 3829-001                      Disk Array              1995               1998
           STK                    (2) 9200-XJ3, (2) 9210-A21               Disk Array              1995               1998
           STK             25%-9200-XJ3,9210-A21, 9210-B11, 9210-C21       Disk Array              1995               1998
           STK             25%-9200-XJ3,9210-A21, 9210-B11, 9210-C21       Disk Array              1995               1998
           IBM                          (375) 4230-5S3                      Printer                1995               1998
           STK             25%-9200-XJ3,9210-A21, 9210-B11, 9210-C21       Disk Array              1995               1998
           STK                     (2) 9200-XJ3, (2) 9210-A21              Disk Array              1995               1998
           SUN                    (17) SPARC 20, (1) Printer               Workstation             1994               1998
           SUN                    (17) SPARC 20, (1) Printer               Workstation             1994               1998
           IBM                           (375) 4230-5S3                      Printer               1995               1998
           EMC                  50%-(1) 3200-9024, 3200-9016               Disk Array              1995               1998
           EMC                  50%-(1) 3200-9024, 3200-9016               Disk Array              1995               1998
           SUN              (4) SUNSPARC 2000, (1) SUNSPARC 400, (1)         Server                1994               1998
                                         FEATURE X655A
           SUN                     (22) SPARC 5, (10) SPARC 20             Workstation             1994               1998
           EMC                    50%-(1) 3200-9024, 3200-9016             Disk Array              1995               1998
           STK           25%-9200-XJ3, 9210-A21, 9210-B11, 9210-C21        Disk Array              1995               1998
           HP                55%-(101) HP9000-C110,(2) HP900-D350/2        Workstation             1997               1999
           STK                              50%-(20) 9490-                 Tape Drive              1996               1999
                         M32,4415,3T,3T22,2511,9415,9414,(3)9416
           IBM                             3445-1210                       Tape Library            1996               1999
           STK                            (8) 9490-M34                     Tape Drive              1995               1999
           IBM                            50%-3900-DW1                      Printer                1995               2000
           HP                          50%-(9)HP9000-J200                  Workstation             1996               2000
           LEX               (5)OPTRA RT+,(7) OPTRA N24,(4)OPTRA R+           Server               1997               2000
           LEX                (80) N240,(4) OPTRA C, (10) OPTRA RT         Laser Printer           1996               2000
           STK                 50%-(4) 4490-M30 UPGR,(2) 4490-M34          Tape Drive              1995               2000
                                       UPGR,(6)9490-M34
           STK                55%-STK Tape libraries,STK Redwd, STK        Tape Drive              1996               2000
                                          Timberline
           IBM                          20% (6) 9032-003                  Escon Director           1997               2000
           IBM                            (2) 9032-003                    Escon Director           1997               2000
           IBM                      (3) 3745-61A,(3) 3746-900             Comm Controller          1997               2000

                       COMMONWEALTH INCOME & GROWTH FUND I
                                 EQUIPMENT SALES
                FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 2000
                             (Table V) - PAGE 2 of 2

                 Original                   Net                      Net                    GAAP                    Federal
               Acquisition                  Book                   Proceeds                  Net                    Taxable
                   Cost                     Value                  Received              Gain/(Loss)            Net Gain/(Loss)
               -----------                 -------                 --------              -----------           ----------------
               $236,640                    $21,593                 $11,250               $(10,343)                  $(45,453)
                582,671                    133,529                  67,761                (67,123)                   (73,210)
                238,671                    104,419                  11,167                (93,252)                   (84,256)
                      -                          -                   3,956                   3,956                    (6,953)
                271,074                     50,826                  58,000                   7,174                    (3,991)
                572,152                          -                  13,500                  13,500                        258
                 53,396                          -                   1,875                   1,875                    (7,561)
              1,064,930                    332,791                 667,818                 236,722                     59,745
                 53,396                          -                   3,650                   3,650                   (11,654)
                572,152                     21,646                  20,900                   (746)                    (4,652)
                 45,228                      3,769                   3,000                   (811)                   (12,456)
                      -                          -                   2,224                   2,224                    (3,974)
                146,753                   (31,091)                  12,490                  43,581                     11,358
                116,371                     24,517                  41,375                  16,858                      1,452
                334,056                     84,730                  59,400                (25,330)                   (44,139)
                146,753                     64,205                  13,700                (50,504)                   (51,455)
                 53,396                     11,124                   1,375                 (9,749)                   (18,142)
                872,253                    291,901                  21,230               (336,401)                  (373,677)
                779,676                    146,189                 172,625                   4,944                   (41,322)
                216,419                     76,648                  81,500                   2,407                  (147,167)
              1,452,140                          -                 232,000                 220,410                   (92,680)
                      -                          -                   7,000                   6,790                   (20,045)
                157,635                          -                     630                     611                   (25,462)
                 94,605                     19,709                  65,600                  43,923                     37,538
                497,477                     21,821                  65,600                  11,811                   (18,651)
                490,100                          -                  60,500                  57,985                    (8,361)
                249,473                          -                   7,700                   7,469                   (47,405)
                307,982                     76,996                  67,196                (11,816)                   (24,665)
                455,473                    161,313                  36,000               (126,393)                   (74,219)
              1,191,555                    173,768                  67,000               (108,778)                  (105,924)

                      COMMONWEALTH INCOME & GROWTH FUND II
                                 EQUIPMENT SALES
                FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 2000
                                    (Table V)

                                                                                                   Year              Year
                                                                              Equipment             of                of
     Manufacturer                        Equipment Type                      Description        Acquisition        Disposal
     ------------                        --------------                      -----------        -----------        --------
          STK            (1) 9200 - XN3, (1) 6172, (1) 9220 - A42, (1)
                         9220 - B22                                         Disk Array             1995              1998
          STK            (1) 9200 - XN3, (1) 6172, (1) 9220 - A42           Disk Array             1995              1998
          STK            (1) 4410 - 001, (2) 4480 - M24, (2) 4480 - M20,
                         (1) 9490 - M34                                    Drive Timberline        1996              1998
          IBM            (50) 4028 - NS1                                     Printer               1996              1998
          IBM            (325) 4230 - 5S3                                    Printer               1996              1998
          DEC            Alpha Server 2100A 5/250                            Server                1996              1999
          DEC            Alpha Server 2100A 5/250                            Server                1996              1999
          STK            (3) 9490 - M34                                   Drive Timberline         1996              2000
          SGI            (1) Onyx Infinite Reality DS                         Server               1996              2000
          HP             (20) HP C180                                        Workstation           1997              2000
          STK            (4) 4490 - M30 UPGR, (2) 4490 - M34 UPGR, (6)
                         9490 - M34                                       Drive Timberline         1995              2000
          IBM            (8) 9032 - 003                                    Escon Director          1997              2000
          STK            (9) 9490 - M34                                   Drive Timberline         1997              2000

              Original                      Net                      Net                  GAAP                      Federal
             Acquisition                    Book                   Proceeds                Net                      Taxable
                Cost                       Value                   Received            Gain/(Loss)              Net Gain/(Loss)
             -----------                  --------                 --------            -----------              ---------------
             $787,196                     $180,399                 $85,000             $(97,099)                   $(101,540)
              582,671                      133,529                  67,761              (67,123)                     (75,844)
              383,553                      135,842                 169,512                33,670                        5,614
               79,900                       29,962                  28,909               (1,053)                      (4,963)
              990,357                      371,384                 568,562               132,099                       29,774
              200,869                       48,004                  42,826               (6,503)                     (47,198)
               39,406                        9,006                   7,280               (1,994)                     (10,673)
              405,628                       25,352                  39,000                11,698                     (71,928)
              263,498                       27,448                   8,500              (19,203)                     (76,249)
              351,736                       79,775                   3,385              (76,491)                    (152,184)
              490,110                            -                  60,500                57,985                        (561)
              831,382                      225,349                 177,196              (53,468)                    (199,716)
            1,268,909                      211,485                 161,000              (58,535)                    (345,144)

                      COMMONWEALTH INCOME & GROWTH FUND III
                                 EQUIPMENT SALES
                FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 2000
                                    (Table V)

                                                                                            Year                    Year
                                                               Equipment                     of                      of
       Manufacturer               Equipment Type              Description               Acquisition               Disposal
       ------------              ----------------             -----------               -----------               --------
            STK                (5) STK 9490 - M34            Timberline Drive               1998                    2000


         Original                      Net                        Net                       GAAP                   Federal
        Acquisition                    Book                    Proceeds                      Net                    Taxable
           Cost                       Value                    Received                   Gain/(Loss)          Net Gain/(Loss)
        -----------                 --------                   --------                   -----------          ---------------
        $407,908                    $178,461                    $59,564                    $(120,596)           $(196,669.00)

                       Commonwealth Income & Growth Fund I
                        Summary of Equipment Acquisitions
                For the three year period ended December 31, 2000
                            (Table VI) - PAGE 1 of 2


     Manufacturer                Equipment Type                     Equipment Description          Year of Acquisition
     ------------                --------------                     ---------------------          -------------------
       IBM                     (3) 3490-A20, 3490-B40                     Tape Drive                     1994
       STK                          (8) 9490-M34                          Tape Drive                     1995
       IBM                           3900-DW1                               Printer                      1995
     SIEMENS                        (2) 2240-004                            Printer                      1995
       PYR                          (2) Nile 150                            Server                       1995
       STK                     (4) 4490-M30 UPGR, (2)                     Tape Drive                     1996
        HP                        (9) HP9000-J200                         Workstation                    1996
       IBM                     (2) 3745-31A, 3746-900                   Comm Controller                  1996
       STK           (20) 9490-M32, 4415, 3T, 3T22, 2511, 9415,           Tape Drive                     1996
                                   9414, (3) 9416
       STK                         (20) 9490-M-32                         Tape Drive                     1996
        HP                 (18) HP9000-C110, HP9000-D250                  Workstation                    1998
       IBM                     (2) 3995-133, 3995-113                   Optical Storage                  1996
       LEX             (80) N240, (4) OPTRA C, (10) OPTRA RT              Laser Printer                  1996
       IBM                           3445-1210                            Tape Library                   1996
       STK                          (7) 9490-M34                          Tape Drive                     1997
       STK            STK Libraries, STK Redwd, STK Timberline            Tape Drive                     1996
        HP              (101) HP9000-C110, (2) HP9000-D350/2              Workstation                    1997
       IBM                   (3) 3745-61A, (3) 3746-900                 Comm Controller                  1997
       LEX           (5) OPTRA RT+, (7) OPTRA N24, (4) OPTRA R+             Server                       1997
        HP                       3900-DW1, 3900-DW2                         Printer                      1997
       SUN                           SUN E3000                              Server                       1997
       SGI                        SGI Workstations                        Workstation                    1997
       SUN                         (2) SUN E5000                            Server                       1997
       SUN                      Upgrade to SUN E5000                        Server                       1997
       IBM                          (2) 9032-003                         Escon Director                  1997
       IBM                          (6) 9032-003                         Escon Director                  1998
       SUN                        SUN 6000 Server                           Server                       1997
       SUN                     Enterprise 3000 Server                       Server                       1997
       SUN                     Enterprise 3500 Server                       Server                       1998
       IBM                              3590                                Tape Drive                   1998
       CIS                          Cisco Router                            Routers                      1999
       SUN                          SUNE E-4000                             Server                       1999

                       Commonwealth Income & Growth Fund I
                        Summary of Equipment Acquisitions
                For the three year period ended December 31, 2000
                            (Table VI) - PAGE 2 of 2


                                                                                        Obligations         Total Equipment
    Manufacturer               Cash            Rent in Lieu          Debt Assumed        Incurred               Cost
    ------------               ----            ------------          ------------       -----------          --------------
       IBM                  $379,682                 -                        -              -              $  379,682
       STK                   260,000                 -               $1,192,140              -               1,452,140
       IBM                   343,010                 -                        -              -                 343,010
     SIEMENS                 459,592                 -                        -              -                 459,592
       PYR                    59,555                 -                  529,732              -                 589,287
       STK                   490,110                 -                        -              -                 490,110
        HP                    22,222                 -                  135,412              -                 157,634
       IBM                    64,986                 -                  119,397              -                 184,383
       STK                   258,474                 -                  521,203              -                 779,677
       STK                   205,951                 -                  498,018              -                 703,968
        HP                    61,110                 -                  349,965              -                 411,075
       IBM                    60,105                 -                  226,431              -                 286,536
       LEX                   117,090                 -                  380,387              -                 497,477
       IBM                   216,419                 -                        -              -                 216,419
       STK                   205,269                 -                  333,260              -                 538,529
       STK                   253,799                 -                  744,092              -                 997,891
        HP                   245,827                 -                  686,664              -                 932,491
       IBM                   221,027                 -                  970,528              -               1,191,555
       LEX                    94,605                 -                        -              -                  94,605
        HP                   117,000                 -                  343,490              -                 460,490
       SUN                   148,492                 -                        -              -                 148,492
       SGI                   126,621                 -                  695,834              -                 822,455
       SUN                    49,982                 -                  181,569              -                 231,551
       SUN                    14,491                 -                        -              -                  14,491
       IBM                    95,793                 -                  359,680              -                 455,473
       IBM                    75,167                 -                  232,816              -                 307,983
       SUN                   274,774                 -                        -              -                 274,774
       SUN                    45,892                 -                        -              -                  45,892
       SUN                    49,505                 -                        -              -                  49,505
       IBM                    90,250                 -                  209,582              -                 299,832
       CIS                    38,948                 -                        -              -                  38,948
       SUN                   122,750                 -                        -              -                 122,750

Prior performance is not indicative of future performance.

                      COMMONWEALTH INCOME & GROWTH FUND II
                        SUMMARY OF EQUIPMENT ACQUISITIONS
                FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 2000
                            (TABLE VI) - PAGE 1 of 4

   Manufacturer                    Equipment Type                     Equipment Description       Year of Acquisition
   ------------                    --------------                     ---------------------       -------------------
       STK           (4) 4490-M30 UPGR, (2) 4490-M34 UPGR, (6)         Drive Timberline                   1995
                                      9490-M34
       IBM               3490-A20 w/ (4) 3312,(2) 3490-B40                Drive-3490                      1996
       STK                          (3) 9490-M34                       Drive Timberline                   1996
       DEC                    Alpha Server 2100A 5/250                       Server                       1996
       DEC                    Alpha Server 2100A 5/250                       Server                       1996
        HP                        (13) HP9000-C110                         Workstation                    1996
       SGI                    Onyx Infinite Reality DS                       Server                       1996
       IBM                          3900 DW1/DW2                             Printer                      1997
       IBM                         (38) 3130-02D                             Printer                      1997
       IBM                          (8) 3900-OW1                             Printer                      1997
       SUN                        SUN E6000 Server                           Server                       1997
       SUN                    Upgrade-SUN E6000 Server                       Server                       1997
        HP                   (20) HP C180 Workstations                    Workstation                     1997
       STK                          (9) 9490-M34                        Drive Timberline                  1997
       IBM                   (2) 3745-31A, (2) 3746-900                  IBM Controller                   1997
       SUN                    (2) ES 3000 SUN Servers                        Server                       1997
       SGI                        SGI Workstations                         Workstation                    1997
       IBM                          (2) 9032-003                         Escon Director                   1997
       IBM                          (6) 9032-003                         Escon Director                   1997
       SUN                      (2) Sun 3000 Servers                         Server                       1998
       SUN                      (3) Sun 450 Servers                          Server                       1998
       STK                         (2) 9490 - M34                        Drive Timberline                 1998
       SUN                        Sun 6000 Server                            Server                       1998
       STK                    STK Redwood Tape Drives                     Drive-Redwood                   1998
       STK                    STK Redwood Tape Drives                     Drive-Redwood                   1998
       IBM                       4 Escon Directors                       Escon Director                   1998
       IBM                       4 Escon Directors                       Escon Director                   1998
       IBM                              3590                               Tape Drive                     1998
       SUN                     Enterprise 4500 Server                        Server                       1998
       IBM                           RS6000-H50                            Workstation                    1999
       IBM                           RS6000-H50                            Workstation                    1999
       FORE                           ASX 1000                             Comm Switch                    1999
      CISCO                        Cisco Routers                             Routers                      1999
      CISCO                      (5) Catalyst 5500                           Routers                      1999
      NORTEL                     Nortel DJ 1401E11                         Comm Switch                    1999
      EPSON                          EOSIB EKO                               Display                      1999
       STK                            9730-001                            Tape Library                    1999

   Manufacturer                    Equipment Type                     Equipment Description       Year of Acquisition
   ------------                    --------------                     ---------------------       -------------------
     LEXMARK                       20T2040-Optra                             Printer                      2000
      CISCO                (2) 3640 4-Slot Modular Router                    Routers                      2000
     LEXMARK                          Rollo 67                          Paper Roll System                 2000
       IBM                  IBM 8476-50U Netfinity 3000                      Server                       2000
       IBM                        (2) Workstations                        Workstations                    2000
       DELL                (3) Servers / (&) Workstation               Server/Workstation                 2000
       DELL                            Server                                Server                       2000
       DELL                            Server                                Server                       2000
       DELL                            Server                                Server                       2000
       DELL                (2) Servers / (24) Workstations             Server/Workstation                 2000
       DELL                      (20) Workstations                        Workstations                    2000
        HP                         (13) Printers                             Printer                      2000
      METRIX                        (3) Servers                              Server                       2000
      METRIX                           Server                                Server                       2000
       DELL                         Workstation                            Workstation                    2000
       DELL                (3) Servers / (2) Workstations                  Workstation                    2000
       DELL                         Workstation                        Server/Workstation                 2000
      MICRO                  Server w/ (9) workstations                    Workstation                    2000
      MICRO                       (2) Workstations                     Server/Workstation                 2000
      COMPAQ                           Server                                Server                       2000
       DELL                       (4) Workstations                         Workstation                    2000
        HP                       Server/Workstation                    Server/Workstation                 2000
        HP                            Printer                                Printer                      2000
        HP                            Printer                                Printer                      2000
       DELL                         Workstation                            Workstation                    2000
       DELL                         Workstation                            Workstation                    2000
       DELL                         Workstation                            Workstation                    2000
       DELL                            Server                                Server                       2000
       DELL                         Workstation                            Workstation                    2000
       DELL                         Workstation                            Workstation                    2000
       DELL                      (10) Workstations                         Workstation                    2000
       DELL                       (1) Workstations                         Workstation                    2000
       DELL                       (8) Workstations                         Workstation                    2000
       DELL                       (9) Workstations                         Workstation                    2000
       DELL                       (9) Workstations                         Workstation                    2000
       DELL                       (5) Workstations                         Workstation                    2000
       DELL                      (12) Workstations                         Workstation                    2000
       DELL                      (10) Workstations                         Workstation                    2000
       DELL                      (10) Workstations                         Workstation                    2000
       DELL            Server, (3) Workstation, (2) Printers           Server/Workstation                 2000

                                                                                      Obligations       Total Equipment
    Manufacturer              Cash            Rent in Lieu         Debt Assumed         Incurred              Cost
    ------------              ----            ------------         ------------       -----------       ---------------
       STK                  $490,110               -                         -             -               $  490,110
       IBM                   178,673               -                         -             -                  178,673
       STK                   405,628               -                         -             -                  405,628
       DEC                   204,781               -                         -             -                  204,781
       DEC                    40,928               -                         -             -                   40,928
        HP                   304,718               -                         -             -                  304,718
       SGI                   263,498               -                         -             -                  263,498
       IBM                   477,466               -                         -             -                  477,466
       IBM                   600,000               -                         -             -                  600,000
       IBM                 1,542,485               -                         -             -                1,542,485
       SUN                   461,207               -                         -             -                  461,207
       SUN                    69,559               -                         -             -                   69,559
        HP                   362,615               -                         -             -                  362,615
       STK                   253,296               -                $1,015,612             -                1,268,909
       IBM                   260,517               -                   517,937             -                  778,454
       SUN                    25,314               -                   129,651             -                  154,965
       SGI                   126,621               -                   695,834             -                  822,455
       IBM                   126,658               -                   396,741             -                  523,399
       IBM                    75,167               -                   232,816             -                  307,983
       SUN                    33,226               -                   212,642             -                  245,868
       SUN                    55,139               -                   188,395             -                  244,584
       STK                    51,103               -                   143,169             -                  194,272
       SUN                    71,366               -                   395,580             -                  466,946
       STK                    66,410               -                   208,684             -                  275,094
       STK                    44,276               -                         -             -                  183,396
       IBM                   356,523               -                   869,261             -                1,225,784
       IBM                   347,493               -                   965,374             -                1,312,867
       IBM                   308,750               -                   717,884             -                1,026,634
       SUN                   120,701               -                         -             -                  120,701
       IBM                    71,891               -                   488,730             -                  560,621
       IBM                    18,123               -                   120,025             -                  138,149
       FORE                   16,288               -                         -             -                   16,288
      CISCO                   60,403               -                   352,596             -                  413,000
      CISCO                   64,189               -                         -             -                   64,189
      NORTEL                  15,279               -                    94,049             -                  109,328
      EPSON                   11,325               -                    81,677             -                   93,002
       STK                    19,449               -                         -             -                   19,449



                                                                                       Obligations       Total Equipment
    Manufacturer               Cash       Rent in Lieu              Debt Assumed        Incurred                Cost
    ------------               ----       ------------              ------------       -----------       ---------------
     LEXMARK                 $20,976             -                     $136,524             -                 $157,500
      CISCO                    2,180             -                       20,424             -                   22,604
     LEXMARK                   1,636             -                       16,785             -                   18,422
       IBM                       885             -                        9,122             -                   10,006
       IBM                       454             -                        4,042             -                    4,495
       DELL                    4,247             -                       42,452             -                   46,698
       DELL                      359             -                        2,936             -                    3,295
       DELL                      560             -                        4,593             -                    5,153
       DELL                    1,520             -                       12,449             -                   13,969
       DELL                    3,569             -                       30,508             -                   34,077
       DELL                    2,630             -                       22,973             -                   25,603
        HP                     1,284             -                       10,509             -                   11,793
      METRIX                     746             -                        7,182             -                    7,928
      METRIX                     202             -                        1,933             -                    2,135
       DELL                      273             -                        2,317             -                    2,590
       DELL                      237             -                        2,060             -                    2,297
       DELL                      941             -                        8,410             -                    9,351
      MICRO                      236             -                        2,250             -                    2,486
      MICRO                    2,398             -                       23,446             -                   25,845
      COMPAQ                     258             -                        2,605             -                    2,863
       DELL                    1,693             -                       17,523             -                   19,215
        HP                       465             -                        4,260             -                    4,725
        HP                       440             -                        4,095             -                    4,535
        HP                       318             -                        3,231             -                    3,549
       DELL                      697             -                        6,635             -                    7,332
       DELL                    2,913             -                       27,489             -                   30,402
       DELL                    1,194             -                       11,595             -                   12,790
       DELL                    1,063             -                        9,971             -                   11,034
       DELL                    2,392             -                       24,329             -                   26,721
       DELL                    1,594             -                       16,220             -                   17,814
       DELL                    2,657             -                       27,033             -                   29,690
       DELL                      266             -                        2,703             -                    2,969
       DELL                    2,126             -                       21,626             -                   23,752
       DELL                    2,657             -                       27,723             -                   30,380
       DELL                    2,126             -                       22,179             -                   24,304
       DELL                    2,392             -                       24,951             -                   27,342
       DELL                    1,329             -                       13,862             -                   15,190
       DELL                    3,189             -                       33,268             -                   36,457
       DELL                    2,657             -                       27,723             -                   30,380
       DELL                    1,032             -                       10,785             -                   11,187


                      Commonwealth Income & Growth Fund III
                        Summary of Equipment Acquisitions
                For the three year period ended December 31, 2000
                            (Table VI) - PAGE 1 of 2

    Manufacturer                   Equipment Type                      Equipment Description       Year of Acquisition
    ------------                   --------------                      ---------------------       -------------------
       SUN                       (12) Workstations                         Workstation                    1998
       SUN                        (30) Sun Servers                           Server                       1998
       SUN                        (4) Sun Servers                            Server                       1998
       SUN                         (1) Sun Server                            Server                       1998
       SUN                       Additional Memory                           Server                       1998
       STK                        (5) STK 9490-M34                    Timberline Tape Drive               1998
       IBM                     Upgrade 3745,3746 FEA                     IBM Controller                   1998
       IBM                     Upgrade 3745 features                     IBM Controller                   1998
       DEC                   (2) DEC Alpha 4100 Servers                      Server                       1999
       IBM                          RS6000 H-50                            Workstation                    1999
       IBM                          RS6000 H-50                            Workstation                    1999
       CIS                       (5) Catalyst 5500                           Routers                      1999
       SUN                          Server 6500                              Server                       1999
       IBM                        Escon Directors                           Directors                     1999
       CIS                         Cisc0 Routers                             Router                       1999
       SUN                     Sun Ultra Workstation                       Workstation                    1999
       FORE                           ASX 100                             Comm. Switch                    1999
       FORE                           ASX 100                             Comm. Switch                    1999
       FORE                           ASX 100                             Comm. Switch                    1999
      CISCO                        Cisco Routers                             Routers                      2000
      Compaq                 (2) 100745-003 (2) 295636                     Workstation                    2000
      Compaq              (2) PS/550 (2) Smart 3200 Array                  Workstation                    2000
      Compaq                    P3, 3200 Smart Array                       Workstation                    1999
      Compaq                           P3550                                 Server                       1999
      Compaq                    Proliant Smart Array                       Controller                     2000
    Printronix                 (24) P505E (23) PL5428                        Printer                      2000
    Tektronix                      Scope Monitor                          Scope Monitor                   2000
     Lexmark                     W810DIV, (4) 1200N                          Printer                      2000
    Baynetwork                         Router                                Router                       2000
     Lexmark                 (20) 20T2040, (20) 11KO688                      Printer                      2000

                      Commonwealth Income & Growth Fund III
                        Summary of Equipment Acquisitions
                For the three year period ended December 31, 2000
                            (Table VI) - PAGE 2 of 2


                                                                                        Obligations       Total Equipment
   Manufacturer               Cash           Rent in Lieu           Debt Assumed         Incurred              Cost
   ------------               ----           ------------           ------------        -----------        --------------
       SUN                  $139,596               -                          -               -              $139,596
       SUN                   445,714               -                          -               -               445,714
       SUN                   252,681               -                          -               -               252,681
       SUN                   131,470               -                          -               -               131,470
       SUN                    40,382               -                          -               -                40,382
       STK                   407,908               -                          -               -               407,908
       IBM                    18,392               -                          -               -                18,392
       IBM                    18,392               -                          -               -                18,392
       DEC                   140,857               -                          -               -               140,857
       IBM                    24,252               -                   $163,146               -               187,398
       IBM                    47,927               -                    325,820               -               373,747
       CIS                   154,053               -                          -               -               154,053
       SUN                    27,973               -                    152,380               -               180,353
       IBM                   111,690               -                    632,907               -               744,597
       CIS                   140,579               -                          -               -               140,579
       SUN                    24,342               -                          -               -                24,342
       FORE                   16,288               -                          -               -                16,288
       FORE                      804               -                          -               -                   804


Prior performance is not indicative of future performance.

                  ANY SUPPLEMENTS AND/OR STICKERS WHICH UPDATE
             THIS PROSPECTUS ARE CONTAINED ON THE INSIDE BACK COVER.




Please be advised that any information represented that is not contained in this prospectus has not been authorized by the partnership, the general partner or the dealer manager. If any material change in the prospectus occurs, this prospectus will be appropriately amended or supplemented. The use of forecasts in this offering is also prohibited and not permitted.





                         SUPPLEMENT FOR TEXAS INVESTORS

         Although this partnership uses the work "Growth" in its title, the assets to be acquired by the partnership will not appreciate in value and will in fact lose value rapidly after acquisition. By using the term "Growth," the sponsor of this partnership means that the sponsor will purchase additional equipment with money that otherwise could be distributed to investors as a return on their investment.

You should rely only on the information contained in
this prospectus. We have not authorized anyone to
provide you with information different from that
contained in this prospectus. You should carefully
review and consider this information before making
your investment decision. Neither the delivery of this                                COMMONWEALTH INCOME
prospectus nor any sale made hereunder shall under any                                  & GROWTH FUND IV
circumstances create an implication that there has
been no change in the affairs of the partnership since
the date hereof. However, if any material change
occurs while this prospectus is required by law to be
delivered, this prospectus will be amended or
supplemented accordingly.


Table of Contents                             Page Number
Prospectus Summary................................ 1
Risk Factors...................................... 4
Estimated Use of Proceeds........................ 13
Management....................................... 14
Responsibilities of the General Partner.......... 15
Investment Objectives and Policies............... 17
Compensation To the General
    Partner and Affiliates....................... 24                                        [LOGO]
Conflicts Of Interest............................ 26                                      Commonwealth
Prior Offerings By Affiliates.................... 28                                Capital Securities Corp.
Transferability of Units......................... 31                          1160 West Swedesford Road, Suite 340
Distributions and Allocations.................... 33                               Berwyn, Pennsylvania 19312
United States Federal Income                                                              1-800-497-4554
    Tax Considerations........................... 35
ERISA Considerations............................. 56
Management's Discussion of Certain
    Financial Data............................... 59
Partnership Agreement Summary.....................60
Investor Suitability Standards................... 64
Plan of Distribution............................. 67
Reports to Limited Partners...................... 69
Legal Matters.................................... 70
Experts.......................................... 70
Where You Can Find
     Additional Information...................... 71
Subscription Agreement....................Appendix I
Partnership Agreement....................Appendix II
Selected Financial Data......................Table I
Prior Performance Tables....................Table II
Supplements........................Inside Back Cover

===================================================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

          Securities and Exchange Commission Registration Fee                   $   3,750.00
          National Association of Securities Dealers, Inc. Filing Fee           $   2,000.00
          Blue Sky fees and expenses                                            $  17,500.00
          Printing Costs                                                        $  25,000.00
          Legal fees and expenses                                               $  30,000.00
          Miscellaneous                                                         $ 173,500.00
            Total                                                               $ 251,750.00

----------

         Except for the SEC Registration Fee and the NASD Filing Fee, the amounts listed above are estimates.

Item 14.  Indemnification of Directors and Officers.

         The Registrant's Agreement of Limited Partnership contains certain indemnification provisions for the benefit of the General Partner and its officers, directors and employees. Reference is made to "Responsibilities of the General Partner" and "Summary of the Partnership Agreement" in the Prospectus included in this Registration Statement for a summary of such provisions and to the Agreement of Limited Partnership which is filed as an exhibit to this Registration Statement.

Item 15.  Recent Sales of Unregistered Securities.

         On or about April 20, 2001, the Registrant sold a limited partnership interest to Kimberly A. Springsteen, the initial limited partner of the Partnership, for $500.00 paid in cash. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits

         1.1      Form of Dealer Manager Agreement
         3.1      Certificate of Limited Partnership
         3.2 Agreement of Limited Partnership (incorporated herein by reference to Appendix I to the Prospectus)
         5.1      Opinion of Reed Smith LLP as to legality of the Units
         8.1      Opinion of Reed Smith LLP as to tax matters
         10.1     Form of Participating Broker Agreement
         10.2     Form of Escrow Agreement
         23.1     Consent of Fishbein & Company
         23.2     Consent of BDO Seidman
         23.3     Consent of Reed Smith LLP (included in Exhibit 5.1 and 8.1)
         24.1 Power of Attorney (included on the signature page to this registration statement)

(b)   Financial Statements Included in the Prospectus

         Commonwealth Income & Growth Fund IV
                  Report of Independent Auditors
                  Balance Sheet at April 11, 2001
                  Notes to Balance Sheet

         Commonwealth Income & Growth Fund, Inc.
                  Report of Independent Auditors
                  Balance Sheet at February 28, 2001
                  Notes to Balance Sheets

         Commonwealth Capital Corp.
                  Report of Independent Auditors
                  Consolidated Balance Sheets at February 28, 2001 and
                    February 29, 2000 Consolidated Statements of Operations and
                  Retained Earnings for the Years ended February 28,
                    2001 and February 29, 2000
                  Consolidated Statements of Cash Flows for the Years ended
                    February 28, 2001 and February 29, 2000
                  Notes to Consolidated Financial Statements

         All Schedules have been omitted as the required information is presented in the balance sheet or related notes.

Item 17.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on June 7, 2001.

                                            COMMONWEALTH INCOME & GROWTH FUND IV
                                            a Pennsylvania Limited Partnership

                                            By:   COMMONWEALTH INCOME & GROWTH
                                                  FUND, INC., General Partner


                                            By: /s/ George S. Springsteen
                                                --------------------------------
                                                George S. Springsteen, President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly A. Springsteen and George S. Springsteen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                                           Title                          Date
 ---------                                           -----                          -----
/s/ George S. Springsteen                   Chairman of the Board and           June 7, 2001
------------------------------------        President of Commonwealth
George S. Springsteen                       Income & Growth Fund, Inc.
                                            (Principal Executive Officer)


/s/ Kimberly A. Springsteen                 Executive Vice President,           June 7, 2001
------------------------------------        Chief Operating Officer and
Kimberly A. Springsteen                     Secretary of Commonwealth
                                            Income & Growth Fund, Inc.



/s/ Salvatore R. Barila                     Assistant Vice President and        June 7, 2001
------------------------------------        Controller of Commonwealth
Salvatore R. Barila                         Income & Growth Fund, Inc.
                                            (Chief Financial Officer)


/s/ Henry J. Abbott                         Vice President of Commonwealth      June 7, 2001
------------------------------------        Income & Growth Fund, Inc.
Henry J. Abbott


                                  EXHIBIT INDEX



Exhibit No.                Exhibit Descripton
-----------                ------------------

  1.1               Form of Dealer Manager Agreement
  3.1               Certificate of Limited Partnership
  3.2 Agreement of Limited Partnership (incorporated herein by reference to Appendix I to the Prospectus)
  5.1               Opinion of Reed Smith LLP as to legality of the Units
  8.1               Opinion of Reed Smith LLP as to tax matters
  10.1              Form of Participating Broker Agreement
  10.2              Form of Escrow Agreement
  23.1              Consent of Fishbein & Company
  23.2              Consent of BDO Seidman
  23.3              Consent of Reed Smith LLP (included in Exhibit 5.1 and 8.1)
  24.1 Power of Attorney (included on the signature page to this Registration Statement)